Exhibit 99.2

Frontier Communications Corporate Services Inc.

Savings and Security Plan

for Mid-Atlantic Associates

(As Amended and Restated Effective January 1, 2012)

[Subject to Approval by the Internal Revenue Service]

Savings and Security Plan

for Mid-Atlantic Associates

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Contents

14.3 Absence Due to Total Disability	55
14.3.1 Period of Short-Term Disability	55
14.3.2 Long-Term Disability	55
14.3.3 Accident Disability	55

14.4 Qualified Military Service	56

15. CHANGE OF STATUS; REASSIGNMENT TO BELLCORE; ROLLOVERS; PLAN TO PLAN ASSET TRANSFERS	57

15.1 Assignment to Salaried Status	57

15.2 Assignment to Non-Salaried Status	57

15.3 Assignment to Bellcore	57

15.4 Asset Transfer to Bellcore Plan	57

15.5 Former Participants in Bellcore Savings Plan	57

15.6 Trust-to-Trust Transfers to this Plan	58

15.7 Asset Transfers from this Plan	58

15.8 Rollovers	58

15.9 Transfers to and From Verizon Companies which are Employing Companies under the Verizon Savings and Security Plan for New York and New England Associates (“Verizon North Company”)	59
15.9.1 Transfers to a Verizon North Company	59
15.9.2 Transfers from a Verizon North Company	59

15.10 Other Trust-to-Trust Transfers to this Plan	59

15.11 Treatment of Transferred Amounts	59
15.11.1 Protected Benefits	59
15.11.2 Distribution Restrictions	60
15.11.3 Transferred Roth Contributions	60
15.11.4 Vesting	60

16. SUSPENSION OF CONTRIBUTIONS	61

16.1 Suspension of Contributions	61

16.2 Resumption of Contributions	61

16.3 Effects of Suspension	61

17. DESIGNATION OF BENEFICIARIES	62

17.1 Lump Sum Payable Upon Death	62

17.2 Rights of Spouse On Date of Death	62

17.3 No Beneficiary Designation on File	62

17.4 Death of Beneficiary	62

17.5 Form of Beneficiary Designation	62

17.6 Disclaimer of Beneficiary Interest	63

18. BENEFITS NOT ASSIGNABLE	64

19. EXPENSES	65

19.1 Securities Transaction Costs	65

19.2 Certain Plan and Trust Administration Expenses	65

19.3 Expenses Chargeable to ESOP Unallocated Shares Account	65

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1.         PURPOSE

The purpose of the Frontier Communications Corporate Services Inc. Savings and Security Plan for Mid-Atlantic Associates is to provide a convenient way for Mid-Atlantic Associates of the Company to save on a regular and long-term basis and to encourage employees to make and continue careers with the Company and other Employing Companies.

The Profit-Sharing Plan is a profit-sharing plan within the meaning of Code Section 401(a). The ESOP is both a stock bonus plan and an employee stock ownership plan intended to qualify under both Code Section 401(a) and Code Section 4975(e)(7), respectively, and as such is designed to invest primarily in Company Shares. As of the Effective Date the Plan does not have an unpaid Acquisition Loan. The Profit-Sharing Plan and the ESOP together shall constitute a single plan under Treasury Regulation Section 1.414(l)-1(b)(1)

All amendments to the Plan necessary to comply with applicable requirements of the Code shall also apply to any and all plans previously merged into the Plan, if any. The provisions of this Plan shall be effective as of the Effective Date; provided that when a provision of the Plan states an effective date other than the Effective Date or a provision of the Plan is required to have an earlier or later effective date by applicable law or regulation, such stated or required effective date shall apply as to that provision.

Effective as of the Effective Date, a portion of the Verizon Communications Plan was spun off to form the Plan. Appendix II to the Plan includes provisions reflecting such spinoff.

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2.         DEFINITIONS

For the purposes of the Plan the following terms shall have the following meanings unless the context clearly indicates otherwise or the words and phrases are given different meanings. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.

Account

Account shall mean one or more of a Participating Employee’s or Inactive Participant’s Accounts.

Accounts

Accounts shall mean a Participating Employee’s or Inactive Participant’s Basic Tax-Deferred Contributions Account, Basic After-Tax Contributions Account, Supplementary Tax-Deferred Contributions Account, Supplementary After-Tax Contributions Account, Employing Company Matching Allocations Account, ESOP Allocation Contribution Account, ESOP Employing Company Matching Allocations Account, and “Pension Contribution Account” under Section 27 (“Pension Accounts for CCR Employees”). Amounts transferred to this Plan from other plans shall be credited to the account hereunder which the Retirement Investment & Administration Committee determines to be most similar to the account under the transferor plan.

Acquisition Loan

Acquisition Loan shall mean a loan or other extension of credit described in Code Section 4975(d)(3) which is used to finance the purchase of Company Shares by the Trustee or to repay a prior Acquisition Loan. Any Acquisition Loan shall provide for payments of principal and interest to be made at least annually over a definitely ascertainable number of years, determined without taking into account any possible extensions or renewal periods.

Active International Equity Fund

Active International Equity Fund shall have the meaning as set forth under the definition of Funds.

Active U.S. Equity Fund

Active U.S. Equity Fund shall have the meaning as set forth under the definition of Funds.

Active U.S. Small Capitalization Fund

Active U.S. Small Capitalization Fund shall have the meaning as set forth under the definition of Funds.

Affiliate

Affiliate shall mean any Frontier Company which is not an Employing Company.

After-Tax Contributions

After-Tax Contributions shall mean Basic After-Tax Contributions and Supplementary After-Tax Contributions.

Allocated Dividends

Allocated Dividends shall mean cash dividends on those Leveraged Shares which have been credited under Section 5.3 (“Additional Allocations”) at the time of reference to the Participating Employees’ ESOP Employing Company Matching Allocations Accounts.

Annual Additions

Annual Additions shall mean, with respect to additional Units allocated to the Account of a Participating Employee for a Limitation Year, an amount determined based on the sum of the items set forth below:

•	his Employee Contributions, Employing Company Matching Allocations, and ESOP Allocation Contributions.

If in any Limitation Year no more than one-third of the ESOP Debt Service Contributions applied to repayment of an Acquisition Loan are allocated to Highly Compensated Employees, the term “Annual Additions” shall not include amounts credited to the Participating Employee’s Account as a result of either (i) forfeitures of Company Shares under the ESOP portion of the Plan (if such

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Definitions

Shares were acquired with the proceeds of an Acquisition Loan or are attributable to other employer securities acquired with the proceeds of an Acquisition Loan), or (ii) the portion of the ESOP Debt Service Contributions used to make interest payments under an Acquisition Loan.

The fair market value of the ESOP Employing Company Matching Allocations, ESOP Share Performance Additional Allocations, and Forfeitures allocated to the Account of a Participating Employee determined as of the date such amounts are credited to the Participating Employee’s Account.

Approved Form of Timely Prior Notice

Approved Form of Timely Prior Notice means a form of notice given by a Participating Employee (or an Inactive Participant or Beneficiary, where applicable) to exercise an election to participate or an election with respect to contributions, investment directions, withdrawals, distributions, or other matters affecting one or more Accounts under this Plan. To be effective, such a notice must be delivered in a form or in a manner approved by the Plan Administrator, and must be received by the Benefit Administrator by the applicable deadline established by the Plan Administrator. The Plan Administrator may require that an Approved Form of Timely Prior Notice must be submitted solely in the form of a signed writing, or solely by electronic means of communications, or by either means, in the discretion of the Plan Administrator. The Plan Administrator shall determine, in the case of each such Approved Form of Timely Prior Notice, the applicable number of days (if any) in advance of the intended effective date which the notice must be received. In cases where an act of God prevents delivery of notice, the election specified in such notice shall not be binding upon the Plan until such time as the notice is actually received by the Benefits Administrator.

AT&T

AT&T shall mean American Telephone and Telegraph Company or its successor.

Basic After-Tax Contributions

Basic After-Tax Contributions shall mean the amount of a Participating Employee’s contributions to the Plan, which are made on an after-tax basis (for federal income tax purposes) pursuant to Section 4.1 (“Basic Contributions”), or to a union sponsored trust pursuant to Section 24 (“Provisions for Employees Who Elect to Participate in a Union-Sponsored Trust for Savings”), and which entitle the Participating Employee, if eligible under Section 3 (“Participation”), to receive ESOP Employing Company Matching Allocations.

Basic After-Tax Contributions Account

Basic After-Tax Contributions Account shall mean the account maintained for a Participating Employee or Inactive Participant to record his Basic After-Tax Contributions to the Plan, including adjustments relating thereto.

Basic Contributions

Basic Contributions shall mean Basic After-Tax Contributions and Basic Tax-Deferred Contributions.

Basic Tax-Deferred Contributions

Basic Tax-Deferred Contributions shall mean the amount of contributions made to the Plan on a tax-deferred basis (for federal income tax purposes) on a Participating Employee’s behalf pursuant to Section 4.1. (“Basic Contributions”), and as provided in Code Section 401(k), and which entitle the Participating Employee to receive ESOP Employing Company Matching Allocations.

Basic Tax-Deferred Contributions Account

Basic Tax-Deferred Contributions Account shall mean the account maintained for a Participating Employee or Inactive Participant to record his share of the Basic Tax-Deferred Contributions made to the Plan on his behalf, including adjustments relating thereto.

Basic Weekly Pay

Basic Weekly Pay shall mean the sum of the items of remuneration which are enumerated below and which are actually paid (or deemed paid in the case of the base rate of pay of an Eligible Employee of a “core” Employing Company) to an Employee who then satisfies the definition of an Eligible Employee as follows:

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Definitions

•	the base rate of pay, as determined from the Employing Company’s payroll records;

•	for Eligible Employees of a “non-reg” Employing Company, benefits under the Sickness and Accident Disability Benefit Plan for Mid-Atlantic Associates or any other short-term disability benefit plan maintained by such Employing Company;

•	for Eligible Employees of Connected Solutions Inc. (or its successor that is a Frontier Company, if applicable) technical incentive pay;

•	for Eligible Employees of Verizon Directory Services, Inc. (or its successor that is a Frontier Company, if applicable) average daily commissions, directory services commissions, CPS award payments for Eligible Employees represented by CWA;

•	the Corporate Profit Sharing (CPS) award, if and when paid; and

•	those items of pay which include the term “differential” in their description and which at the time of payment are benefit-bearing for purposes of the Supplemental Monthly Pension benefit formula under the Frontier Communications Corporate Services Inc. Pension Plan for West Virginia Associates, when paid.

The items described above shall be taken into account before reducing such pay by any Tax-Deferred Contributions under this Plan (other than a CPS award for which an Eligible Employee affirmatively elects a 100% Tax-Deferred Contribution rate under Sections 4.1 (“Basic Contributions”) and 4.2 (“Supplementary Contributions”)), without adjusting such pay to reflect any pre-tax contributions to any “cafeteria plan” as that term is defined in Code Section 125, and, effective as of the Effective Date (or such later date as agreement may be reached between the Employing Company and the Employee’s collective bargaining representative), without adjusting such pay to reflect any pre-tax contributions to any transportation fringe benefit plan within the meaning of Code Section 132(f)(4).

For each weekly pay period that an Eligible Employee of a “core” Employing Company is entitled, for all or part of such pay period, to be paid wages or a benefit under either the Sickness and Accident Disability Benefit Plan for Mid-Atlantic Associates or any other short-term disability benefit plan maintained by such Employing Company, the base rate of pay deemed paid during such weekly pay period shall be the quotient determined by dividing the Eligible Employee’s then applicable annual base rate of pay by 52.2. Effective for any weekly pay period in which amounts are received as workmen’s compensation benefits, the base weekly pay determined under the immediately preceding sentence for such weekly pay period shall be reduced by the amount of such benefits received.

No Employee Contributions shall be made for any pay period if the amount available for payment to the Eligible Employee for such pay period, after applicable tax and other withholdings and deductions as determined in accordance with the payroll practices of the Employing Company, leaves a remaining amount which is insufficient to fulfill the contribution percentage of Basic Weekly Pay which the Eligible Employee then has in effect.

The compensation of each Eligible Employee taken into account as Basic Weekly Pay under the Plan for any Plan Year shall not exceed $150,000, or such other amount as may apply under Code Section 401(a)(17) for such Plan Year. Employee Contributions shall not be made to the Plan with respect to Basic Weekly Pay in excess of this amount.

Bellcore

Bellcore shall mean Bell Communications Research, Inc. or its successor.

Bellcore Savings Plan

Bellcore Savings Plan shall mean the Bellcore Savings Plan for Salaried Employees (or its successor) or the Bellcore Savings and Security Plan (or its successor).

Beneficiary

Beneficiary shall mean the person or persons (natural or otherwise) designated by a Participating Employee or Inactive Participant in accordance with the provisions of Section 17 (“Designation of Beneficiaries”) to receive any benefit under this Plan which is occasioned by the death of the Participating Employee or Inactive Participant.

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Definitions

Benefit Administrator

Benefit Administrator means the person or entity designated by the Plan Administrator from time to time with the authority and responsibility to perform day-to-day benefit administration services for Participating Employees and Beneficiaries under the Plan.

Benefit Claims Committee

Benefit Claims Committee shall mean the benefit claims committee appointed by the Retirement Investment & Administration Committee to process and decide claims under the Plan pursuant to Section 23.4. Board, or Board of Directors

Board, or Board of Directors shall mean the Board of Directors of the Company.

Break-in-Service or One-Year Break-in-Service

For purposes of eligibility to participate in the Plan, Break-in-Service or One-Year Break-in-Service shall mean an eligibility computation period (as defined in Section 3 (“Participation”)) of twelve consecutive months during which an Employee has not completed more than 500 Hours of Service with an Employing Company or with an Affiliate.

For purposes of determining a Participating Employee’s or Inactive Participant’s vested percentage, Break-in-Service or One-Year Break-in-Service shall mean a Period of Severance of twelve consecutive months from an Employee’s Severance from Service Date to the first anniversary of such date, or from one anniversary of such date to the next subsequent anniversary of such date, during which the Employee is entitled to be credited with no Hours of Service. For both eligibility and vesting purposes, solely for purposes of determining whether a Break-in-Service has occurred, an Employee shall not be deemed to have incurred a One-Year Break-in-Service under either of the following circumstances:

•	During a leave of absence granted to an Employee in writing by an Employing Company or an Affiliate for service in the Armed Forces of the United States, provided such Employee returns to employment with the company that granted the leave within ninety days of his release from active military service, or within any shorter or longer period during which his right to reemployment is protected by applicable law; or

•	In the case of a person who is absent from work for “parental reasons,” credit shall be given for the Hours of Service the individual would have accrued but for such parental absence, or, where such hours cannot be determined, eight Hours of Service per business day shall be credited. “Parental reasons” means an absence (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual at the time of adoption of the child, or (D) for purposes of caring for any such child for a period beginning immediately after such birth or placement. The Hours of Service credited under this paragraph shall be credited (A) in the computation period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that period, or (B) in all other cases, in the following computation period. For purposes of vesting, this rule shall apply only to the period from the Employee’s Severance from Service Date to the first anniversary of such date.

Code

Code shall mean the Internal Revenue Code of 1986, as amended.

Committee or Retirement Investment & Administration Committee

Committee or Retirement Investment & Administration Committee means the committee appointed by the Board of Directors of the Company to administer the Plan pursuant to Section 23.

Company

Company means Frontier Communications Corporation, its successors and assigns. Prior to the merger of New Communications Holdings Inc. with and into Frontier Communications Corporation, the Company means New Communications Holdings Inc., its successors and assigns. Company under the Predecessor Plan meant Bell Atlantic for periods prior to July 1, 2000, and Verizon Communications, Inc., thereafter.

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Definitions

Company Shares

Company Shares shall mean securities of the Company or another Frontier Company which are “employer securities” within the meaning of Code section 409(l).

Company Shares Fund

Company Shares Fund shall have the meaning as set forth under the definition of Funds.

Compensation

Compensation shall mean all of an Employee’s “compensation” as reported in Box 1 of IRS Form W-2 and as defined in Treasury Regulation Section 1.415-2(d)(11)(i) for the taxable year that coincides with the Plan Year (or, where the context so provides, during an applicable portion of a Plan Year), plus any amount contributed by an Employing Company pursuant to a salary reduction agreement that complies with Code Section 125, 402(e)(3), 402(h), or 403(b), and any amount not includible in gross income by reason of Code Section 132(f)(4). The Compensation of each Eligible Employee taken into account under the Plan for any Plan Year shall not exceed $150,000, or such other amount as may apply under Code Section 401(a)(17) for such Plan Year.

CWA Employee

CWA Employee shall mean an Employee whose terms and conditions of employment are determined in accordance with a collective bargaining agreement with the Communications Workers of America.

Effective Date

Effective Date shall mean the “Distribution Date” as defined by the Distribution Agreement by and between Verizon Communications Inc. and New Communications Holdings Inc. dated as of May 13, 2009.

Eligible Employee

Eligible Employee shall mean any Non-Salaried Employee of an Employing Company who has satisfied the requirements of Section 3 (“Participation”), other than a Rehired Associate Retiree; provided, however, that an Employee shall not be treated as having the status of an “Eligible Employee” for purposes of this Plan if the Employee is then (a) an individual hired by a Frontier Company under the terms of a written agreement which characterizes the individual as an independent contractor, consultant, or otherwise as a person who is not treated by a Frontier Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination or holding relating to such status or tax withholding; or (b) an individual who renders services to a Frontier Company under circumstances in which his or her wages or remuneration is paid by a third party service provider or temporary service agency, regardless of any governmental or judicial determination or holding which characterizes the individual as an employee of a Frontier Company.

Employee

Employee means an individual who is a common law employee of a Frontier Company. An individual who is not a common law employee of a Frontier Company shall be deemed to be an Employee of such company if the individual is a Leased Employee to whom Code Section 414(n)(5) does not apply.

Employee Contributions

Employee Contributions shall include Basic and Supplementary Tax-Deferred Contributions, and Basic and Supplementary After-Tax Contributions.

Employing Company

Employing Company shall mean any company included on Appendix I and any other Frontier Company which, by action of its board of directors, subject to the approval of the Retirement Investment & Administration Committee, elects to participate in the Plan.

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Definitions

Employing Company Matching Allocations

Employing Company Matching Allocations shall mean the matching amount, measured with respect to a Participating Employee’s Basic Contributions, which was allocated to a Participating Employee’s Employing Company Matching Allocations Account under the Verizon Communications Plan, from time to time on one or more monthly Valuation Dates prior to January 1, 1990 and which was transferred to the Plan.

Employing Company Matching Allocations Account

Employing Company Matching Allocations Account means the account maintained for a Participating Employee or Inactive Participant to record (i) the Employing Company Matching Allocations made on his behalf prior to January 1, 1990 under the Verizon Communciations Plan and transferred to the Plan, (ii) rollover contributions contributed at any time, and (iii) account balances which were previously forfeited and which are reinstated in connection with a restoral payment at any time.

Employing Company Matching Percentage

Employing Company Matching Percentage means the percentage of an eligible Participating Employee’s Basic Contributions to the Plan for a given month which the Employee’s Employing Company will cause to be matched in the form of ESOP Employing Company Matching Allocations. The Employing Company Matching Percentage shall be 82%, except as set forth below.

•	For Eligible Employees of Connected Solutions Inc. (or its successor that is a Frontier Company, if applicable) the Employing Company Matching Percentage shall be 60%.

•	If a matching contribution is made for a payroll period during the term of a collective bargaining agreement, and the collective bargaining agreement specifies a different Employing Company Matching Percentage for the collective bargaining unit to which the Eligible Employee belongs, the Employing Company Matching Percentage specified in the collective bargaining agreement shall be the “Employing Company Matching Percentage “ with respect to the Eligible Employee.

Enrollment Date

Enrollment Date shall mean a periodic date, occurring not less frequently than monthly and not more frequently than daily, on which new enrollments in the Plan are made effective, in a manner which is determined by the Benefit Administrator to be administratively practicable.

ERISA

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

ESOP

ESOP shall mean the portion of the Plan that is intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

ESOP Allocation Contributions

ESOP Allocation Contributions shall mean the top-up contributions made by the Employing Companies to the Trust pursuant to Section 5.1.2 (“ESOP Allocation Contributions”), which are intended to be used to ensure that the ESOP Employing Company Matching Allocation obligations are satisfied, to the extent that those obligations are not fully satisfied from Leveraged Shares released as a consequence of the repayment of one or more Acquisition Loans.

ESOP Allocation Contributions Account

ESOP Allocation Contributions Account shall mean the account maintained for a Participating Employee or Inactive Participant to record ESOP Allocation Contributions made to the Plan on his behalf.

ESOP Debt Service Contributions

ESOP Debt Service Contributions shall mean contributions by the Employing Companies to the Trust which are intended to be used (with any earnings thereon) to repay principal, interest, and any premiums or other administrative expenses, under the terms of one or more Acquisition Loans.

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Definitions

ESOP Employing Company Matching Allocations

ESOP Employing Company Matching Allocations shall mean the matching amount, measured with respect to a Participating Employee’s Basic Contributions to the Plan, which is allocated to a Participating Employee’s ESOP Employing Company Matching Allocations Account, from time to time on one or more Valuation Dates pursuant to Section 5.2 (“ESOP Employing Company Matching Allocations”).

ESOP Employing Company Matching Allocations Account

ESOP Employing Company Matching Allocations Account shall mean the account maintained for a Participating Employee or Inactive Participant to record ESOP Employing Company Matching Allocations and any ESOP Share Performance Additional Allocations made to the Plan on his behalf.

ESOP Intermediate Holding Account

ESOP Intermediate Holding Account shall mean the account which shall hold Leveraged Shares which have been released from the ESOP Unallocated Shares Account but which are not yet allocated to Participating Employees’ ESOP Employing Company Matching Allocations Accounts.

ESOP Released/Allocated Account

ESOP Released/Allocated Account shall mean an account which holds Leveraged Shares released from the ESOP Unallocated Shares Account which have been allocated to Participating Employees’ ESOP Employing Company Matching Allocation Accounts.

ESOP Share Performance Additional Allocations

ESOP Share Performance Additional Allocations shall mean a number of Units representing Leveraged Shares which may be allocated to the ESOP Employing Company Matching Allocations Accounts of certain Participating Employees in the amount, and under the circumstances, stated in Section 5.3 (“Additional Allocations”) of the Plan.

ESOP Unallocated Shares Account

ESOP Unallocated Shares Account shall mean the account under which Leveraged Shares are held as Plan assets which are not then allocated to the Account of any specific Participating Employee, pending the release and allocation of such assets to credit Participating Employee ESOP Employing Company Matching Allocations Accounts.

Excess 401(k) Contributions

Excess 401(k) Contributions shall mean, with respect to each Plan Year, the amount of Tax-Deferred Contributions for a Highly Compensated Eligible Employee which exceeds the limits set forth in Code Section 401(k)(3) and applicable Treasury Regulations. The amount of a Highly Compensated Eligible Employee’s Excess 401(k) Contributions shall be determined as follows: The Highly Compensated Eligible Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Eligible Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code Section 401(k)(3) and Treasury Regulation § 1.401(k)-1(b) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Eligible Employees are reduced for a Plan Year pursuant to this process is the amount of Excess 401(k) Contributions for the Plan Year. Excess 401(k) Contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Eligible Employee with the largest dollar amount of Tax-Deferred Contributions for the Plan Year the dollar amount necessary to reduce the dollar amount of his Tax-Deferred Contributions to that of the Highly Compensated Eligible Employee with the next-largest dollar amount of Tax-Deferred Contributions for the Plan Year, and continuing in the same manner until all Excess 401(k) Contributions for the Plan Year have been allocated.

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Definitions

Excess 401(m) Contributions

Excess 401(m) Contributions shall mean, with respect to each Plan Year, the amount of After Tax Contributions, ESOP Employing Company Matching Allocations and ESOP Share Performance Additional Allocations for a Highly Compensated Eligible Employee which exceeds the limits set forth in Section 6.2 (“Limitations on After-Tax Contributions, ESOP Employing Company Matching Allocations and Additional Allocations”). The amount of a Highly Compensated Eligible Employee’s Excess 401(m) Contributions shall be determined as follows: The Highly Compensated Eligible Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Eligible Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code Section 401(m) and Treasury Regulation § 1.401(m) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Eligible Employees are reduced for a Plan Year pursuant to this process is the amount of Excess 401(m) Contributions for the Plan Year. Excess 401(m) Contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Eligible Employee with the largest dollar amount of applicable contributions for the Plan Year the dollar amount necessary to reduce the dollar amount of such contributions to that of the Highly Compensated Eligible Employee with the next-largest dollar amount of such contributions for the Plan Year, and continuing in the same manner until all Excess 401(m) Contributions for the Plan Year have been allocated.

Forfeiture

Forfeiture shall mean that portion of a Participating Employee’s or Inactive Participant’s Employing Company Matching Allocations Account and ESOP Employing Company Matching Allocations Account that is forfeited in accordance with Section 7 (“Vesting; Application of Forfeitures”) and Section 10 (“Distribution and Withdrawal”) due to incomplete vesting at termination of employment or in connection with compliance with the limitations described in Section 6 (“Limitations on Contributions”).

Frontier Company

Frontier Company shall mean the Company or any direct or indirect subsidiary or company which is included as a member with the Company in a controlled group of corporations (as defined by Code Section 414(b)), an affiliated service group (as defined under Code Section 414(m)), or group of trades or businesses under common control (as defined under Code Section 414(c)), or which is otherwise required to be aggregated with the Company pursuant to Code Section 414(o) and regulations thereunder. The term “Frontier Company” shall apply to an entity described in this paragraph only for the period of time during which the entity is, in fact, affiliated with the Company in the manner described herein.

Funds

Funds shall mean any of the investment funds described below:

•	Active International Equity Fund shall mean an investment fund under the Plan, substantially all of the assets of which are invested in a portfolio of publicly-traded non-U.S. company stocks in developed and emerging market countries and other investments of a short-term nature, including, but not limited to, futures purchased pending the selection and purchase of other investments of the type described in this paragraph or pending Plan distributions, as the Trustee or an Investment Manager in its discretion may choose.

•	Active U.S. Equity Fund shall mean an investment fund under the Plan, substantially all of the assets of which are invested in a portfolio of publicly-traded U.S. stocks including, but not limited to, futures purchased pending the selection and purchase of other investments of the type described in this paragraph or pending Plan distributions, as the Trustee or an Investment Manager in its discretion may choose.

•	Institutional Government Money Market Portfolio shall mean an investment fund under the Plan, substantially all of the assets of which are invested in obligations of the U.S. Government or its agencies, obligations guaranteed or insured by the U.S. Government or its

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Definitions

agencies and repurchase agreements collateralized by such obligations (either directly or indirectly through commingled funds) and other investments of a short-term nature, purchased pending the selection and purchase of other investments of the type described in this paragraph or pending Plan distributions, as the Trustee or an Investment Manager in its discretion may choose.

•	Passive International Equity Index Fund shall mean an investment fund under the Plan, substantially all of the assets of which are invested, directly or indirectly, in a portfolio of stocks of companies in countries outside of the U.S. designed to track the Morgan Stanley Capital International Europe Australia Far East Index, weighted by gross domestic product, net dividends and other investments of a short-term nature, including, but not limited to, futures purchased pending the selection and purchase of other investments of the type described in this paragraph or pending Plan distributions, as the Trustee or an Investment Manager in its discretion may choose.

•	Passive U.S. Equity Index Fund shall mean an investment fund under the Plan, substantially all of the assets of which are invested, directly or indirectly, in a portfolio of publicly-traded U.S. stocks designed to track the Standard & Poors 500 Stock Index and other investments of a short-term nature including, but not limited to, futures purchased pending the selection and purchase of other investments of the type described in this paragraph or pending Plan distributions, as the Trustee or Investment Manager in its discretion may choose.

•	Active U.S. Small Capitalization Fund shall mean an investment fund under the Plan, substantially all of the assets of which are invested in a portfolio of publicly-traded U.S. stocks designed to track the Russell 2000 Index and other investments of a short-term nature including, but not limited to, futures purchased pending the selection and purchase of other investments of the type described in this paragraph or pending Plan distributions, as the Trustee or an Investment Manager in its discretion may choose.

•	Verizon Shares Fund shall mean an investment fund under the Plan, substantially all of the assets of which are invested in Verizon Shares, including Verizon Shares received from the Verizon Communications Plan pursuant to Appendix II. A separate Verizon Shares Fund shall be maintained for amounts transferred to the Plan from the Verizon Communications Plan and attributable to amounts transferred to the Verizon Communications Plan from the PAYSOP under Section 26 (“Transfer of Accounts from Bell Atlantic Employee Stock Ownership Plan”). A Participating Employee shall be allowed to direct the investment of the portion of his Account invested in the Verizon Shares Fund, including amounts attributable to Employing Company Matching Allocations made prior to the Effective Date, out of such Fund in accordance with the provisions of Section 8.1. A Participating Employee shall not be allowed to direct the investment of any portion of his Account or future contributions into the Verizon Shares Fund.

•	Company Shares Fund shall mean a Fund under the Plan, substantially all of the assets of which are invested in Company Shares.

The Funds shall also include the Conservative Strategy Portfolio, the Conservative Growth Strategy Portfolio, the Moderate Growth Strategy Portfolio, the Long-Term Growth Strategy Portfolio, the Aggressive Growth Strategy Portfolio, the PIMCO Real Return Bond Fund-Class I, the Fidelity REIT Collective Pool, the PIMCO Total Return Fund-Class I, the Clipper Fund, the Fidelity Diversified International Fund, the Fidelity Dividend Growth Fund, the Fidelity Magellan Fund, and the TCW Galileo Select Equities Fund-Class I, subject to the deletion or addition of funds in accordance with Sections 8, 12 and 20 of the Plan and to any requirement for collective bargaining.

Government Money Market Fund

Government Money Market Fund shall have the meaning as set forth under the definition of Funds.

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Definitions

Highly Compensated Eligible Employees

Highly Compensated Eligible Employees shall mean those Eligible Employees who, on a given testing date, are Highly Compensated Employees.

Highly Compensated Employees

Highly Compensated Employees shall include highly compensated active employees and highly compensated former employees within the meaning of Code Section 414(q) and the regulations thereunder.

A highly compensated active employee shall mean any Employee who performs service for a Frontier Company at any time during a Plan Year (the “Determination Year”) and who either:

•	during the Plan Year immediately preceding the Determination Year (the “Look-Back Year”) received Compensation in excess of $80,000, as adjusted pursuant to Code Section 415(d); or

•	during either the Determination Year or the Look-Back Year was an Employee (including persons aggregated with the Employee) who owned 5% or more of the common stock of the Company.

A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the Determination Year, performs no service for any Frontier Company during the Determination Year, and was a Highly Compensated Employee for an applicable year, specifically, either the separation year or any determination year ending on or after the Employee’s 55th birthday.

Hour of Service

Hour of Service shall mean an hour described under any of the following subsections:

•	Performance of Duties. Each actual hour for which an Employee is paid or entitled to be paid by a Frontier Company, for the performance of duties as an employee of such company.

•	Nonworking Paid Time. Each hour for which an Employee is paid or entitled to be paid by a Frontier Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff (under circumstances not constituting a termination of employment), jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performed no duties for such a company; and provided further that no credit shall be given for periods during which the only remuneration paid or due is under a severance pay plan or a plan providing for medical care or reimbursement of medically related expenses incurred by the Employee.

•	Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Frontier Company; provided, however, Hours of Service credited under paragraphs (a), (b) and (c) above shall not be double credited by operation of this paragraph.

•	Pre-Acquisition or Other Prior Service. Each Hour of Service credited to an Employee under the terms of the Predecessor Plan or for the purposes stated in Appendix II of the Plan.

•	Equivalencies. For counting Hours of Service for purposes of determining eligibility to participate under the Plan, 45 Hours of Service shall be credited for each week in which the Employee is entitled to at least one Hour of Service. Service for vesting purposes shall be based upon elapsed time.

•	Miscellaneous Rules. The Plan Administrator, with advice of counsel, may adopt methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years in accordance with Regulations Section 2530.200b-2(b) and (c) promulgated by the Secretary of Labor which are incorporated by reference into the Plan. Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by an Employing Company while on such leave shall be credited with Hours of Service as required by Sections 2021-2027 of Title 38 of the United States Code. Notwithstanding any other provision of this Plan to the contrary, an Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

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Definitions

•	Aggregation of Certain Individuals. In addition to the rules described above, Hours of Service will be credited for any individual who is considered an employee of a Frontier Company under Code Section 414(n) or 414(o) and the regulations thereunder.

IBEW Employee

IBEW Employee shall mean an Employee whose terms and conditions of employment are determined in accordance with a collective bargaining agreement with the Locals 827 or 1944 of the International Brotherhood of Electrical Workers.

Inactive Participant

Inactive Participant shall mean any of the following individuals: an employee who is actively employed by (or is on an approved leave of absence from) a Frontier Company or Bellcore, and who has an Account balance in the Plan but who has suspended his contributions to the Plan or is not then eligible to contribute to the Plan; a former Employee who is then receiving installment distributions; a former Employee who defers distribution up to age 70-1/2; or an alternate payee under a qualified domestic relations order.

Income

Income shall mean the net gain or loss of each investment fund maintained under the Plan, from investments, as reflected by interest, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses incurred by any investment fund. In determining Income for any period, assets shall be valued on the basis of their Value. Except to the extent that dividends under the Company Shares Fund are used to pay principal or interest on an Acquisition Loan or are withdrawn pursuant to Section 10.2.6 (“Withdrawal and Distribution of Dividends”), the dividends, interest and other earnings received by the Trustee with respect to any investment fund shall be reinvested in the investment fund from which such distributions were received.

Interchange Company Savings Plan

Interchange Company Savings Plan shall mean a qualified savings plan maintained by an “interchange company” as defined in Section 559(c)(5)(D) of the Tax Reform Act of 1984.

Investment Manager

Investment Manager shall mean an investment manager qualified as such under Section 3(38) of ERISA.

Leased Employee

Leased Employee shall mean any person who (i) is not employed in an employer-employee relationship with a Frontier Company and (ii) provides services to a Frontier Company if (A) such services are provided pursuant to an agreement between the Frontier Company and any other person (a “leasing organization”), (B) such person has performed such services for the Frontier Company (or for the Frontier Company and an affiliated company) on a substantially full-time basis for a period of at least one year, and (C) such services are performed under primary direction or control by the Frontier Company. This definition, effective January 1, 1997, is intended to be coextensive with Code Sections 414(n) and (o) and any applicable regulations and shall be interpreted so as to further this intent.

Leveraged Shares

Leveraged Shares means Company Shares acquired by the Trustee with the proceeds of an Acquisition Loan, pursuant to Section 5.4, and Verizon Shares and Company Shares attributable to Verizon Shares acquired under the Verizon Communications Plan with the proceeds of an Acquisition Loan and transferred to the Plan pursuant to Appendix II. Except as required by Code Section 409(h) and by Treasury Regulation Sections 54.4975-7(b)(9), (10), or as otherwise required by applicable law, no Leveraged Shares may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan, within the meaning of Code Section 4975(e)(7) at that time.

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Definitions

Limitation Year

Limitation Year shall mean the 12-month period during which the limitations of Code Section 415 are applied. The Limitation Year shall be the Plan Year.

Non-Salaried Employee

Non-Salaried Employee shall mean an Employee who is not a Salaried Employee and whose terms and conditions of employment are subject to a collective bargaining agreement; provided, however, that the term Non-Salaried Employee shall not include: (i) a Leased Employee; (ii) an Employee who transfers from salaried to non-salaried status and retains non-salaried status for a period of less than 30 days; or (iii) any Employee who would otherwise constitute a Non-Salaried Employee whose terms and conditions of employment are governed by a collective bargaining agreement that provides either for the Employee not to be eligible for the Plan or which expressly provides for participation in some other savings plan maintained by a Frontier Company.

Non-Vested Amounts

Non-Vested Amounts shall mean, as of a given date, the aggregate Account balances of the Participating Employee’s or Inactive Participant’s Employing Company Matching Allocations Account, ESOP Employing Company Matching Allocations Account and Pension Contributions under Section 27 (“Pension Accounts for CCR Employees”), to the extent that the Participating Employee or Inactive Participant has not, on the given date, become vested under any provision of Section 7 (“Vesting; Application of Forfeitures”) of the Plan.

Normal Retirement Age

Normal Retirement Age for a Participating Employee or Inactive Participant shall mean the participant’s 65th birthday.

Participating Employee

Participating Employee shall mean an Eligible Employee who is participating in the Plan as provided under Section 3 (“Participation”).

Passive International Equity Index Fund

Passive International Equity Index Fund shall have the meaning as set forth under the definition of Funds.

Passive U.S. Equity Index Fund

Passive U.S. Equity Index Fund shall have the meaning as set forth under the definition of Funds.

Payroll Office

Payroll Office shall mean the Employee’s payroll office, human resources department or such other person or entity, as may be designated by the Employing Company.

Period of Service

Period of Service for an Employee of a Frontier Company means the aggregate of the one or more “Periods of Elapsed Time” which said Employee is entitled to have credited on his behalf, either separately, or in combination, in accordance with the service bridging rules in Section 7 (“Vesting; Application of Forfeitures”) and the definition of Break-in-Service. A “Period of Elapsed Time” is a continuous period of days, months, and/or years, which

•	commences, either:

•	on the first date on which an individual accrues an Hour of Service as an Employee of a Frontier Company, during a period in which such company was a Frontier Company; or

•	on the first date following a Period of Severance on which an Employee accrues an Hour of Service as an Employee of any such company; and

•	ends on the next following Severance from Service Date.

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Definitions

The Period of Service shall be computed from the payroll records and/or service crediting records of a Frontier Company, and such records may be maintained by making use of an adjusted employment commencement date, adjusted service date, adjusted net credited service date, or any other means which the Plan Administrator, with advice of counsel, determines to be a reasonable method for computing the Period of Service. An Employee’s Period of Service shall also include any prior service credit that may apply to the Employee as described in Appendix II of the Plan. In no event, however, shall an Employee’s Period of Service be less than his years of “ERISA Service” as determined under the Frontier Communications Corporate Services Inc. Pension Plan for West Virginia Associates.

Period of Severance

Period of Severance for an Employee of a Frontier Company means a continuous period of days, months and/or years which commences on a Severance from Service Date and continues until the next subsequent date (if any) on which the Employee is entitled to be credited with an Hour of Service.

Plan Administrator or Administrator

Plan Administrator shall mean the Retirement Investment & Administration Committee.

Plan

Plan shall mean this Frontier Communications Corporate Services Inc. Savings and Security Plan for Mid-Atlantic Associates, as it may be amended from time to time.

Plan Year

Plan Year shall mean the period beginning with the Effective Date and ending on the next following December 31, and each calendar year thereafter. With respect to an Employee whose Account includes amounts attributable to participation in the Verizon Communications Plan or any other transferor plan, the term shall also refer to a plan year under the transferor plan.

Predecessor Plan

Predecessor Plan shall mean the Bell System Savings and Security Plan.

Profit Sharing Plan

Profit Sharing Plan shall mean the portion of the Plan that is intended to constitute a profit sharing plan within the meaning of Code section 401(a).

Rehired Associate Retiree

Rehired Associate Retiree shall mean a former Non-Salaried Employee who is receiving retiree benefits under one or more retirement benefit plans sponsored by the Company, and who is reemployed as a Non-Salaried Employee under the terms of a written offer of employment which states that the Employee will be treated as a “Rehired Associate Retiree,” “Working Retiree,” or similar classification in accordance with an applicable written agreement with the appropriate collective bargaining representative(s), and in accordance with a written acknowledgement signed by the Employee.

Retirement Plan Committee

Retirement Plan Committee means the committee of the Board to which the Board has: (a) delegated the authority to amend the Plan pursuant to Sections 20 and 21; and (b) granted the discretion, responsibility and authority to oversee the management of the Plan’s assets pursuant to Section 23.

Salaried Employee

Salaried Employee shall mean a regular full-time, a regular part-time or a term Employee of an Employing Company whose pay is at a weekly, semi-monthly, monthly or annual rate and whose position is not subject to automatic wage progression; provided, however, that the term Salaried Employee shall not include: (i) any Leased Employee; (ii) an Employee whose employment is covered by a collective bargaining agreement; (iii) an Employee who transfers from non-salaried to salaried status and retains salaried status for a period of less than 30 days; or (iv) an employee-at-will of Verizon Professional Services, Inc. (or its successor that is a Frontier Company, “PSI”) or an employee who is a party to an employment contract with PSI, who is hired as a full-time or

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Definitions

part-time employee of PSI and who, at the time of hiring, is advised in writing by PSI that the position carries with it a term of employment which will not be greater than a stated period, which may be subject to renewal or extension in the discretion of PSI.

Severance from Service Date

Severance from Service Date means the earlier of (i) the date on which an Employee terminates employment with a Frontier Company, including without limitation by reason of retirement, resignation, discharge, or death, or (ii) the first anniversary of the date on which an Employee is absent from the employ, or ceases to render active service as an employee, of such a company on account of paid or unpaid leave of absence, disability, or for any reason other than either (a) a termination of employment as described in clause (i), or (b) a transfer to a Frontier Company.

Supplementary After-Tax Contributions

Supplementary After-Tax Contributions shall mean the amount of a Participating Employee’s contributions to the Plan which are contributed on an after-tax basis (for federal income tax purposes) pursuant to Section 4.2 (“Supplementary Contributions”).

Supplementary After-Tax Contributions Account

Supplementary After-Tax Contributions Account shall mean the account maintained for a Participating Employee or Inactive Participant to record his Supplementary After-Tax Contributions made to the Plan, including adjustments relating thereto.

Supplementary Contributions

Supplementary Contributions shall mean Supplementary After-Tax Contributions and Supplementary Tax-Deferred Contributions.

Supplementary Tax-Deferred Contributions

Supplementary Tax-Deferred Contributions shall mean the amount of contributions credited to a Participating Employee’s Account on a tax-deferred basis (for federal income tax purposes), as described under Code Section 401(k), pursuant to Section 4.2 (“Supplementary Contributions”).

Supplementary Tax-Deferred Contributions Account

Supplementary Tax-Deferred Contributions Account shall mean the account maintained for a Participating Employee or Inactive Participant to record his Supplementary Tax-Deferred Contributions made to the Plan, including adjustments relating thereto.

Tax-Deferred Contributions

Tax-Deferred Contributions shall mean Basic and Supplementary Tax-Deferred Contributions.

Trustee

Trustee shall mean the trustee appointed by the Treasurer of the Company under the Trust Agreement.

Trust Agreement

Trust Agreement shall mean the agreement between the Company and the Trustee, in which the responsibilities of the Trustee are stated for the administration of the trust associated with the Plan.

Unallocated Dividends

Unallocated Dividends shall mean dividends on Leveraged Shares held in the ESOP Unallocated Shares Account or in the ESOP Intermediate Holding Account.

Unit Value

Unit Value is the Value of the Unit within each Fund valued in accordance with the methodology contained in the definition of Valuation Date contained herein.

Units

Units shall mean the Units which are utilized by the recordkeeper for recordkeeping purposes to ascertain the value of Accounts under the Plan.

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Definitions

Valuation Date

Valuation Date shall mean each day on which the New York Stock Exchange is open for business. The Unit Value of each fund shall be determined as of the close of regular trading on the New York Stock Exchange and is computed by dividing the value of each fund’s adjusted net assets by the total number of its units outstanding. To the extent reliable quotations are not readily available for any reason, the Company, the Trustee and/or the recordkeeper will determine a quotation they believe accurately reflects fair value. If a fair value is unavailable for a significant amount of securities or other assets, a Unit Value will not be determined that day. The Unit Value is determined after taking account of expenses allocable to the applicable Fund.

Value

•	With respect to the purchase of Company Shares by the Trustee for the ESOP Unallocated Shares Account of the Plan with the proceeds of an Acquisition Loan, Value shall mean “adequate consideration” (as defined in Section 3 of ERISA), as determined by the fiduciary to whom the Company has granted the investment discretion to acquire Company Shares for that purpose or by an independent appraiser (within the meaning of Code § 401(a)(28)(C)).

•	With respect to Company Shares (other than with respect to the purchase of Company Shares pursuant to the preceding paragraph) Value shall be determined as of the Valuation Date for purposes of the valuation of Accounts under the Plan, and shall be determined as of the date of any purchase of Company Shares from the Company for purposes of Section 12 (“Duties of Trustee”), and shall mean market value based on the closing price per share on the applicable date as reported on the New York Stock Exchange.

•	With respect to Company Shares released from the ESOP Unallocated Shares Account or ESOP Intermediate Holding Account to fund the ESOP Employing Company Matching Allocation, Value shall mean market value based on the closing price per share on the applicable date as reported on the consolidated tape that appears in the Wall Street Journal.

•	With respect to Funds other than the Company Shares Fund, Value shall be determined by the Trustee at the fair market value on the close of business on each Valuation Date. The Trustee in the reasonable exercise of its discretion shall determine fair market value.

•	Valuations of distributed Company Shares that are not readily tradable on an established securities market, if any, shall be made by an independent appraiser (within the meaning of Code § 401(a)(28)(C)).

Verizon

Verizon shall mean Verizon Communications Inc., a Delaware corporation.

Verizon Communications Plan

Verizon Communications Plan shall mean the Verizon Savings and Security Plan for Mid-Atlantic Associates, as amended.

Verizon Shares

Verizon Shares shall mean the common shares of Verizon.

Verizon Shares Fund

Verizon Shares Fund shall have the meaning as set forth under the definition of Funds.

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3.         PARTICIPATION

3.1	Eligibility

An Eligible Employee is a Non-Salaried Employee, other than a Salaried Employee who has become a Non-Salaried Employee for a period of 30 days or less or a Rehired Associate Retiree, who is a regular, term, or temp Employee in the active service of an Employing Company (on a full-time or part-time basis).

An individual who is an Eligible Employee on the Effective Date and who was a “participating employee” in the Verizon Communications Plan on the day prior to the Effective Date shall automatically be a Participating Employee in the Plan on the Effective Date. Provisions regarding the initial contribution and investment elections of such Participating Employees are set forth in Appendix II.

3.2	Resumption of Participation After an Absence

Notwithstanding anything in the Plan to the contrary, a Non-Salaried Employee who was, at any prior time (whether or not an intervening Break-in-Service has occurred, and whether or not the individual was formerly vested in any account balance in the Plan), either a participant in the Predecessor Plan, the Verizon Communications Plan, or this Plan, or an Employee who previously satisfied the definition of Eligible Employee under this Plan or the Verizon Communications Plan, shall be immediately treated as an Eligible Employee who is eligible to enroll as a Participating Employee in this Plan pursuant to Section 3.4 (“Voluntary Election to Participate”) upon re-commencing employment as a Non-Salaried Employee of an Employing Company.

3.3	Former Salaried Status

An Employee who was eligible to participate in Verizon’s Bell Atlantic Savings Plan for Salaried Employees or any successor plan (including the Frontier Communications Corporate Services Inc. Management 401(k) Plan), and who has been hired into, or transferred to, a position as a Non-Salaried Employee, shall be eligible to enroll as a Participating Employee in the Plan pursuant to Section 3.4 (“Voluntary Election to Participate”) on any Enrollment Date on or after the date on which the Employee is employed in Non-Salaried Employee status.

3.4	Voluntary Election to Participate

Subject to such rules and procedures as the Retirement Investment & Administration Committee may prescribe, an Eligible Employee may elect to participate in the Plan, and thus become a Participating Employee, beginning on any Enrollment Date on or after the date on which he becomes an Eligible Employee, by authorizing After-Tax Contributions and/or Tax-Deferred Contributions in accordance with Section 4 (“Contributions From Pay”), and directing the investment of Employee Contributions in accordance with Section 8 (“Investment Directions”); provided, however, that an Eligible Employee who is a “Group 3 Employee” in the bargaining unit represented by Local 1944, International Brotherhood of Electrical Workers, AFL-CIO shall not be eligible to receive ESOP Employing Company Matching Allocations in any Plan Year. Such authorization and direction must be communicated by the Participating Employee by means of an Approved Form of Timely Prior Notice.

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4.         CONTRIBUTIONS FROM PAY

4.1	Basic Contributions

Subject to the limitations described in Section 6 (“Limitations on Contributions”), each Eligible Employee shall have the option to authorize the Employing Company, by giving notice in an Approved Form of Timely Prior Notice, to contribute Basic Tax-Deferred Contributions and/or Basic After-Tax Contributions to the Plan on his behalf in an aggregate amount each pay period equal to 1%, 2%, 3%, 4%, 5%, or 6% of Basic Weekly Pay. In addition, an Eligible Employee who at the time of payment of the Corporate Profit Sharing (CPS) award is making either Basic or Supplementary Contributions to the Plan may authorize an additional Tax-Deferred Contribution equal to the full amount of the CPS award, less union dues and other deductions that are required to be applied to a compensation item that is being contributed on a tax-deferred basis to the Plan. The first 6% of this additional Tax-Deferred Contribution (before reduction for union dues and other deductions that are required to be applied to a compensation item that is being contributed on a tax-deferred basis to the Plan) shall be treated as a Basic Tax-Deferred Contribution and the balance shall be treated as a Supplementary Contribution. If an Eligible Employee does not authorize an additional Tax-Deferred Contribution equal to the full amount of the CPS award, both the percentage of Basic Weekly Pay and the type of contribution (pre-tax or after-tax) which the Eligible Employee has authorized and are in effect (if any) at the time the CPS award is paid shall be applied to the CPS award in determining the amount and type of the contribution. In the event the last paragraph of Section 6.1.2 (“401(k) Limit”) of this Plan applies, the applicable aggregate percentage may be a fractional percentage not in excess of the percentage required to satisfy such paragraph.

4.2	Supplementary Contributions

Subject to the limitations described in Section 6 (“Limitations on Contributions”), each Participating Employee shall have the option to authorize the Employing Company to contribute Supplementary Tax-Deferred Contributions and/or Supplementary After-Tax Contributions to the Plan on his behalf in an aggregate amount each pay period equal to any whole percentage (or, in the event that the last paragraph of Section 6.1.2 (“401(k) Limit”) applies, a whole or fractional percentage) of his Basic Weekly Pay not to exceed 10%. No Participating Employee may authorize Supplementary Contributions on his behalf in the absence of a concurrent election by the Participating Employee to contribute 6% of his Basic Weekly Pay in the form of Basic Contributions. In addition, an Eligible Employee who at the time of payment of the CPS award is making either Basic or Supplementary Contributions to the Plan may authorize an additional Tax-Deferred Contribution equal to the full amount of the CPS award, less union dues and other deductions that are required to be applied to a compensation item that is being contributed on a tax-deferred basis to the Plan. The first 6% of this additional Tax-Deferred Contribution (before reduction for union dues and other deductions that are required to be applied to a compensation item that is being contributed on a tax-deferred basis to the Plan) shall be treated as a Basic Tax-Deferred Contribution and the balance shall be treated as a Supplementary Contribution. If an Eligible Employee does not authorize an additional Tax-Deferred Contribution equal to the full amount of the CPS award, both the percentage of Basic Weekly Pay and the type of contribution (pre-tax or after-tax) which the Eligible Employee has authorized and are in effect (if any) at the time the CPS award is paid shall be applied to the CPS award in determining the amount and type of the contribution.

4.3	Authorization of Employee Contributions

An Eligible Employee’s authorization for the Employing Company to withhold the Employee Contributions described in Section 4.1 (“Basic Contributions”) and/or Section 4.2 (“Supplementary Contributions”) shall be in an Approved Form of Timely Prior Notice to have his Basic Weekly Pay for subsequent pay periods reduced by means of payroll withholding.

4.4	Commencement of Contributions

The Employee Contributions which are elected by an Eligible Employee will begin as soon as administratively possible on or after the Enrollment Date on which the Eligible Employee begins participation in the Plan pursuant to Section 3.4 (“Voluntary Election to Participate”).

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Contributions From Pay

4.5	Changes in Authorized Contributions

A Participating Employee, by giving notice on an Approved Form of Timely Prior Notice, may change the percentage of Basic Weekly Pay authorized for any or all of the forms of Employee Contributions to any other permissible percentage. Any change in the rate at which a Participating Employee is contributing one or more forms of Employee Contributions shall take effect as soon as administratively possible after the change is made. No limitations shall apply to the number of rate changes which may occur in any Plan Year.

4.6	Changes in Basic Weekly Pay

In the event of a change in the Basic Weekly Pay of a Participating Employee, the authorized percentage of the respective forms of Employee Contributions currently in effect shall be applied as soon as practicable with respect to such changed Basic Weekly Pay, without action by the Participating Employee; provided, however, that with regard to changes intended to commence in the month of January of any calendar year, such change shall be effective with the first payment of Basic Weekly Pay received in January.

4.7	Remittance of Contributions to Trustee

An amount of cash equal to all Employee Contributions withheld from pay pursuant to this Section 4 shall be transmitted to the Trustee by the Employing Company as soon as practicable, but not later than 15 business days, following the last day of the month in which ends the pay period with respect to which such amounts are withheld.

4.8	Insufficient Pay

If the Basic Weekly Pay of a Participating Employee in any payroll period is not sufficient (after all deductions required by law, or otherwise, have been made) to allow the full contribution of a particular type to be made at the level designated by the Participating Employee, no contributions of that type shall be made for that payroll period. For purposes of this Section, Tax Deferred Contributions and After-Tax Contributions, and Basic and Supplementary Contributions, are each treated as separate types of contributions. A participant who has insufficient pay due to union business may authorize the Employing Company, once per calendar year, to withhold from his weekly pay for the next practicable pay period(s) following the missed deduction(s) and to contribute to his Account under the Plan, an amount not to exceed two times (including the regularly scheduled deduction) his previously elected Basic Contribution, and Supplementary Contribution, if any. An ESOP Employing Company Matching Allocation shall be applied to the total Basic Contribution in accordance with Section 5.2 (“ESOP Employing Company Matching Allocations”). The applicable Participant will have the option to choose either automatic “make-up” deductions, or “make-up” deductions on a per call basis. If this latter option is chosen, an approved Form of Timely Prior Notice must be provided not more than one week following the missed deduction.

4.9	Catch-Up Contributions

All Participating Employees who (1) are eligible to make Tax-Deferred Contributions under the Plan, (2) have attained age 50 before the close of the Plan Year, and (3) are contributing at least 6% of Basic Weekly Pay as a Tax-Deferred Contribution or are precluded from making additional Tax-Deferred Contributions pursuant to Section 6.1.2, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code and this Section.

A Participating Employee who is eligible to make catch-up contributions may make such a contribution by electing to reduce the Participating Employee’s Basic Weekly Pay in accordance with procedures established by the Plan Administrator (or its delegate). The amount of such catch-up contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 60% of the Participating Employee’s Basic Weekly Pay for such payroll period (such that the total contribution from pay under this Section and Sections 4.1 and 4.2 cannot exceed 76% of the Participating Employee’s Basic Weekly Pay), and shall be expressed as a whole percentage of such Basic Weekly Pay.

Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

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Contributions From Pay

The determination of whether a contribution qualifies as a catch-up contribution rather than a Tax-Deferred Contribution or other employee contribution shall be made by the Plan Administrator (or its delegate) in its sole discretion.

A contribution that is determined to be a catch-up contribution shall not be considered a Basic Contribution and shall not be matched by Employing Company Matching Allocations or contributions under Section 5; however, such contribution shall be considered an Employee elective contribution for purposes of Sections 7, 8, 9, 10, 11, 16, and 32.

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5.         EMPLOYING COMPANY MATCHING ALLOCATIONS

5.1	ESOP Contributions

5.1.1	ESOP Debt-Service Contributions

ESOP Debt Service Contributions shall be made by Employing Companies in cash at such times and in such amounts which will enable the Trustee to pay any currently maturing obligation under an Acquisition Loan, after such contributions are aggregated with: (A) any earnings attributable to any ESOP Debt Service Contributions, (B) any Allocated Dividends and Unallocated Dividends, (C) any earnings on Unallocated Dividends, and (D) any other moneys available to repay an Acquisition Loan (including earnings attributable to the proceeds of an Acquisition Loan earned prior to the acquisition of Company Shares with such proceeds and an Acquisition Loan made for the purpose of repaying a prior Acquisition Loan). To the extent the total of such ESOP Debt Service Contributions (when aggregated with the sums referred to in clauses (A) through (D) above) exceeds the amount required to pay any such currently maturing obligations, the Trustee shall, in accordance with the direction of the chief financial officer of the Company, either (i) apply such excess amount promptly to pre-pay some or all of the obligations under any outstanding Acquisition Loan, (ii) hold such excess amount in an unallocated suspense account until a date not later than the last day of the Plan Year in which actually contributed for application at that time to pay any obligations then payable under the Acquisition Loan, or which it is then permissible under the terms of the Acquisition Loan to pre-pay, or (iii) treat such excess ESOP Debt Service Contributions as additional ESOP Allocation Contributions. During the nonallocation period defined in Code § 409(n)(2)(C), no assets of the Plan attributable to (or allocable in lieu of) Company Shares acquired by the Plan in a sale to which Code § 1042 (sales of stock to ESOPs and certain cooperatives) applied could accrue (or be allocated directly or indirectly under any Company-sponsored Code § section 401(a) plan) for the benefit of persons specified in Code § 409(n).

5.1.2	ESOP Allocation Contributions

In addition to the ESOP Debt Service Contributions referred to in Section 5.1.1 (“ESOP Debt-Service Contributions”), each Employing Company shall contribute for each Plan Year, at the time or times determined by the chief financial officer of the Company, with the advice of counsel, ESOP Allocation Contributions in cash in an amount (not less than zero) equal to:

•	the sum of:

•	the aggregate dollar amount of all ESOP Employing Company Matching Allocations required for the Plan Year pursuant to Section 5.2 (“ESOP Employing Company Matching Allocations”), plus

•	the value of any Allocated Dividends which were utilized during the Plan Year to repay any Acquisition Loan,

minus

•	the aggregate Value of all Leveraged Shares allocated to the Participating Employees’ ESOP Employing Company Matching Allocations Accounts during the Plan Year in accordance with Section 5.2 (“ESOP Employing Company Matching Allocations”).

5.2	ESOP Employing Company Matching Allocations

Subject to the limitations of Section 6 (“Limitations on Contributions”), as of each Valuation Date there shall be allocated to the ESOP Employing Company Matching Allocations Account of a Participating Employee, an amount then equal in Value to the product of the applicable Employing Company Matching Percentage times the aggregate amount of Basic Contributions which were withheld from his pay for the pay period ending on such Valuation Date. There shall be no amount allocated to the ESOP Employing Company Matching Allocations Account with respect to a Participating Employee’s Supplementary Contributions. To the extent made in Company Shares, such allocations shall be based on the Value of

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Employing Company Matching Allocations

Company Shares determined in accordance with Section 5.5.3(“Valuation of Allocated Shares”). The ESOP Employing Company Matching Allocation to the ESOP Employing Company Matching Allocations Account of a Participating Employee on such Valuation Date shall be drawn from any or all of the following sources: (i) Leveraged Shares released directly from the ESOP Unallocated Shares Account (or indirectly, through the ESOP Intermediate Holding Account) during the Plan Year containing the Valuation Date or in January of the immediately following Plan Year, (ii) cash from the ESOP Allocation Contributions made pursuant to Section 5.1.2 (“ESOP Allocation Contributions”), and (iii) reallocated Forfeitures. In any case where the cash and/or Company Shares available for allocation on a Valuation Date are less than the amount required to fund the ESOP Employing Company Matching Allocation required as of such Valuation Date, Units shall be credited to the ESOP Employing Company Matching Allocation Account of each affected Participating Employee which evidences that Participating Employee’s entitlement to the cash and/or Company Shares. The Employing Companies shall be obligated to provide cash and/or shares equal to the Units previously allocated to Accounts of Participating Employees by making either ESOP Allocation Contributions or ESOP Debt Service Contributions. The Retirement Investment & Administration Committee shall reflect the Participating Employees’ entitlement to such cash and/or shares on its books and records.

5.3	Additional Allocations

The provisions of this Section shall apply in the event that the Value, on the Valuation Date on the last day of any Plan Year, of all Leveraged Shares released from the ESOP Unallocated Shares Account and not yet allocated to the ESOP Employing Company Matching Allocations Accounts of Participating Employees is expected to exceed (by an amount referred to herein as the “Share Performance Excess Amount”) the Value necessary to satisfy the ESOP Employing Company Matching Allocations requirements for that Plan Year. In that event, the Company shall attempt through negotiations with the Trustee and/or appointment of an independent fiduciary to “refinance” the Acquisition Loan either by entering into an arrangement with the Trustee that all or a portion of the required ESOP Debt Service Contributions for that Plan Year be loaned, rather than contributed, to the Trust so that the Value of the Leveraged Shares which are required to be released from the ESOP Unallocated Shares Account does not exceed the Value necessary to satisfy the ESOP Employing Company Matching Allocation requirements for that Plan Year or by such other method as may be legally permissible. If the Company is unable to effectuate such a refinancing and a Share Performance Excess Account exists for the Plan Year, there shall then be allocated to the ESOP Employing Company Matching Allocations Account of each Participating Employee who on the last day of the Plan Year is an Eligible Employee with respect to ESOP Employee Matching Allocations pursuant to Section 3.1 (“Eligibility”) and Section 5.2 (“ESOP Employing Company Matching Allocations”) (each, a “Then-Active Participant”) a per capita allocation known as an “ESOP Share Performance Additional Allocation.” The ESOP Share Performance Additional Allocation for each Then-Active Participant shall be in an amount equal to the quotient of (i) the Share Performance Excess Amount, divided by (ii) the number of Then-Active Participants. Such Additional Allocations shall be credited to the ESOP Employing Company Matching Allocations Accounts of the Then-Active Participants as of the Valuation Date on the last day of said Plan Year.

5.4	Acquisition Loan

5.4.1	Terms of Acquisition Loans

The Company may from time to time on or after the Effective Date, direct the Trustee to deliver notes and incur indebtedness in the form of one or more Acquisition Loans either to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. An Acquisition Loan shall be on such terms and conditions as the Company shall determine. The Company shall direct the Trustee to take such actions as the Company shall determine with respect to any such Acquisition Loan, including, without limitation, entering into loan agreements, stock purchase agreements, and related documents in accordance with interest rates, maturities and other terms negotiated by the Company. The indebtedness under any Acquisition Loan shall be incurred primarily for the benefit of Participating Employees and their Beneficiaries. The proceeds of any Acquisition Loan shall be used within a reasonable time, as determined by the Company or a fiduciary to whom the

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Employing Company Matching Allocations

responsibility to acquire Leveraged Shares is delegated, solely to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be an obligation of the trust associated with the Plan and shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of a default under the terms of the Acquisition Loan. In the event of a default under the terms of an Acquisition Loan, the value of Trust assets transferred in satisfaction of any Acquisition Loan shall not exceed the amount due upon default; provided, however, that if the lender is a “party in interest” within the meaning of Section 3(14) of ERISA, a transfer of Trust assets upon default shall be made only if, and to the extent of, the Trust’s failure to meet the Acquisition Loan’s payment schedule. Any Acquisition Loan may be secured by a collateral pledge of the Leveraged Shares so acquired or Leveraged Shares acquired with the proceeds of a prior Acquisition Loan that was repaid with the proceeds of the current Acquisition Loan. No other Trust assets may be pledged as collateral for an Acquisition Loan. Whether or not initially pledged to the lenders, Leveraged Shares shall be released from the ESOP Unallocated Shares Account during a Plan Year on a pro rata basis to the extent that principal and interest on the Acquisition Loan is repaid during such Plan Year by the Trustee from a source other than an Acquisition Loan. Upon the release of Leveraged Shares from the ESOP Unallocated Shares Account, such shares shall either be allocated immediately to ESOP Employing Company Matching Allocations Accounts or be held in the ESOP Intermediate Holding Account, as provided under Section 5.4.2 (“ESOP Inter-Account Transfers”). Except upon termination of the Plan or the leveraged ESOP portion of the Plan, repayments of obligations under any Acquisition Loan shall be made by the Trustee (as directed by the Company) only from (a) ESOP Debt Service Contributions made by Employing Companies to enable the Trustee to repay such Acquisition Loan, (b) Allocated Dividends and Unallocated Dividends (which dividends shall be used to repay principal on any Acquisition Loan prior to any interest payment), (c) earnings attributable to the proceeds of the Acquisition Loan earned prior to the acquisition of Leveraged Shares with such proceeds, (d) earnings attributable to ESOP Debt Service Contributions and Unallocated Dividends, and (e) an Acquisition Loan made for the purpose of repaying a prior Acquisition Loan. No person entitled to payment under an Acquisition Loan shall be entitled to payment from the Trust other than to the following extent: (i) from the portion of the ESOP Unallocated Shares Account representing the balance of Leveraged Shares acquired with proceeds of the Acquisition Loan, (ii) from ESOP Debt Service Contributions made under the Plan for the purpose of satisfying the obligations under the Acquisition Loan, (iii) from Allocated Dividends and Unallocated Dividends, (iv) from earnings attributable to ESOP Debt Service Contributions and Unallocated Dividends, (v) from earnings attributable to the proceeds of the Acquisition Loan earned prior to the acquisition of Leveraged Shares with such proceeds, and (vi) such other assets, if any, as to which recourse may be permitted under Code Section 4975.

5.4.2	ESOP Inter-Account Transfers

Any Leveraged Shares shall initially be credited to the ESOP Unallocated Shares Account and held in the ESOP. Leveraged Shares shall be released from the ESOP Unallocated Shares Account and transferred to the ESOP Intermediate Holding Account during the Plan Year that debt service installments on the Acquisition Loan are paid by the Trustee. The chief financial officer of the Company shall direct the Trustee to release Leveraged Shares in proportion to the amount of principal and interest which are repaid on the Acquisition Loan during the Plan Year. With respect to each such debt service installment, the number of Leveraged Shares to be released from the ESOP Unallocated Shares Account and transferred to the ESOP Intermediate Holding Account (and thereafter to ESOP Employing Company Matching Allocation Accounts) during the Plan Year shall equal the number of Leveraged Shares in the ESOP Unallocated Shares Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of such payments of principal and interest to be paid on the Acquisition Loan for the Plan Year, excluding payments attributable to Acquisition Loans made for the purpose

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Employing Company Matching Allocations

of repaying a prior Acquisition Loan. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid on the Acquisition Loan for all future Plan Years over the duration of the Acquisition Loan repayment period, including any Acquisition Loan made for the purpose of repaying a prior Acquisition Loan. If the interest rate under any Acquisition Loan is variable, the interest to be paid in future periods shall be computed by using the interest rate applicable as of the end of the year of payment.

5.5	Allocation of Released Leveraged Shares

5.5.1	Leveraged Shares Attributable to Allocated Dividends

In connection with the release of Leveraged Shares from the ESOP Unallocated Shares Account as a result of a payment of obligations under the Acquisition Loan, to the extent Allocated Dividends are being used to pay part of such obligations, a portion of the Leveraged Shares released from the ESOP Unallocated Shares Account, which shall be equal in Value to the Allocated Dividends so used, shall be allocated to the ESOP Employing Company Matching Allocations Accounts of the Participating Employees (not later than the last Valuation Date of the Plan Year in which the applicable dividend payment date or dates occurred). Units representing such Leveraged Shares with respect to Allocated Dividends shall be allocated among the Participating Employees’ Accounts in the same proportion that each Participating Employee’s Allocated Dividends used to repay the Acquisition Loan bears to the total amount of such Allocated Dividends. For each Plan Year, the Employing Companies shall make an additional ESOP Allocation Contribution to the Plan if and to the extent that (i) the amount required to restore the amount of the Allocated Dividends to the Participating Employees’ ESOP Employing Company Matching Allocations Account in accordance with the requirements of the last paragraph of Code Section 404(k)(2), exceeds (ii) the sum of (A) the Value of Leveraged Shares available to be allocated to such Accounts from those released from the ESOP Unallocated Shares Account, plus (B) the value of reallocated Forfeitures.

5.5.2	Other Leveraged Shares

Company Shares in the ESOP Intermediate Holding Account that have not and will not be allocated pursuant to subsection 5.5.1 (“Leveraged Shares Attributable to Allocated Dividends”) shall be allocated to the Participating Employees’ ESOP Employing Company Matching Allocations Accounts in accordance with Section 5.2 (“ESOP Employing Company Matching Allocations”) and, where applicable, Section 5.3 (“Additional Allocations”).

5.5.3	Valuation of Allocated Shares

The number of Leveraged Shares that are to be allocated to the Participating Employees’ ESOP Employing Company Matching Allocations Accounts to satisfy the company match obligation on a Valuation Date shall be based on the Value of such stock as of the Valuation Date coinciding with the date as of which such allocation is made.

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6.         LIMITATIONS ON CONTRIBUTIONS

6.1	Limitations on Tax-Deferred Contributions

6.1.1	Average Deferral Percentage

The amount of Tax-Deferred Contributions made in each Plan Year on behalf of all Eligible Employees under the Plan shall comply with either version of the average deferral percentage test, as follows:

•	The average deferral percentage for the Highly Compensated Eligible Employees for the Plan Year shall not exceed the average deferral percentage for all other Eligible Employees for the Plan Year multiplied by 125%; or

•	The average deferral percentage for Highly Compensated Eligible Employees for the Plan Year shall not be greater than the average deferral percentage of all other Eligible Employees for the Plan Year multiplied by 200% (or such lesser amount as prescribed in regulations issued by the Secretary of the Treasury to prevent the multiple use of this limitation with respect to any Highly Compensated Eligible Employee whose terms and conditions of employment are not subject to a collective bargaining agreement), and the excess of the average deferral percentage for Highly Compensated Eligible Employees for the Plan Year over all other Eligible Employees for the Plan Year shall not exceed two percentage points.

Compliance with the average deferral percentage tests above shall be determined in accordance with the rules set forth in Code Section 401(k)(3) and Treasury Regulations Section 1.401(k)-1(b), or any successors thereto, or any related guidance issued by the Secretary of the Treasury and such tests shall be performed using methods permitted or required therein including, but not limited to, the rule which requires the portion of the Plan covering Eligible Employees whose terms and conditions of employment are subject to collective bargaining to be tested separately from the remainder of the Plan. Testing shall be performed on the basis of the current year. In calculating the deferral percentage for an Eligible Employee, Compensation for the entire Plan Year shall be taken into account even where the Eligible Employee was not an Eligible Employee for the entire Plan Year. If the Plan Administrator determines, with the advice of counsel, with respect to any Plan Year, that the Plan will (or may) fail the average deferral percentage tests above, said Plan Administrator shall, with or without the consent of affected Highly Compensated Eligible Employees, take any action that the Plan Administrator deems appropriate, including without limitation imposing a limitation, or a series of limitations, on the maximum rate of Tax-Deferred Contributions which may be made during one or more subsequent months of such Plan Year by Highly Compensated Eligible Employees, for the Plan to satisfy either of the average deferral percentage tests above.

If the amount of Tax-Deferred Contributions authorized by Highly Compensated Eligible Employees in a Plan Year does not comply with either of the average deferral percentage tests above, then, within twelve months of the Plan Year with respect to which such Tax-Deferred Contributions are made, the Excess 401(k) Contributions for such Plan Year (including any Income attributable to such contributions) shall be distributed to Highly Compensated Eligible Employees on the basis of the respective portions of such Excess 401(k) Contributions attributable to each such Highly Compensated Eligible Employee as follows:

•	The amount of the Excess 401(k) Contributions for the Plan Year, and any income allocable to such contributions, shall be distributed to Highly Compensated Eligible Employees, on the basis of the respective portions of the Excess 401(k) Contributions attributable to each such Highly Compensated Eligible Employee, and, with respect to any distributed Basic Tax-Deferred Contributions, any related ESOP Employing Company Matching Allocation (and associated earnings) shall be forfeited and applied as described in Section 7.6 (“Forfeitures”); or

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Limitations on Contributions

•	In accordance with Treasury Regulations, and subject to such other rules as the Plan Administrator shall prescribe, a Highly Compensated Eligible Employee may elect in writing to treat as an After-Tax Contribution the amount of the Excess 401(k) Contributions attributable to him, except to the extent that such After-Tax Contribution would cause Plan to exceed (or further to exceed) the contribution percentage limit described in Section 6.2 for that Plan Year. Tax-Deferred Contributions that are recharacterized pursuant to this paragraph shall be subject to the nonforfeitability requirements and distribution limitations that otherwise apply to Tax-Deferred Contributions.

The distribution described above shall be made notwithstanding any other provision of the Plan. The amount of the Excess 401(k) Contributions to be distributed or recharacterized for a Plan Year with respect to a Highly Compensated Eligible Employee shall be reduced by any excess deferrals previously distributed from the Plan to such Highly Compensated Eligible Employee for his taxable year ending with or within such Plan Year.

In the event an Employing Company maintains another plan which together with this Plan is treated as a single plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)), all Tax-Deferred Contributions and other amounts taken into account in determining a Participant’s average deferral percentage made under the two plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code Section 401(k), such plans shall be treated as a single plan for purposes of satisfying Code Sections 401(a)(4) and 410(b). In determining the average deferral percentage of a Highly Compensated Eligible Employee, all cash or deferred arrangements in which such a Highly Compensated Eligible Employee is eligible to participate shall be treated as a single arrangement.

6.1.2	401(k) Limit

Notwithstanding the provisions of Section 4.1 (“Basic Contributions”), it shall not be permissible for the aggregate amount of Tax-Deferred Contributions contributed to a Participating Employee’s Account throughout a Plan Year (when added to the aggregate amount of tax-deferred contributions contributed during the same year to any other plan governed by Code Section 401(k) which is maintained by a Frontier Company) to exceed the applicable limit for such year under Code Section 402(g) (the “401(k) Limit”), as such limit is adjusted from year to year by the Internal Revenue Service in accordance with Code Section 402(g)(4). If the 401(k) Limit is exceeded under the immediately preceding sentence, then not later than April 15 of the immediately following Plan Year, the excess Tax-Deferred Contributions shall be distributed to the Participating Employee, as adjusted for investment experience.

In any case in which the cumulative Tax-Deferred Contributions of a Participating Employee under this Plan (when combined with all other amounts deferred pursuant to Code Section 401(k) under any other plan maintained by any Frontier Company) and under any other plan which the Participating Employee has identified for this purpose (on such forms and in such manner as may be prescribed by the Plan Administrator) would cause the 401(k) Limit to be exceeded in any one tax year of such Participating Employee, said Plan Administrator may take, or cause the Employing Companies to take, such action as saidPlan Administrator, with the advice of counsel, deems appropriate to: (A) curtail such Tax-Deferred Contributions so as not to exceed the 401(k) Limit in the aggregate, (B) notify the Participating Employee that such contributions have reached the 401(k) Limit; and (C) if previously elected by the Participating Employee, to cause subsequent Supplementary Contributions in such tax year for such Participating Employee to be contributed solely in the form of Supplementary After-Tax Contributions, at the same aggregate contribution rate as the Participating Employee had last elected to contribute Supplementary Contributions of all types. If the 401(k) Limit is exceeded under the immediately preceding sentence, a Participating Employee may withdraw the excess amount allocated to this Plan, together with investment experience, by requesting a withdrawal no later than March 1 of the immediately following Plan Year. Distribution from the Plan shall be made no later than April 15 of such Plan Year.

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Limitations on Contributions

6.2	Limitations on After-Tax Contributions, ESOP Employing Company Matching Allocations and Additional Allocations

In the event the Plan is amended to permit participation by Employees whose terms and conditions of employment are not subject to a collective bargaining agreement, the sum of all After-Tax Contributions, ESOP Employing Company Matching Allocations, ESOP Allocation Contributions, and ESOP Share Performance Additional Allocations on behalf of all such Eligible Employees shall comply with either version of the average contribution percentage test, as follows:

•	The average contribution percentage for all such Highly Compensated Eligible Employees for the Plan Year shall not exceed the average contribution percentage for all such other Eligible Employees for the Plan Year multiplied by 125%; or

•	The average contribution percentage for all such Highly Compensated Eligible Employees for the Plan Year shall not be greater than the average contribution percentage of all other such Eligible Employees for the Plan Year multiplied by 200% (or such lesser amount as permitted under Reg. §1.401(m)-2(b) to prevent the multiple use of this limitation with respect to any such Highly Compensated Eligible Employee) and the excess of the average contribution percentage for Highly Compensated Eligible Employees for the Plan Year over all other such Eligible Employees for the Plan Year shall not exceed two percentage points.

Compliance with the average contribution percentage tests above, shall be determined in accordance with the rules set forth in Code Section 401(m)(2) and Treasury Regulations Section 1.401(m)-1(b), or any successors thereto, or any related guidance issued by the Secretary of the Treasury and such tests shall be performed using methods permitted or required therein. Testing shall be performed on the basis of the current year and, to the extent required by Treasury Regulation § 54.4975-11(e), shall be applied separately with respect to the portion of the Plan that is intended to be an employee stock ownership plan. In calculating the contribution percentage for an Eligible Employee, Compensation for the entire Plan Year shall be taken into account even where the Eligible Employee was not an Eligible Employee for the entire Plan Year.

In the event an Employing Company maintains another plan which together with this Plan is treated as a single plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)), all After-Tax Contributions, ESOP Employing Company Matching Allocations, ESOP Allocation Contributions, and ESOP Share Performance Additional Allocations, and other amounts taken into account in determining an Eligible Employee’s average contribution percentage made under the two plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code Section 401(k), such plans shall be treated as a single plan for purposes of satisfying Code Sections 401(a)(4) and 410(b). In determining the average contribution percentage of a Highly Compensated Eligible Employee, all plans subject to Code Section 401(m) in which such a Highly Compensated Eligible Employee is eligible to participate shall be treated as a single plan.

If the Plan Administrator, with the advice of counsel, determines with respect to any Plan Year that the Plan will (or may) fail either of the average contribution percentage tests above, said Plan Administrator shall, with or without the consent of affected Highly Compensated Eligible Employees, take any action that the Plan Administrator deems appropriate, including without limitation imposing a limitation, or a series of limitations, on the maximum rate of After-Tax Contributions which may be made during one or more subsequent months of such Plan Year by Highly Compensated Eligible Employees, for the Plan to satisfy either of the average contribution percentage tests above.

If the amount of After-Tax Contributions, ESOP Employing Company Matching Allocations, ESOP Allocation Contributions, and ESOP Share Performance Additional Allocations made on behalf of or by Highly Compensated Eligible Employees in a Plan Year does not comply with either of the average contribution percentage tests above, then by the last day of the following Plan Year, the Excess 401(m) amounts for such Plan Year (including any Income attributable to such excess amounts) shall be distributed to Highly Compensated Eligible Employees, or forfeited (if and to the extent that the vested, withdrawable ESOP Employing Company Matching Allocations Account balance of a Participating Employee is insufficient), as provided under Section 7 (“Vesting; Application of Forfeitures”), on the basis of the respective portions of such Excess 401(m) amounts attributable to each such Highly Compensated Eligible Employee in accordance with Code Section 401(m)(6)(C) and applicable Treasury Regulations. The

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Limitations on Contributions

Income attributable to a participant’s Excess 401(m) amounts for the Plan Year during which such Excess 401(m) amounts arose shall be determined in accordance with Treasury Regulations Section 1.401(m)-1(e)(3)(ii) or any successor thereto. In the event of the refunding of any Excess 401(m) amounts which were contributed to the Plan as Basic After-Tax Contributions, the associated ESOP Employing Company Matching Allocation (and associated earnings) shall be forfeited and applied as described in Section 7.6 (“Forfeitures”).

6.3	Limitations on Employee Contributions and Matching Allocations

6.3.1	Section 415 Single Plan Limitations

The maximum Annual Additions that may be credited for the benefit of a Paricipating Employee for any Limitation Year under this Plan in combination with annual additions as defined in Code Section 415(c) under any other qualified plan (whether or not terminated) maintained by a Frontier Company shall not exceed the lesser of: (i) $40,000, as adjusted for increases in cost of living pursuant to Code Section 415(d); or (ii) one hundred percent (100%) of the amount of a Participating Employee’s Compensation for such Limitation Year.

For purposes of the limitation imposed by clause (ii) above, the following contributions shall not be treated as Annual Additions:

•	Any “contribution for medical benefits” (within the meaning of the funded welfare benefit rules of Code Section 419A(f)(2)); and

•	Any amount contributed to an individual medical account of a pension plan, as described in Code Section 415(l)(1).

6.3.2	Justifiable Error

The Trustee shall apply the remedies described in Section 6.3.3 (“Remedies for Justifiable Error”) in the event that the Account of a Participating Employee is credited with contributions or allocations which cause his Annual Additions to exceed the limitations prescribed in Section 6.3.1 (“Section 415 Single Plan Limitations”), as a result of either (A) the allocation of Forfeitures, (B) a reasonable error in estimating a Participating Employee’s compensation for a Limitation Year, (C) an error due to fluctuation in the Value of Company Shares from one Valuation Date to the next (which causes the amount of a Participating Employee’s Annual Addition that is attributable to ESOP Debt Service Contributions to vary in an unpredictable manner), (D) a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to a Participating Employee, or (E) any other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of remedies such as those described in Section 6.3.3 (“Remedies for Justifiable Error”).

6.3.3	Remedies for Justifiable Error

In the event of a justifiable error as described in Section 6.3.2 (“Justifiable Error”), effective as of December 31 of the Limitation Year in which the limit is exceeded, the Trustee shall reduce the Participating Employee’s Annual Additions to the acceptable limit by the following procedures, in the following order:

•	by returning to the Participating Employee some or all of the After-Tax Contributions or Tax-Deferred Contributions (and any associated earnings), if any, for the Limitation Year, and

•	to the extent the limit is still exceeded, excess amounts in the Participating Employee’s Account (and associated earnings) shall be held unallocated in a suspense account for the Limitation Year and used to reduce employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all Participating Employees.

The provisions of this paragraph shall be accomplished by reducing the Annual Additions:

•	first, in the Participating Employee’s Supplementary After-Tax Contributions Account or Supplementary Tax-Deferred Contributions Account, and

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Limitations on Contributions

•	second, in the Participating Employee’s After-Tax or Tax-Deferred Basic Contributions Account, and the associated match in the ESOP Employing Company Matching Allocations Account, as of December 31 of the year of the excess, and holding such excess matching amount unallocated in a suspense account for the Plan Year to be allocated and reallocated in the next Plan Year to all of the remaining Participating Employees entitled to allocation of contributions, but only to the extent that such allocation or reallocation would not cause the Annual Additions to such Participating Employees to violate the limitations of Code Section 415 for such Plan Year. If a suspense account is in existence at any time during a Plan Year, all amounts in the suspense account must be allocated or reallocated before any contributions which would constitute Annual Additions may be made to the Plan for the Plan Year (and succeeding Plan Years, as necessary) in accordance with the rules set forth in Treasury Regulation Section 1.415-6(b)(6)(i). If a suspense account is in effect, it shall not share in investment gains or losses. In the event the Plan is terminated, suspense accounts shall revert to the Employer to the extent such accounts may not then be allocated on behalf of any remaining Participating Employees.

In the case of excess Annual Additions in the Account of a Participating Employee who is not covered by the Plan at the end of the Limitation Year, any excess amounts which remain after the application of the remedies of this Section 6.3.3 (“Remedies for Justifiable Error”) must, as provided by Treas. Reg. § 1.415-6(b)(6)(ii), be held unallocated in a suspense account for the Limitation Year and reallocated in the next Limitation Year to all of the remaining Participating Employees in the next Limitation Year, thereby to reduce employer contributions for such Limitation Year.

6.3.4	Preventative Measures Authorized

If the Plan Administrator (or its delegatee) determines, with respect to any Limitation Year, that a Participating Employee’s Account appears likely to accumulate Annual Additions which exceed the limitations of Section 6.3.1 or Section 6.3.2, said Plan Administrator (or delegatee) may, with or without the consent of the affected Participating Employee, take action that the Plan Administrator (or delegatee), with the advice of counsel, deems appropriate, including without limitation imposing a limitation, or a series of limitations, on the maximum rate of Employee Contributions which may be withheld from the pay of the Participating Employee for contribution to the Plan during one or more subsequent months of such Limitation Year. In taking such remedial action, the Plan Administrator (or delegatee) shall have the discretion to reduce the Participating Employee’s contributions to a level several percentage points below the precise rate then estimated to be necessary to avoid exceeding the Annual Additions limits of the Plan, thereby providing a reasonable margin for error in administering the limitation process.

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7.         VESTING; APPLICATION OF FORFEITURES

7.1	Employee Contributions

A Participating Employee’s or Inactive Participant’s Basic and Supplementary After-Tax Contributions Account, and Basic and Supplementary Tax-Deferred Contributions Account, and rollover contributions made pursuant to Section 15.8 (“Rollovers”) and Income thereon shall at all times be 100% vested.

7.2	Company Match

7.2.1	Company Allocations

Any Non-Vested Amount which constitutes all or part of the balance of a Participating Employee’s or Inactive Participant’s Employing Company Matching Allocations Account (other than amounts attributable to rollover contributions vested pursuant to Section 7.1 (“Employee Contributions”)) and his ESOP Employing Company Matching Allocations Account shall vest and become nonforfeitable on the date on which such individual accrues a Period of Service of three full years; provided that dividends that are reinvested in the Plan at the election of a Participating Employee or Inactive Participant in accordance with Section 10.2.6 shall be fully vested upon reinvestment and shall not constitute Non-Vested Amounts.

7.2.2	Normal Retirement Age

The Account of a Participating Employee or Inactive Participant shall fully vest and become nonforfeitable upon his attainment of Normal Retirement Age at a time when he is in active service as an Employee.

7.3	Bridging of Period of Service Upon Reemployment

For purposes of vesting, but not for purposes of eligibility to participate in the Plan, the rules of this Section 7.3 shall apply.

7.3.1	Less than One Year Break-in-Service

In the case of an Employee with a Period of Severance of less than 12 months followed by a resumed Period of Service, there shall be no break in the Period of Service and, on the date of the first Hour of Service following the Period of Severance, the Employee shall be credited not only with the Period of Service prior to the Severance from Service Date but also with a Period of Service equal to the Period of Severance.

7.3.2	Vested Participant with Break-in-Service of One Year or More

If, on an Employee’s Severance from Service Date, he has a vested interest in any portion of his Account (other than the portion attributable to his After-Tax Contributions or rollover contributions made pursuant to Section 15.8 (“Rollovers”)), or he previously received a distribution of such vested portion of his Account, his Period of Service for the period prior to the Severance from Service Date shall be credited, following a Period of Severance of twelve months or more, if and when he resumes his Period of Service as a consequence of being hired or re-hired by a Frontier Company.

7.3.3	Non-Vested Participant with Break-in-Service of One Year or More

If, on an Employee’s Severance from Service Date, he is not vested in any portion of his Account balance in the Plan (other than the portion attributable to his After-Tax Contributions or rollover contributions made pursuant to Section 15.8 (“Rollovers”)), his Period of Service for the period prior to said Severance from Service Date shall be credited, following a Period of Severance of twelve months or more, if and when he resumes his Period of Service as a consequence of being hired or re-hired by a Frontier Company, but only if the number of his consecutive One-Year Breaks-in-Service following the Severance from Service Date is less than the greater of (i) the number of years of his pre-break Period of Service or (ii) five years.

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Vesting; Application of Forfeitures

7.3.4	Crediting of Pre-Break Service

In a case in which pre-break service is credited under the terms of Section 7.3.2 (“Vested Participant with Break-in-Service of One Year or More”) or Section 7.3.3 (“Non-Vested Participant with Break-in-Service of One Year or More”) for an Employee who has incurred fewer than five consecutive One-Year Breaks-in-Service, the Plan shall retroactively credit the additional Period of Service which accrues after the Break in Service for purposes of determining whether any Non-Vested Amount of the Account balance on the Severance from Service Date shall be vested. The foregoing sentence notwithstanding, any Non-Vested Amount which may have been forfeited on a Severance from Service Date shall not be reinstated to an Account unless the Participating Employee makes a restoral payment in accordance with Section 10.7 (“Restoral of Forfeited Amounts”). If an Employee does not resume his Period of Service prior to incurring five consecutive One-Year Breaks-in-Service, his Period of Service earned after his Breaks-in-Service shall not be applied to increase his vested interest in his pre-break account balance and previously forfeited Non-Vested Amounts shall not be restored under any circumstances.

7.4	Vesting Upon Termination or Retirement; Miscellaneous Vesting Provisions

The Account of a Participating Employee or Inactive Participant shall be 100% vested upon the retirement or termination of employment of the Participating Employee or Inactive Participant, where any of the following circumstances apply:

•	the termination qualifies as a retirement with eligibility for an immediate service pension under the Frontier Communications Corporate Services Inc. Pension Plan for West Virginia Associates;

•	the termination is on account of disability, including a termination as described in Section 14.3 (“Absence Due to Total Disability”);

•	the termination is on account of death;

•	the termination of employment qualifies for benefits under an Employing Company’s Income Security Plan (ISP), Supplemental Income Protection Plan (SIPP), Voluntary Income Protection Plan (VIPP), or the termination occurs under the Employing Company’s practices regarding technological displacement or layoff; or

•	the terminating Employee is a “covered employee” who becomes employed by an “entity subject to the modified final judgment” within 30 days of termination of employment, or the terminating Employee is a “Shared Services Employee” who becomes employed within 30 days of the termination date by AT&T or any company then affiliated with AT&T and within the appropriate period described in Section 2.2(b) of the “divestiture interchange agreement.” For purposes of this paragraph, the terms “covered employee,” “entity subject to the modified final judgment,” and “divestiture interchange agreement” shall have the meanings assigned to them in Section 559 of the Tax Reform Act of 1984, and the term “shared services employee” shall have the meaning assigned to it in Section 1.28 of the “divestiture interchange agreement.”

7.5	Prior Service Credit

For purposes of determining a Participating Employee’s or Inactive Participant’s vested percentage, Periods of Service shall include his service with a Frontier Company, but not any period of service for an employer prior to the time such employer became a Frontier Company; provided, however, that service credited under the Predecessor Plan, and any prior service credited in accordance with Appendix II of the Plan, shall also be credited as a Period of Service. In addition, Periods of Service shall also include service with NYNEX Corporation and its subsidiaries prior to August 14, 1997 to the extent such service would have been recognized under the Plan had it been with a Frontier Company.

7.6	Forfeitures

If a portion of a Participating Employee’s Account is forfeited, assets that were withdrawn from the ESOP Unallocated Shares Account or ESOP Intermediate Holding Account will be forfeited only after other assets. This provision applies notwithstanding anything in the Plan to the contrary and only to the extent required under Treasury Regulation § 54.4975-11(d)(4).

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Vesting; Application of Forfeitures

All Forfeitures during a Plan Year shall be applied either as a credit to reduce subsequent ESOP Debt Service Contributions or ESOP Allocation Contributions or as a ESOP Employing Company Matching Allocation for the Plan Year in which the Forfeiture occurs. If, in any Plan Year, the sum of (1) the value of the Forfeitures which are available for reallocation to Accounts as an ESOP Employing Company Matching Allocation, plus (2) the Value of the Leveraged Shares released from the ESOP Unallocated Shares Account, exceeds the aggregate amount of ESOP Employing Company Matching Allocations, the excess amount of such Forfeitures shall be applied to increase the amount of ESOP Share Performance Additional Allocations available for allocation pursuant to Section 5.3 (“Additional Allocations”).

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8.         INVESTMENT DIRECTIONS

8.1	Investment Direction

8.1.1	Participant Direction

Each Participating Employee may direct that all Employee Contributions and ESOP Allocation Contributions be invested, in increments of 1%, in any of the Funds available from time to time. Subject to the investment objectives of each respective fund and to guidelines provided by the Retirement Plan Committee (or its delegatee), the Trustee and Investment Managers of the various funds may invest a portion of the assets of the funds in derivatives to adjust portfolio duration or as interest rate or foreign currency hedges or for such other purposes that are consistent with such respective guidelines and objectives as the Retirement Plan Committee (or its delegatee) may determine.

8.1.2	Released Leveraged Shares

ESOP Employing Company Matching Allocations attributable to released Leveraged Shares which are allocated to the Account of a Participating Employee shall be invested in the Company Shares Fund. Such ESOP Employing Company Matching Allocations shall be credited to the ESOP Employing Company Matching Allocations Account.

Except as provided in Section 8.3 (“Diversification of Leveraged Stock in the ESOP Employing Company Matching Allocations Account”), no amounts credited to a Participating Employee’s ESOP Employing Company Matching Allocations Account and invested in the Company Shares Fund pursuant to this Section 8.1.2 (“Released Leveraged Shares”) may be transferred to any of the investment funds. Nor shall the balance of any account other than an ESOP Employing Company Matching Allocations Account be transferred or transferable to that account.

8.2	Change in Investment Direction

Any investment direction given by a Participating Employee or Inactive Participant shall continue in effect until changed by him or her. A Participating Employee or Inactive Participant may make the following changes in the investment of Employee Contributions and Account balances in the Employee Contributions Accounts:

•	A Participating Employee on any day may change investment direction as to future Employee Contributions and ESOP Allocation Contributions, and an Inactive Participant who continues to repay a Plan loan may change investment direction as to future loan installments, by giving an Approved Form of Timely Prior Notice directing that such contributions or loan installments be invested, in 1% increments, in one of the other investment funds specified above. Any such change shall become effective as soon as administratively possible with respect to such future contributions or loan installments.

•

A Participating Employee or Inactive Participant on any Valuation Date may direct that up to 100%, in 1% increments, of the balance of his or her Employee Contributions Accounts and the balance of his or her Employing Company Matching Allocations Account and ESOP Employing Company Matching Account that is not a Restricted Account subject to Section 8.3 (“Diversification of Leveraged Stock in the ESOP Employing Company Matching Allocations Account”) (which balance includes amounts transferred from the PAYSOP under Section 26 (“Transfer of Accounts from Bell Atlantic Employee Stock Ownership Plan”)) that are then held in any investment fund shall be reinvested in one or more of the other investment funds by giving an Approved Form of Timely Prior Notice directing that the Value of such Accounts be invested in one or more of the other investment funds, provided, however, that in any case where the notice is received after 12 noon or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the transaction shall be processed and the Accounts shall be valued as of the close of business on the next Valuation Date. Transfers and any other account activity may be restricted or refused (i) if the fund receives or anticipates simultaneous orders affecting significant portions of the fund’s assets, (ii) if a proper fund valuation is unavailable, (iii) during times of drastic economic or

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Investment Directions

market changes, (iv) if there is an imbalance in orders or, (v) for any other reason, including natural disasters. Transfers between Funds shall be subject to such further limitations and restrictions as may be imposed by the Retirement Investment & Administration Committee, or the Trustee or any insurance company contract or other instrument governing investments in any Fund. shall be eligible for diversification under this Section 8.3.2 the same as any other Restricted Accounts

8.3	Diversification of Leveraged Stock in the ESOP Employing Company Matching Allocations Account

The provisions of this Section apply to the portion of a Participating Employee’s or Inactive Participant’s Employing Company Matching Allocations Account and ESOP Employing Company Matching Account invested in the Company Shares Fund and attributable to Leveraged Shares released on or after the Effective Date (if any) (such portion is referred to as the “Restricted Account”).

8.3.1	Age 55 and One Year of Service

Any Participating Employee or Inactive Participant who has attained age 55 and completed a Period of Service of one or more years shall be permitted to direct, by giving an Approved Form of Timely Prior Notice, that up to 100% of the number of Company Shares allocated to his Restricted Account be transferred in 1% increments among the other investment funds available under the Plan in the manner described in Section 8.2 (“Change in Investment Direction”).

8.3.2	Age 50 and One Year of Service

Any Participating Employee or Inactive Participant who has attained age 50 and completed a Period of Service of one or more years shall be permitted to direct once during any Plan Year, by giving an Approval Form of Timely Prior Notice, that up to 50% of the number of the Company Shares allocated to his Restricted Account be transferred in 1% increments, among the other investment funds available under the Plan in the same manner described in Section 8.2 (“Change in Investment Direction”). The number of Company Shares which may be transferred under this Section 8.3.2 on any Valuation Date shall be determined under the following formula: %(A+D)-D, where % is the percentage elected by the Participating Employee and Inactive Participant which is 1% to 50% (in 1% increments); A is the number of Company Shares allocated to his Restricted Account on such Valuation Date; and D is the number of Company Shares previously transferred under this Section 8.3.2(b). No more than one election under this Section 8.3.2(b) shall be allowed during any Plan Year.

8.3.3	Pension Protection Act

A Participating Employee who has completed three years of service (as defined by Code section 401(a)(35)(G)(vi)) shall be permitted to direct, by giving an Approved Form of Timely Prior Notice, that up to 100% of his Restricted Account be transferred in 1% increments among the other investment funds available under the Plan in the manner described in Section 8.2 (“Change in Investment Direction”).

8.4	Union Sponsored Trust

Section 24 (“Provisions for Employees Who Elect to Participate in a Union-Sponsored Trust for Savings”) contains provisions applicable to Participating Employees who elect to participate in a union-sponsored trust.

8.5	ERISA Section 404(c)

It is intended that the Plan constitute an “ERISA Section 404(c) Plan.” To the extent that a Participant exercises control over the assets in his Account, as determined under Section 404(c) of ERISA and the regulations thereunder, the Retirement Investment & Administration Committee, the Trustee and all other Plan fiduciaries shall not be liable for any loss, nor shall they be liable by reason of any breach of fiduciary duty, which results from such Participant’s exercise of control.

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8.6	ESOP and Profit Sharing Plan Investments

The Company Shares Fund shall consist of two separate portions, a Profit-Sharing Plan portion maintained under the Profit-Sharing Plan and an ESOP portion maintained under the ESOP. Any transfer of amounts between the Profit-Sharing Plan and the ESOP shall be an intra-plan transfer. The Trustee shall properly account for any transferred amounts as part of the Profit-Sharing Plan or the ESOP, as applicable, but shall not be required to give advance notice of such transfer or to observe any other requirements that would apply to a transfer of assets and liabilities between two separate plans. Such transfers shall not be considered “annual additions” under Section 6.3 (“Limitations on Employee Contributions and Matching Allocations”).

8.6.1	Transfers from the Profit Sharing Plan

All amounts accumulating in the Profit-Sharing Plan portion of the Company Shares Fund after the Effective Date and attributable to Participating Employees who are or were Employees of Frontier Companies that are corporations shall be transferred periodically to the ESOP portion of the Company Shares Fund after the contributions are made. Any Company Shares transferred in accordance with the preceding sentence shall be held in the ESOP portion of the Company Shares Fund.

To the extent that a Participating Employee who is or was an Employee of a Frontier Company that is a corporation has elected to transfer a portion of his Accounts from any other Fund to the Company Shares Fund, such amount shall be transferred to the ESOP portion of the Company Shares Fund.

8.6.2	Transfers from the ESOP

To the extent that a Participating Employee has elected to transfer a portion of his Account invested in the Company Shares Fund to any other Fund, the amount transferred shall be taken first ratably from the Profit Sharing Plan portion of his Accounts and then, to the extent the amount transferred exceeds the amounts in such other Accounts, from the ESOP portion of his Accounts.

8.6.3	Contributions to the ESOP

Notwithstanding anything herein to the contrary, Employee Contributions, rollover contributions, Employing Company Allocations, and amounts transferred to the Plan pursuant to Section 15 (“Change of Status; Reassignment to Bellcore; Rollovers; Plan to Plan Asset Transfers”), which are initially contributed to and invested in the Company Shares Fund on behalf of individuals who are Employees of Frontier Companies that are members of a “controlled group of corporations” (as defined by Code Section 409(l)) with the Company shall be considered contributed to the ESOP.

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9. MAINTENANCE AND VALUATION OF EMPLOYEES’ ACCOUNTS

9.1	Maintenance of Separate Accounts

There shall be established for each Participating Employee a Basic Tax-Deferred Contributions Account, a Basic After-Tax Contributions Account, a Supplementary Tax-Deferred Contributions Account, a Supplementary After-Tax Contributions Account, an Employing Company Matching Allocations Account and an ESOP Employing Company Matching Allocations Account which shall respectively reflect all Employee Contributions and all amounts which Employing Companies shall cause to be allocated to the Accounts of Participating Employees. In certain cases, the Accounts described above are broken down into sub-accounts for recordkeeping purposes. Each Participating Employee, and each Inactive Participant, will be furnished a statement of account not less than annually, and electronic access to Account information which shall be updated not less frequently than monthly. An additional statement will be provided upon any reinvestment of account balances, distribution, withdrawal or restoral. Such a statement shall be considered to reflect accurately the status of an Account for all purposes under the Plan, unless the Participating Employee or Inactive Participant reports a discrepancy to the Benefit Administrator within 30 days after receipt of the statement. Discrepancies reported within 30 days will be handled by the person delegated by the Plan Administrator, but discrepancies reported after that date must be submitted as a claim to the Benefit Claims Committee. Each Participating Employee and each Inactive Participant requesting duplicate copies of advices or confirmations of transactions and elections, tax forms, or statements in connection with a Plan Account shall be required to pay a fee not in excess of ten dollars ($10) in advance for each such duplicate copy.

9.2	Valuation of Accounts

The interest of a Participating Employee or an Inactive Participant in each investment fund, and in amounts allocated pursuant to Sections 4 (“Contributions From Pay”) and 5 (“Employing Company Matching Allocations”), shall be represented by Units, which shall be valued and credited to the account as follows:

9.2.1	Income

The Income of an investment fund shall be allocated as of each Valuation Date to the Accounts of Participating Employees and Inactive Participants who then have Account balances invested in the fund, in proportion to the balances in such Accounts immediately after the preceding Valuation Date, but before reducing each such Account by any distributions, withdrawals or transfers from such Account during the interim period and before increasing each such Account by any transfers to such Account from another Account in the Plan. All valuations hereunder shall be based on the Value of the assets in the Trust Fund on the Valuation Date.

Except to the extent that Allocated Dividends under the Company Shares Fund are temporarily diverted to repay principal or interest on an Acquisition Loan or are withdrawn pursuant to Section 10.2.6 (“Withdrawal and Distribution of Dividends”), Income on each investment fund shall be reinvested in the same investment fund.

Unless and to the extent that the Trustee is directed by the chief financial officer of the Company from time to time not to do so, all (i) Allocated Dividends, (ii) Unallocated Dividends, (iii) earnings on Unallocated Dividends, and (iv) earnings attributable to the proceeds of the Acquisition Loan earned prior to the acquisition of Company Shares with such proceeds, shall be utilized to repay an Acquisition Loan until such Acquisition Loan is repaid. With respect to the Leveraged Shares which are allocated to the ESOP Employing Company Matching Allocations Accounts of Participating Employees and Inactive Participants, the chief financial officer of the Company may, in his or her sole discretion, direct the Trustee to use either all, a portion, or none of the Allocated Dividends on such shares to repay one or more installments of principal and interest on an Acquisition Loan, until the Acquisition Loan is repaid. To the extent that the Treasurer directs the Trustee to utilize such Allocated Dividends from such Accounts to make payments on the Acquisition Loan, the amount of such dividends derived from such Accounts shall be used to repay an Acquisition Loan in the manner described under Section 5 (“Employing Company Matching Allocations”). Any cash dividends which the Treasurer directs the Trustee not

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Maintenance and Valuation of Employees’ Accounts

to use to repay an Acquisition Loan, and any other earnings received by the Trustee under the Company Shares Fund shall be reinvested in the Company Shares Fund unless otherwise withdrawn pursuant to Section 10.2.6 (“Withdrawal and Distribution of Dividends”).

9.2.2	Allocations and Contributions

Basic or Supplementary Tax-Deferred Contributions to the Plan shall be allocated to the Participating Employee’s respective Basic or Supplementary Tax-Deferred Contributions Account as of the Valuation Date on which the Trustee credits the contributions to the Participating Employee’s Account, which date shall be no later than the last Valuation Date of the month following the month in which such amounts were actually contributed to the Plan.

Basic or Supplementary After-Tax Contributions shall be allocated to the Participating Employee’s respective Basic or Supplementary After-Tax Contributions Account as of the Valuation Date on which the Trustee credits the contributions to the Participating Employee Account, which date shall be no later than the last Valuation Date of the month following the month in which such amounts were actually contributed to the Plan.

As of the Valuation Date coinciding with the date on which a Participating Employee’s Account is credited with Basic Contributions, there shall be allocated to the Participating Employee’s ESOP Employing Company Matching Allocations Account the amount of the ESOP Employing Company Matching Allocation and Additional Allocations to which the Participating Employee is entitled pursuant to Section 5 (“Employing Company Matching Allocations”).

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10.        DISTRIBUTION AND WITHDRAWAL

10.1	Method of Payment

Upon any distribution or withdrawal from the Account of a Participating Employee or Inactive Participant, payment shall be made in the following manner:

•	With respect to Units representing investments in the Verizon Shares Fund, payment shall, at the election of the Participating Employee or Inactive Participant, be in Verizon Shares or cash; except that, payment shall be in cash if the individual makes no election or in the case of any fraction of a Verizon Share, or in the case of a hardship withdrawal under Section 10.2.5 (“Withdrawals of Tax-Deferred Contributions”). Distributions in cash shall be on the basis of the Value on the Valuation Date as of which distribution or withdrawal is made. For the purposes of distributions or withdrawals of Verizon Shares, there shall be deemed to be in the Account, on the Valuation Date as of which distribution or withdrawal is made, a number of Verizon Shares (carried to the fourth decimal place) determined by dividing the total value of the Units in the Verizon Shares Fund on such date by the Value per share of Verizon Shares on such date.

•	With respect to Units representing investments in the Company Shares Fund, payment shall, at the election of the Participating Employee or Inactive Participant, be in Company Shares or cash; except that, payment shall be in cash if the individual makes no election or in the case of any fraction of a Company Share, or in the case of a hardship withdrawal under Section 10.2.5 (“Withdrawals of Tax-Deferred Contributions”). Distributions in cash shall be on the basis of the Value on the Valuation Date as of which distribution or withdrawal is made. For the purposes of distributions or withdrawals of Company Shares, there shall be deemed to be in the Account, on the Valuation Date as of which distribution or withdrawal is made, a number of Company Shares (carried to the fourth decimal place) determined by dividing the total value of the Units in the Company Shares Fund on such date by the Value per share of Company Shares on such date

•	Except as provided below, with respect to investment funds other than Verizon Shares Fund and the Company Shares Fund, payment shall be in cash and shall be based on the respective Values of the Accounts as of the Valuation Date as of which distribution or withdrawal is made.

•	A distribution or withdrawal shall be processed and the value of the Accounts shall be determined as of the close of business on the Valuation Date on which the Approved Form of Timely Prior Notice is received by the Benefit Administrator; provided, however, that in any case where the notice is received after 4:00 p.m. (or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the transaction shall be processed and the Accounts shall be valued as of the close of business on the next Valuation Date.

•	With respect to amounts representing collateral for any Plan Loan, in the case of distributions as a consequence of death or separation from service (where the Participating Employee or Inactive Participant has not elected to continue loan repayments in accordance with Section 11.9 (“Default and Remedies”)), in the absence of the prompt repayment of the Plan Loan, distribution shall be made in the form of an assignment of the promissory note securing the outstanding balance of such Plan Loan, in the manner described in Section 11.9 (“Default and Remedies”), and such promissory note shall be valued based upon the outstanding balance of such promissory note on the Valuation Date as of which distribution is made.

10.2	In-Service Withdrawals

10.2.1	In-Service Withdrawals Generally

A Participating Employee or an Inactive Participant (who is an alternate payee under a qualified domestic relations order, or who is then an employee of (or on a leave of absence from) Bellcore or a Frontier Company) may elect to withdraw amounts from his Account under the Plan in accordance with the terms of this section. Requests for withdrawal shall be made on an Approved Form of Timely Prior Notice, and must be for a specific dollar amount which shall be a multiple of $50 or for the maximum amount available under a particular option. In-service withdrawals are

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Distribution and Withdrawal

not permitted for any Participating Employee or Inactive Participant who has a loan in default, as determined under Section 11.9 (“Default and Remedies”). Payment shall be made as soon as practicable after the Valuation Date of withdrawal designated in such notice. The transaction shall be processed and the value of the Accounts shall be determined as of the close of business on the Valuation Date on which the Approved Form of Timely Prior Notice is received by the Benefit Administrator; provided, however, that in any case where the notice is received after 4:00 p.m. (or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the transaction shall be processed and the Accounts shall be valued as of the close of business on the next Valuation Date.

10.2.2	Non-Hardship Non-Suspension Withdrawals

A non-hardship non-suspension withdrawal will not subject a Participating Employee to suspension of participation in the Plan. Non-hardship non-suspension withdrawals shall be made from the Accounts according to the order in which the following items are presented, as the amounts described in each successive item are exhausted:

•	Employee Supplemental After-Tax Contributions contributed prior to January 1, 1987 under the Verizon Communications Plan or a predecessor thereto;

•	Employee Basic After-Tax Contributions contributed prior to January 1, 1987 under the Verizon Communications Plan or a predecessor thereto;

•	Employee Supplementary After-Tax Contributions contributed after December 31, 1986 (including earnings thereon);

•	Employee Basic After-Tax Contributions contributed after December 31, 1986 and at least 24 calendar months prior to the Valuation Date on which the withdrawal occurs (including earnings thereon);

•	Earnings attributable to Employee Supplementary and Basic Contributions contributed prior to January 1, 1987 under the Verizon Communications Plan or a predecessor thereto;

•	Rollover contributions (including earnings thereon);

•	Transferred PAYSOP amounts; and

•	Employing Company Matching Allocations Account, ESOP Employing Company Matching Allocations Account and ESOP Allocation Contributions Account (to the extent such contributions are Vested) (including earnings thereon) made to match Basic Contributions at any time at least 24 calendar months prior to the Valuation Date on which the withdrawal occurs (except for Participating Employees or Inactive Participants who have completed five or more years of participation who may withdraw any such amounts made within such 24 calendar months).

Notwithstanding the order of withdrawal for Plan accounting purposes, the amounts withdrawn shall be taxed in accordance with the order and sequence required by Code Section 72, in conjunction with administrative guidelines adopted by the Plan Administrator.

10.2.3	Non-Hardship Suspension Withdrawals

A non-hardship suspension withdrawal will subject a Participating Employee to a loss of ESOP Employing Company Matching Allocations for a period of six months from the Valuation Date on which the withdrawal occurs. During this period, the Participating Employee shall not receive any ESOP Employing Company Matching Allocation (or ESOP Allocation Contributions) with respect to Basic Contributions made during this period. Non-hardship suspension withdrawals shall be made from the Accounts according to the order presented in Section 10.2.2 (“Non-Hardship Non-Suspension Withdrawals”) until such amounts are exhausted, and then from Employee Basic After-Tax Contributions (and earnings thereon) contributed after December 31, 1986 and within 24 calendar months prior to the Valuation Date on which the withdrawal occurs;

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Distribution and Withdrawal

10.2.4	Debiting of Investment Funds

Withdrawals shall be deemed to be made pro rata from each of the investment funds in which the Account is invested (except any investment in the form of a note securing a Plan Loan) on the basis of the Value in such Accounts on the Valuation Date as of which the withdrawal is effective.

10.2.5	Withdrawals of Tax-Deferred Contributions

A Participating Employee or Inactive Participant may withdraw up to 100% of his Tax-Deferred Contributions, but only under the following circumstances: (i) at or after attaining the age of 59-1/2, or (ii) on account of an immediate financial hardship as defined in this section. In the case of a withdrawal at or after attaining age 59-1/2, the withdrawal shall be made in the order specified in Section 10.2.3 (“Non-Hardship Suspension Withdrawals”) without suspension until all such amounts have been exhausted. Thereafter, the withdrawal shall be made from the Supplementary Tax Deferred Contribution Account until exhausted, and then from the Basic Tax-Deferred Contribution Account. In the case of a qualifying hardship withdrawal, it shall also be permissible to withdraw Basic After-Tax Contributions (and Income thereon) which were contributed during the immediately preceding 24 calendar months, and such After-Tax Contributions shall be the first dollars withdrawable in the event of a qualifying hardship. In no event may a participant who is under age 59-1/2 withdraw any Income attributable to his Tax-Deferred Contributions which Income was allocated to the Account after January 1, 1989.

A withdrawal in the case of an immediate financial hardship shall only be permitted if (i) it is not in excess of the amount of the immediate and heavy financial need of the participant, adjusted upwards to reflect the imposition of applicable state, local and federal taxes, and (ii) the Benefit Administrator determines that the withdrawal is necessary in light of immediate and heavy financial needs of the Participating Employee because it is only on account of:

•	medical expenses described in Code Section 213(d) and incurred by the Participating Employee or Inactive Participant, his spouse, or any of his dependents (as defined in Code Section 152), as long as such expenses are ineligible for reimbursement under any health care plans;

•	the purchase (excluding mortgage payments) of a principal residence for the Participating Employee or Inactive Participant;

•	the payment of tuition related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participating Employee or Inactive Participant, his Spouse, children or other dependents;

•	the need to prevent the eviction of the Participating Employee or Inactive Participant from his principal residence, or foreclosure on the mortgage of his principal residence; or

•	funeral expenses for a family member of the Participating Employee or Inactive Participant.

The Plan Administrator, with the advice of counsel, shall establish procedures for implementing the hardship withdrawal rules of the Plan. To qualify for a hardship withdrawal, the applying Participating Employee or Inactive Participant:

•	must exhaust all funds which are otherwise available for withdrawal or borrowing under all plans maintained by any Frontier Company (if financial hardship is not increased as a result).

•	shall have his Employee Contributions to the Plan and all other plans maintained by a Frontier Company suspended for 12 months from the date the payroll department of the Employing Company is notified of the hardship withdrawal; and

•	shall have his Tax-Deferred Contributions to the Plan and all other plans maintained by a Frontier Company for the next taxable year limited to the applicable limit under Code Section 402(g) for that year minus his Tax Deferred Contributions for the year of the hardship withdrawal.

10.2.6	Withdrawal and Distribution of Dividends

Each Participant with respect to an ESOP Employing Company may elect to withdraw from his Account any dividends payable with respect to Company Shares held under the ESOP portion of

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Distribution and Withdrawal

the Plan during the Plan Year for which such election is made to the extent such dividends are not otherwise applied to the repayment of any currently maturing obligation under an Acquisition Loan; provided, however, that any dividends attributable to Company Shares transferred from the PAYSOP pursuant to Section 26 (“Transfer of Accounts from Bell Atlantic Employee Stock Ownership Plan”) shall automatically be distributed to Participating Employees, Inactive Participants, and Beneficiaries. The Retirement Investment & Administration Committee shall prescribe rules governing the timing and revocability of such elections. Dividends to be distributed in accordance with the foregoing shall be accumulated during the Plan Year and invested in a short-term interest fund pending their distribution. The interest earned on such fund shall be used to pay Plan expenses. All such withdrawals and distributions shall be in cash. Dividends payable with respect to Company Shares held under the ESOP portion of the Plan and not distributable in accordance with the foregoing shall be reinvested in accordance with Section 9.2.1 and shall be fully vested upon reinvestment in accordance with Section 7.2.2.

10.3	Distribution on Termination of Employment Except Death or Transfer

10.3.1	Form and Timing of Distribution

Upon a Participating Employee’s or Inactive Participant’s retirement or termination of employment with an Employing Company for any reason other than death, transfer or reassignment to another Frontier Company (see Section 13 (“Reassignments Among Employing Companies”)), and other than a transfer or reassignment to Bellcore (see Section 15 (“Change of Status; Reassignment to Bellcore; Rollovers; Plan to Plan Asset Transfers”)), distribution of the Value of the participant’s Account (other than Non-Vested Amounts which shall be forfeited) shall be payable in a lump sum (or, if applicable, a form of distribution described in Section 10.5 (“Optional Form of Distribution”)) as soon as practicable after the determination of the Value of the participant’s Account in accordance with the provisions of Section 10.8 (“Determination of Value of Account”); provided, however, that in the case of a participant’s Account with a vested balance greater than $3,500, no such distribution shall be made prior to the date specified in Section 10.3.2 (“Deferral of Distribution to Age 70-1/2”) unless he consents to such distribution as described in Section 10.3.3 (“Consent to Distribution”). In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section, if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with this Section, then the Benefit Administrator will direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

10.3.2	Deferral of Distribution to Age 70-1/2

In the case of a Participating Employee or Inactive Participant who does not consent to a distribution of an Account with a vested balance greater than $3,500, as provided in the preceding paragraph, then: (1) any Non-Vested Amounts shall be forfeited as of the date specified in Section 10.3.4 (“Forfeitures”), (2) after the forfeiture of Non-Vested Amounts (if any), all of the vested Account balance shall remain in the Plan until December 31 of the year in which occurs the later of: the date such person attains age 70-1/2; or the date such person ceases to be an Employee, and (3) the distribution of such vested Account shall be paid in either a lump sum or installments described in Section 10.5 (“Optional Form of Distribution”) as soon as practicable thereafter. No distributions, whether on account of hardship or otherwise, shall be permitted before such date; provided, however, that a Participating Employee or Inactive Participant who has elected or is deemed to have elected to defer distribution may thereafter elect to receive distribution prior to such date in the manner described in Section 10.3.3 (“Consent to Distribution”).

10.3.3	Consent to Distribution

An election of, or consent to, a distribution shall be made in the manner prescribed by the Plan Administrator and delivered to the Benefit Administrator within the 180-day period ending on the

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benefit payment date elected by the Participating Employee or Inactive Participant and in no event earlier than the date the Participating Employee or Inactive Participant is provided with information relating to his right to defer payment in accordance with the preceding paragraph, the forms of payment available to him, the relative values of each and his right to make a direct rollover as described in Section 10.9 (“Direct Rollovers”). Such information, which is required to be provided under Treasury Regulation Section 1.411(a)-11(c), must be supplied not less than 30 days and not more than 180 days prior to the benefit payment date provided, however, that distributions may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given if:

•	the Benefit Administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

•	the Participating Employee or Inactive Participant, after receiving the notice, affirmatively elects a distribution.

10.3.4	Forfeitures

In the case of a Participating Employee or Inactive Participant who terminates employment, any Non-Vested Amounts in such individual’s Account shall be forfeited on the earlier of: (A) the date on which he receives a distribution of his entire vested Account balance which is less than 100%, or (B) the date on which he incurs 5 consecutive One-Year Breaks-In-Service.

10.4	Death

In case of death of a Participating Employee or an Inactive Participant who is an employee of a Frontier Company or Bellcore, any Non-Vested Amounts shall be vested, and all of the Units in the Employee’s Accounts will be distributed in accordance with Section 17 (“Designation of Beneficiaries”).

10.5	Optional Form of Distribution

A Participating Employee or an Inactive Participant who has a vested balance greater than $3,500 may elect, instead of a single payment as provided in Section 10.3 (“Distribution on Termination of Employment Except Death or Transfer”), to receive payments in either of the two following forms: (1) in a number of annual installments (not less than two nor more than 20), but in any event less than the number of years of life expectancy of such person at the time of benefit commencement, or (2) in monthly or annual installments over a period equal to the life expectancy of such person, in accordance with regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of Proposed Treasury Regulation Section 1.401(a)(9)-2 (determined as of December 31 of the year preceding the year in which the installment payment is made). The installments shall consist of approximately equal number of Units each year or month, as applicable, payable as of the date provided for distribution in Section 10.3 (“Distribution on Termination of Employment Except Death or Transfer”) and as of the same date in each year or month, as applicable, thereafter until payment of all such installments is made. Payment of each such installment shall be made in the manner provided for in Section 10.1 (“Method of Payment”) and on the basis of the valuation provided for in Section 10.8 (“Determination of Value of Account”). Such an election shall be made in the manner prescribed by the Plan Administrator and delivered to the Benefit Administrator at any time within the 180-day period prior to the benefit payment date elected by the participant in accordance with Section 10.3.3 (“Consent to Distribution”). For the purpose of this Section 10.5 (“Optional Form of Distribution”), an election to receive installment payments made by a participant under the comparable provisions of the Predecessor Plan shall be considered as an election to receive installments under this Plan.

Notwithstanding any other provision of this section, an election under this Section 10.5 shall apply solely to the balance of the Account without reference to any portion of such balance which serves as collateral for a Plan Loan which is outstanding at the time of separation from service; any such portion which serves as collateral for a Plan Loan, for which the Participating Employee or Inactive Participant does not elect to continue repayment in accordance with Section 11.9 (“Default and Remedies”) and which is not promptly repaid in full at the time of termination shall be distributable only in the form of a single in-kind distribution of the note securing the Plan Loan in the manner described in Section 10.1 (“Method of Payment”).

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Distribution and Withdrawal

A Participating Employee or Inactive Participant who has elected to receive installment payments may revoke such election by giving notice, in an Approved Form of Timely Prior Notice, and upon such revocation the remaining Value in such person’s Account, determined as of the Valuation Date on which the notice is received, shall be distributed in a single payment in the manner provided in Section 10.1 (“Method of Payment”); provided, however, that in any case where the notice is received after 4:00 p.m. (or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the transaction shall be processed and the Accounts shall be valued as of the close of business on the next Valuation Date.

If any Participating Employee or Inactive Participant dies before receiving all such installments, all Units remaining at death shall be distributed in accordance with Section 17. (“Designation of Beneficiaries”)

If a Participating Employee or Inactive Participant elects under the provisions of this Section 10.5 (“Optional Form of Distribution”), or under the comparable provisions of the Predecessor Plan, to receive installment payments and is thereafter reemployed before receiving all such installments, the installment payments shall cease upon reemployment unless the Participating Employee elects to continue such payments during the period of reemployment with respect to the Units in the participant’s Account immediately prior to the period of reemployment. Any Units credited to the participant’s Accounts during the period of reemployment shall be distributed after the subsequent termination of reemployment, as provided in Section 10.3 (“Distribution on Termination of Employment Except Death or Transfer”). However, if after the subsequent termination of reemployment, there remain any number of installment payments with respect to Units which were in the participant’s Account prior to the period of reemployment, an election under Section 10.5 (“Optional Form of Distribution”) with respect to Units credited during the period of reemployment must be for that same number of installments. For the purpose of this Section 10.5 (“Optional Form of Distribution”), the effect of reemployment on a prior election to receive installments shall apply only if the prior election was made in connection with a participant’s retirement or termination of employment from an Employing Company and the individual is reemployed as other than a Rehired Associate Retiree.

An Inactive Participant who has retired from a Frontier Company after satisfying the requirements of Section 7.4 (“Vesting Upon Termination or Retirement; Miscellaneous Vesting Provisions”) may elect no more than once a year to withdraw amounts from his Account in accordance with the terms of Section 10.2.1 (“In-Service Withdrawals Generally”).

10.6	Required Distributions

Notwithstanding any other provisions of the Plan relating to the distribution of a participant’s Account, the distribution of the Account of a Participating Employee or Inactive Participant shall commence not later than April 1 following the year in which the participant attains age 70-1/2, or if later, the year such person ceases to be an Employee, and shall be distributed either in a lump sum or in approximately equal annual installments over a period not greater than the life expectancy of such person, or the joint life expectancy of such person and his spouse or designated beneficiary, pursuant to such person’s election, and in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of Proposed Treasury Regulation Section 1.401(a)(9)-2. A Participating Employee or Inactive Participant who is an Employee and who attained age 70-1/2 in a calendar year prior to 1999 shall have the right to receive payments in accordance with the immediately preceding sentence while an Employee. A Participating Employee or Inactive Participant who is an Employee, whose Accounts were transferred to the Plan from the Verizon Communications Plan, and who was receiving required installment distributions on July 1, 1998 under such plan shall continue to receive such installment distributions. Section 28 provides rules for determining the amount of required distributions under Code Section 401(a)(9).

10.7	Restoral of Forfeited Amounts

Notwithstanding the provisions of this Section 10 relating to the forfeiture of units representing Non-Vested Amounts upon distribution of the vested portion of a participant’s Account following termination of employment, the Employing Company shall cause the previously forfeited Non-Vested Amounts to be

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Distribution and Withdrawal

subsequently reinstated if the Participating Employee or Inactive Participant, in accordance with this section, makes a lump-sum restoral payment in cash to the Trustee in an amount equal to the total value (of cash, or cash plus shares, whichever is applicable) which was distributed or withdrawn at the time of the forfeiture.

A Participating Employee or Inactive Participant shall have the right to have his forfeited Non-Vested Amount (unadjusted by any subsequent investment gains or losses after the date of the forfeiture) reinstated under this section, only if and when such person is re-employed (or, in the case of an in-service withdrawal, remains employed) as an Employee prior to the occurrence of five consecutive One-Year Breaks-in-Service, and makes the restoral lump-sum payment in full to the Trustee before the fifth anniversary of his reemployment commencement date (or the fifth anniversary of the forfeiture, in the case of an in-service withdrawal). The restoral payment must be paid in full in a lump sum equal to the full amount of cash, plus the full Value of shares (if any), which were withdrawn or distributed, and which occasioned the Forfeiture.

Amounts forfeited under the Predecessor Plan, the Verizon Communications Plan, or an Interchange Company Savings Plan shall be reinstated under this section if the Participating Employee makes a lump-sum cash restoral payment to the Trustee (within the time periods specified above with respect to amounts forfeited under the Plan) in an amount equal to the cash plus the Value (on the date of withdrawal or distribution) of shares, if any, which the employee received in the withdrawal or distribution which resulted in the forfeiture.

The Participating Employee’s lump-sum restoral payment shall be invested according to his or her investment direction except that the portion of the restoral which represents a formerly vested balance in the ESOP Employing Company Matching Allocations Account that is subject to Section 8.3 (“Diversification of Leveraged Stock in the ESOP Employing Company Matching Allocations Account”) shall be invested in the Company Shares Fund. The amount reinstated to the Employee’s Account shall not reflect any investment gains or losses since the date on which the amount was forfeited. The number of Units credited to the Employee’s Accounts shall be based on the value of the Units representing each type of investment as of the Valuation Date on which such restoral payment is made.

The Trustee shall, for purposes of determining the year in which a portion of an Account balance shall first be withdrawable from the Plan, credit the restoral payment to the Plan Years to which they were credited prior to being withdrawn or distributed. Similarly, the Trustee shall credit the reinstated Account balances which were previously forfeited to the same Plan Years to which they were credited prior to being forfeited.

10.8	Determination of Value of Account

With respect to withdrawals and distributions made under this section, the Value of the Accounts shall generally be determined as of the close of business on the Valuation Date coincident with the later of (1) the date on which the Benefit Administrator receives the Approved Form of Timely Prior Notice requesting distribution of the Employee’s Account; provided, however, that in any case where the notice is received after 4:00 p.m. (or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the Accounts shall be valued as of the close of business on the next Valuation Date or (2) the effective date on such form; provided, however, that in the event of a mandatory distribution of an Account with a vested Account balance under $3,500, the Value of the Account shall be determined on the Valuation Date which coincides with the effective date of the distribution.

10.9	Direct Rollovers

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Retirement Investment & Administration Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions:

•

Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance of the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less

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Distribution and Withdrawal

frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and the portion of any hardship withdrawal under Section 10.2.5 (“Withdrawals of Tax-Deferred Contributions”) which is described in Code Section 401(k)(2)(B)(i)(IV); and the portion of any other distribution or withdrawal made on account of hardship.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Such portion may also be transferred to an individual retirement plan under Section 408A of the Code or to any other qualified plan under Code Section 401(a) or annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred in accordance with the foregoing.

A direct rollover of a distribution from a Roth contributions sub-account under the Plan constitutes an Eligible Rollover Distribution only if made to another Roth contributions account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth individual retirement plan described in Code Section 408A.

•	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution made to a surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

An Eligible Retirement Plan includes a Roth individual retirement plan under Section 408A.

An Eligible Retirement Plan with respect to a distribute who is a non-spouse Beneficiary is limited to an individual retirement account or annuity that is an inherited individual retirement account or annuity under Section 408(d)(3)(C)(ii) of the Code.

•	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. Distributee includes a designated beneficiary who is not a spouse.

•	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

10.10	Lost Payees

In the case of any Participating Employee, Inactive Participant, or Beneficiary whose Account has become payable under the Plan and whose whereabouts are unknown to the Retirement Investment & Administration Committee after reasonable and diligent efforts to locate such person, the Account of such person shall be forfeited. If a claim for benefits is subsequently made by a person entitled to such Account, the forfeited Account shall be reinstated to what it would have been had no forfeiture occurred. Forfeitures reinstated under this section shall be paid from current forfeitures, and if insufficient, from additional Employing Company contributions.

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11.        LOANS TO EMPLOYEES

11.1	Permissibility

Loans to (i) Participating Employees and (ii) Inactive Participants who are Employees (including an Employee on a leave of absence) or parties in interest within the meaning of Section 3(14) of ERISA (“Plan Loans”) shall be allowed.

11.2	Application

The Plan Administrator shall adopt, and may amend from time to time, pursuant to this section 11 of the Plan, uniform and nondiscriminatory rules governing Plan Loans. Participating Employees and Inactive Participants shall apply for a Plan Loan in accordance with procedures communicated by the Plan Administrator. Persons designated by the Plan Administrator (the “Designated Reviewers”) shall review, and approve or deny, an application for a Plan Loan. Upon the approval of any application for a Plan Loan, the Company shall direct the Trustee to make a Plan Loan to the Participating Employee or Inactive Participant. No more than two Plan Loans shall be outstanding to a Participating Employee or an Inactive Participant at any time. For Participating Employees and Inactive Participants of Connected Solutions Inc. (or its successor that is a Frontier Company, if any), only one outstanding loan is permitted.

11.3	Limitation on Amount

The minimum principal amount of a Plan Loan shall be $1,000, and Plan Loans shall be available in $100 increments in excess of such minimum amount; provided, however, that under no circumstances shall a Plan Loan exceed the maximum amount indicated by the following table:

Vested Balance Account	Maximum Amount of Loan Available
Less than $2,000	Not permitted
$2,000 to $100,000	50% of vested balance
More than $100,000	$50,000

provided, further, that under no circumstances shall a Plan Loan be approved:

•	to the extent that upon the granting of the Plan Loan an applicant’s total loans under all qualified plans maintained by Frontier Companies will exceed the lesser of (A) $50,000, reduced by the excess, if any, of (I) the highest outstanding balance of all loans to the applicant under all such plans during the twelve months prior to the date the new loan is made over (II) the outstanding balance of the applicant’s loans under all such plans on the date the new loan is made, or (B) 50% of the vested balance credited to the applicant’s accounts under all such plans as of the date the new loan is made (amounts transferred from the PAYSOP under Section 26 (“Transfer of Accounts from Bell Atlantic Employee Stock Ownership Plan”) shall be taken into account in applying the limitations of this section but no such amounts shall be available to fund the proceeds of any Plan loan); or

•	in excess of the maximum amount which may be repaid per month in level installments of principal and interest based on the applicant’s pay frequency over the term of the loan, where each such installment is not more than 25% of the applicant’s Basic Weekly Rate at the time of the application for the loan (or, in the case of an applicant on leave of absence, at the time the applicant was last employed by a Frontier Company). For the purpose of determining the applicant’s vested Account balance, the Value shall be determined as of the close of business on the Valuation Date which precedes the date on which the application is received by the Designated Reviewer, provided, however, that in any case where the application is received after 4:00 p.m. (or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the application), the transaction shall be processed and the Accounts shall be valued as of the close of business on the next Valuation Date.

11.4	Equality of Borrowing Opportunity

Plan Loans shall be available to all eligible applicants on a reasonably equivalent basis; provided, however, that the Retirement Investment & Administration Committee may make reasonable distinctions among

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prospective borrowers on the basis of creditworthiness. Loans shall normally be repayable by means of payroll deduction or by personal check in the case of a borrower who is not an employee of a Frontier Company or Bellcore or who is absent on a leave of absence. The Retirement Investment & Administration Committee may make reasonable distinctions among prospective borrowers on the basis of whether or not repayment of the Plan Loan can be administered by means of payroll deduction. Loans shall not be made available to Highly Compensated Employees in an amount that is proportionally greater (as a percentage of vested Account balances) than the amount available to other Employees.

11.5	Plan Loans as Fund Investments

A Plan Loan to a Participating Employee or Inactive Participant shall be considered a fixed income investment held for the segregated account of such individual. Repayments of Plan Loan principal and interest will be invested in accordance with the Participating Employee’s or Inactive Participant’s then current investment election under Section 8 (“Investment Directions”) (or the most recent investment election in effect for the individual under Section 8 (“Investment Directions”), if no current election is in effect); provided, however, that a portion of each loan repayment representing the percentage of the loan proceeds taken from Accounts required to be invested in the Company Shares Fund pursuant to Section 8.1.2 (“Released Leveraged Shares”) shall be automatically reinvested in the Company Shares Fund.

11.6	Security

The full principal amount of each Plan Loan, plus any accrued but unpaid interest and other amounts payable but unpaid hereunder, shall be secured by the pledge of a like amount of the Participating Employee’s or Inactive Participant’s vested Account balance in the Plan, but not in excess of 50% of such individual’s vested Account balance at the time the Plan Loan is made. A Plan Loan shall be secured (for the full amount described in the preceding sentence) against collateral in the following order: first, against the individual’s Tax-Deferred Contributions Account (and earnings thereon); second, the After-Tax Contributions Account (and earnings thereon); and, third, the vested portion of the Employing Company Matching Allocations Account (and earnings thereon), the ESOP Employing Company Matching Allocations Account (and earnings thereon) and the ESOP Allocation Contributions Account (and earnings thereon), taken pro rata from the one or more investment funds in which such amounts are invested at the time the Plan Loan is made. At the time and to the extent that the principal amount (and any accrued and unpaid interest or other costs) are actually repaid by the borrower, a like amount of the Account balance that secures such Plan Loan shall automatically be released from collateral. Any and all of the Account balance which, at the time of the processing of an in-service withdrawal, is collateral for a Plan Loan shall not be available for in-service withdrawal.

11.7	Interest Rate

The interest rate for each Plan Loan shall be determined at the time the loan is approved, and the rate shall remain fixed for the full term of the Plan Loan. Any loan for a period of up to and including 60 months shall bear interest at a rate equal to the prime rate published in The Wall Street Journal on the last business day of the calendar month immediately prior to the date on which the loan is made, and home loans for a period longer than 60 months shall bear interest at such rate plus one percent.

11.8	Loan Term

Plan Loans shall be repayable in level weekly installments of principal and interest over a period of not less than six months nor more than five years from the date of the loan; provided, however, that a Participating Employee or Inactive Participant may apply for and repay a Plan Loan for purposes of home acquisition in level weekly installments over a period of 61 months to 180 months, but only in a case in which the loan is for the purpose of acquiring a dwelling unit which, within a reasonable period of time (determined at the time the Plan Loan is made), is to be used as the principal residence of the applicant. A Plan Loan may be prepaid without penalty in full, but not in part, at any time.

11.9	Default and Remedies

Notwithstanding any other provision of the Plan, in the event of a default, as defined in the terms of a Plan Loan, any or all of the following remedies may be pursued by the Retirement Investment & Administration

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Loans to Employees

Committee, the Trustee, the Employing Company, or any person or entity to whom the Retirement Investment & Administration Committee may have delegated responsibility with respect to defaulted Plan Loans:

•	assignment and distribution of such promissory note to the borrower (or, in the event of death, his or her estate), and treatment of such assignment and distribution as a distribution to the recipient of a corresponding portion of the balance then credited to the borrower’s Account; provided, however, that no such distribution shall be made prior to the date on which the borrower either separates from service or attains age 59-1/2;

•	disqualification of the borrower from future borrowing under the Plan; or

•	pursuit of any other remedies under such promissory note.

In the event of any such default, the outstanding balance (with interest) of any outstanding Plan Loan shall be deducted from any benefit which is or becomes payable to the borrower or his beneficiary(ies) under the Plan. The Participating Employee or Inactive Participant who executed the promissory note securing any such Plan Loan in default (and, in the event of death, his or her heirs, assigns and representatives) shall remain liable for any deficiency. The definition of default under any such promissory note shall include, without limitation: (i) delinquency in the repayment of principal and/or interest on the loan, or (ii) the death of the borrower, or the borrower’s retirement from, or other termination of employment with, an Employing Company without repayment of the loan within the period prescribed by the promissory note; provided, however, that default shall not include (A) a termination of employment occasioned by a rotational assignment to Bellcore or transfer to any other Frontier Company, or (B) a termination of employment on or after the applicable effective date where a Participant does not receive any distribution of his or her Account and agrees to continue loan repayments via coupons or automatic monthly debits to checking or other acceptable accounts. In the event of default, all Employee Contributions to the plan shall be suspended until such time as the amount of the unpaid debt (including any interest thereon) is deducted from any interest in, or payment or distribution from, the accounts of the Participating Employee in accordance with this Section 11.9.

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12.        DUTIES OF TRUSTEE

12.1	Trustees

The chief financial officer of the Company shall have authority to appoint and remove Trustees, and to enter into, and to amend and terminate, the trust agreement with the Trustee. Upon removal or resignation of a Trustee, the chief financial officer of the Company shall appoint a successor Trustee.

12.2	Investment Managers

The chief financial officer of the Company shall have the authority to appoint, review, and terminate one or more Investment Managers for any of the investment funds, and to enter into, amend, and terminate, any and all investment manager agreements. The chief financial officer of the Company shall also have the authority to direct that all or a portion of the assets invested in an investment fund be segregated into one or more separate accounts, each of which shall be invested by the Trustee or an Investment Manager designated by the Company, and to determine the flow of funds into, from and between different portions of any such investment fund. The chief financial officer of the Company shall have authority to issue general guidelines governing investments by the Trustee and Investment Managers, and to delegate to other persons the authority and powers granted hereunder.

12.3	Purchase of Company Shares

The Trustee shall purchase any Company Shares required for the Company Shares Fund, or the chief financial officer of the Company shall cause such Shares to be purchased by the Trustee or an Investment Manager, in the open market or by private purchase, from any seller including the Company; provided, however, that nothing in this paragraph is intended to alter the procedures for the allocation of Leveraged Shares from the ESOP Unallocated Shares Account or the ESOP Intermediate Holding Account to ESOP Employing Company Matching Allocations Accounts pursuant to Section 5 (“Employing Company Matching Allocations”) hereof. The chief financial officer of the Company may appoint an Investment Manager to direct the Trustee as to the purchase of Company Shares with the proceeds of an Acquisition Loan. In the absence of such an appointment, the Trustee shall utilize the proceeds of an Acquisition Loan to acquire Company Shares in accordance with this section and the Trust Agreement. Any purchase from the Company shall be at a price no greater than the Value on the date of purchase. Any cash proceeds of an Acquisition Loan may be invested in short-term, interest-bearing, highly liquid, investments pending the use of such proceeds to purchase Company Shares pursuant to this paragraph.

12.4	Purchase of Investments for Investment Funds

As soon as practicable after receipt of funds for investment in any investment fund, the Trustee (or an Investment Manager appointed by the chief financial officer of the Company) shall invest in investments that are appropriate within the meaning of that fund. Purchases may be made in the open market, or directly from the issuer or through financial intermediaries.

12.5	Voting and Tendering Verizon Shares

It is intended that the Trustee’s functions and responsibilities with respect to Verizon Shares in the Verizon Shares Fund, the Verizon Shares in the ESOP Employing Company Matching Allocations Account, and the Verizon Shares in the ESOP Unallocated Shares Account and the ESOP Intermediate Holding Account (collectively, the “Unallocated Accounts”), shall be exercised as described in this Section 12.5.

12.5.1	Voting

Each Participating Employee and Inactive Participant (and each Beneficiary of a deceased participant): (1) is hereby designated as a “named fiduciary” (as that term is defined under ERISA) with respect to the Verizon Shares allocated to his Account which are held in the Verizon Shares Fund, and (2) shall have the right to direct the Trustee with respect to the voting of such shares on each matter brought before any meeting of the stockholders of Verizon.

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Duties of Trustee

Before each such meeting of stockholders, the Company shall cause to be furnished to each participant and beneficiary a copy of the proxy solicitation materials, together with a form requesting confidential directions to the Trustee on how the whole and fractional Verizon Shares in the Verizon Shares Fund, which are allocated to such participant’s or beneficiary’s Account, shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of Verizon Shares (including fractional shares) allocated to such participant’s or beneficiary’s Account, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from participants and beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Retirement Investment & Administration Committee, or the officers or employees of the Company or any Frontier Company.

The Trustee shall, in the case of the Verizon Shares Fund, vote the whole and fractional allocated Verizon Shares for which it has not received direction in the same proportion as the directed shares of such investment fund are voted. The Trustee shall have no discretion in such matter.

12.5.2	Tendering in Response to a Tender Offer

The provisions of this Section 12.5.2 shall apply in the event a tender offer or exchange offer for Verizon Shares is commenced by a person or persons (hereinafter, a “tender offer”), including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect. The Trustee shall have no discretion or authority to sell, exchange or transfer any Verizon Shares pursuant to such tender offer except to the extent, and only to the extent, provided in this Plan and the Trust Agreement.

In the event a tender offer is commenced, the Retirement Investment & Administration Committee, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Plan’s record-keeping functions to an independent record-keeper (which, if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participating Employees and Inactive Participants, and Beneficiaries of deceased participants, in connection with the tender offer. The Company shall use its best efforts to timely distribute or cause to be distributed to each participant and Beneficiary such information as it is distributing to other stockholders of Verizon in connection with any such tender offer.

Each Participating Employee and Inactive Participant, and each Beneficiary of a deceased participant, is hereby designated as a “named fiduciary” (as that term is defined under ERISA) with respect to the decision whether to tender or exchange certain Verizon Shares, as follows. Each such named fiduciary shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender offer, to the extent of: (1) the number of whole Verizon Shares attributable to Units in the Verizon Shares Fund which are allocated to his Account and (2) a pro rata portion of the aggregate of the fractional Verizon Shares in the Verizon Shares Fund which are held in Accounts of the named fiduciaries.

Upon timely receipt of such directions from the named fiduciaries, the Trustee shall respond as instructed with respect to such shares. The directions received by the Trustee from the named fiduciaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Retirement Investment & Administration Committee, or the officers or employees of the Company or any Frontier Company.

If the Trustee does not receive timely instructions from a named fiduciary as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any of the whole number of Verizon Shares which are held in the Verizon Shares Fund allocated to such named fiduciary’s Account, and the Trustee shall have no discretion in such matter.

For the fractional shares that are allocated to the named fiduciaries’ Accounts in the Verizon Shares Fund, the portion of the fractional shares which shall be tendered or exchanged by the Trustee shall be the same proportion as the proportion of the whole shares allocated under that fund to the named fiduciaries’ Accounts which the named fiduciaries have directed the Trustee to tender. The Trustee shall have no discretion in such matters.

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Duties of Trustee

The independent record-keeper shall solicit confidentially from each participant and beneficiary the directions described in this Section 12.5.2 as to whether shares are to be tendered. The independent record-keeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

12.5.3	Investment of Plan Assets after Tender Offer

Any securities or other property received by the Trustee as a result of having tendered Verizon Shares shall be held, and any cash so received shall be held, in the account or investment fund from which the corresponding shares were tendered. Such proceeds of tendering shall be invested in short term investments, pending any further action which the Trustee may be directed to take by the Company pursuant to the Plan. Any Verizon Shares which, following the Trustee’s tender thereof, have not been accepted by the party making such a tender offer and are returned to the Trustee, shall be credited to the accounts of Participants for whom such shares were tendered in proportion to the shares that were tendered by each such Participant.

12.6	Voting and Tendering Company Shares

It is intended that the Trustee’s functions and responsibilities with respect to Company Shares in the Company Shares Fund (including Company Shares in the ESOP Employing Company Matching Allocations Account) (the “Shares Fund”) and the Company Shares in the ESOP Unallocated Shares Account and the ESOP Intermediate Holding Account (collectively, the “Unallocated Accounts”), shall be exercised as described in this Section 12.6.

12.6.1	Voting

Each Participating Employee and Inactive Participant (and each Beneficiary of a deceased participant): (1) is hereby designated as a “named fiduciary” (as that term is defined under ERISA) with respect to the Company Shares allocated to his Account which are held in the Shares Fund and with respect to a pro rata portion of the shares held in the Unallocated Accounts, and (2) shall have the right to direct the Trustee with respect to the voting of such shares on each matter brought before any meeting of the stockholders of the Company.

Before each such meeting of stockholders, the Company shall cause to be furnished to each participant and beneficiary a copy of the proxy solicitation materials, together with a form requesting confidential directions to the Trustee on how the whole and fractional Company Shares in the Shares Fund, which are allocated to such participant’s or beneficiary’s Account, shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of Company Shares (including fractional shares) allocated to such participant’s or beneficiary’s Account, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from participants and beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Retirement Investment & Administration Committee, or the officers or employees of the Company or any Frontier Company.

The Trustee shall, separately, in the case of each of the Shares Fund, vote the whole and fractional allocated Company Shares for which it has not received direction in the same proportion as the directed shares of such investment fund are voted. Moreover, the Trustee shall vote all Company Shares in the Unallocated Accounts in the same proportion as the directed shares are voted which are held in the Shares Fund collectively. The Trustee shall have no discretion in such matter.

12.6.2	Tendering in Response to a Tender Offer

The provisions of this Section 12.6.2 shall apply in the event a tender offer or exchange offer for Company Shares is commenced by a person or persons (hereinafter, a “tender offer”), including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect. The Trustee shall have no discretion or authority to sell, exchange or transfer any Company Shares pursuant to such tender offer except to the extent, and only to the extent, provided in this Plan and the Trust Agreement.

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Duties of Trustee

In the event a tender offer is commenced, the Retirement Investment & Administration Committee, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Plan’s record-keeping functions to an independent record-keeper (which, if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participating Employees and Inactive Participants, and Beneficiaries of deceased participants, in connection with the tender offer. The Company shall use its best efforts to timely distribute or cause to be distributed to each participant and Beneficiary such information as it is distributing to other stockholders of the Company in connection with any such tender offer.

Each Participating Employee and Inactive Participant, and each Beneficiary of a deceased participant, is hereby designated as a “named fiduciary” (as that term is defined under ERISA) with respect to the decision whether to tender or exchange certain Company Shares, as follows. Each such named fiduciary shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender offer, to the extent of: (1) the number of whole Company Shares in the Shares Fund which are allocated to his Account and (2) a pro rata portion of (i) the Company Shares held in the Unallocated Accounts, and (ii) the aggregate of the fractional Company Shares in the Shares Fund which are held in Accounts of the named fiduciaries.

Upon timely receipt of such directions from the named fiduciaries, the Trustee shall respond as instructed with respect to such shares. The directions received by the Trustee from the named fiduciaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Retirement Investment & Administration Committee, or the officers or employees of the Company or any Frontier Company.

If the Trustee does not receive timely instructions from a named fiduciary as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any of the whole number of Company Shares which are held in the Shares Fund allocated to such named fiduciary’s Account, and the Trustee shall have no discretion in such matter.

For the Unallocated Accounts, the number of Company Shares to be tendered or exchanged by the Trustee shall be equal to the product of: (1) the number of shares in the Unallocated Accounts, times (2) a fraction, the numerator of which is the number of whole Company Shares which the named fiduciaries have, in aggregate, directed the Trustee to tender from their individual Accounts in the Shares Fund, and the denominator of which is the total number of whole shares in the Shares Fund allocated to the individual Accounts of all of the named fiduciaries. For the fractional shares that are allocated to the named fiduciaries’ Accounts in the Shares Fund, the portion of the fractional shares which shall be tendered or exchanged by the Trustee shall be the same proportion as the proportion of the whole shares allocated under that fund to the named fiduciaries’ Accounts which the named fiduciaries have directed the Trustee to tender. The Trustee shall have no discretion in such matters.

The independent record-keeper shall solicit confidentially from each participant and beneficiary the directions described in this Section 12.6.2 as to whether shares are to be tendered. The independent record-keeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

12.6.3	Investment of Plan Assets after Tender Offer

Any securities or other property received by the Trustee as a result of having tendered Company Shares shall be held, and any cash so received shall be held, in the account or investment fund from which the corresponding shares were tendered. Such proceeds of tendering shall be invested in short term investments, pending any further action which the Trustee may be directed to take by the Company pursuant to the Plan. Any Company Shares which, following the Trustee’s tender thereof, have not been accepted by the party making such a tender offer and are returned to the Trustee, shall be credited to the accounts of Participants for whom such shares were tendered in proportion to the shares that were tendered by each such Participant. To the extent that unallocated shares constituted a fraction of the total number of shares tendered from the Trust, a corresponding fraction of the returned shares shall be credited to the Unallocated Accounts of the Trust.

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Duties of Trustee

12.7	Temporary Investments and Uninvested Funds

The Trustee temporarily may hold in cash, may deposit at reasonable interest rates with banks, including deposits with itself or affiliated banks, and may invest in short-term investments, either directly or through a commingled trust fund maintained by the Trustee, funds received for investment in the investment funds. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan; provided however, that the Trustee shall be responsible for assuring, to the extent practicable, the daily investment of all cash balances at any time held by the Trustee, so as to maintain uninvested cash balances at a minimum. No income shall accrue to an Account of any employee on such uninvested funds.

12.8	Audit

The chief financial officer of the Company shall select a firm of independent certified public accountants to examine and report on the financial position and the results of operations of the Plan.

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13.        REASSIGNMENTS AMONG EMPLOYING COMPANIES

13.1	Transfer to an Employing Company

Transfer or reassignment of a Participating Employee from one Employing Company to another Employing Company as an Eligible Employee shall not affect participation under the Plan.

13.2	Transfer to an Affiliate

In the event that a Participating Employee ceases to be employed by an Employing Company and becomes an employee of a Frontier Company which is not an Employing Company, the Employee’s Contributions shall be suspended while the Employee is employed by the non-participating company, and the Employee’s Accounts shall be maintained under the Plan pending the occurrence of an event giving rise to a distribution or an in-service withdrawal under Section 10 (“Distribution and Withdrawal”).

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14.        LEAVE OF ABSENCE, LAYOFF AND ABSENCE ON DISABILITY

14.1	Leave of Absence

If a Participating Employee is granted a leave of absence by his or her Employing Company, there shall be no payroll Contributions during the period of the leave, and Contributions shall be deemed to be suspended during such period. The Participating Employee shall continue to be eligible to make in-service withdrawals and loans during the leave of absence pursuant to Section 10.2 (“In-Service Withdrawals”) and Section 11 (“Loans to Employees”) and shall continue to make loan repayments, if applicable, as described in Section 11.4 (“Equality of Borrowing Opportunity”).

14.2	Layoffs

14.2.1	Layoffs With No Termination of Employment

If a Participating Employee is laid off (with express rights to recall under circumstances not constituting a termination of employment), there shall be no contributions during the period of layoff (while the Employee remains subject to recall), and contributions shall be deemed to be suspended during such period. If, at the end of twelve months of such status, the Employee has not resumed active service as a Non-Salaried Employee, then, notwithstanding any other provision of the Plan, the Employee’s participation in the Plan shall terminate at such time, and employment shall be deemed to have terminated at such time for purposes of eligibility for a distribution under Section 10 (“Distribution and Withdrawal”) of the Plan. Such distribution will involve no forfeiture by the Employee.

14.2.2	Termination of Employment Referred to as “Layoff”

If a Participating Employee terminates employment due to technological displacement, an offer under the Income Security Plan, or any other voluntary or involuntary force downsizing (sometimes commonly referred to as a “layoff”), his Account shall be fully vested upon termination of employment. In such a case, the Participating Employee shall have the same rights to an immediate distribution of his or her vested Account balance as a Participating Employee who terminates employment pursuant to Section 10.3.1 (“Form and Timing of Distribution”).

14.3	Absence Due to Total Disability

14.3.1	Period of Short-Term Disability

If a Participating Employee is absent on account of total disability and is receiving disability benefits under the Sickness and Accident Disability Benefit Plan, Employee Contributions will be withheld from such disability benefits, and references in the Plan to Employee Contributions withheld from basic weekly wages shall be deemed to include contributions withheld from such benefits. In such a case, the Participating Employee shall have the same rights to suspend and resume contributions as a Participating Employee who is in active service.

14.3.2	Long-Term Disability

Upon the Participating Employee’s separation from service on account of total disability, and the commencement of benefits under the disability pension provisions of a qualified defined benefit pension plan maintained by an Employing Company, or upon the commencement of benefits under a long-term disability plan maintained by an Employing Company, and no leave of absence is in effect, the individual shall become an Inactive Participant and shall be eligible for the forms of distribution described in Section 10.5 (“Optional Form of Distribution”). Such distribution will involve no forfeiture by the Employee.

14.3.3	Accident Disability

An Eligible Employee who is entitled to receive accident disability benefits under the Sickness and Accident Disability Benefit Plan for Mid-Atlantic Associates shall, so long as he is entitled to

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Leave of Absence, Layoff and Absence on Disability

receive such benefits, be treated as an Eligible Employee in active service for purposes of this Plan, and shall be entitled to contribute to the Plan from the disability benefits paid to him by his Employing Company, and to make in-service withdrawals in accordance with the rules applicable to Participating Employees in active service.

14.4	Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

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15.        CHANGE OF STATUS; REASSIGNMENT TO BELLCORE; ROLLOVERS; PLAN TO PLAN ASSET TRANSFERS

15.1	Assignment to Salaried Status

The making of Employee Contributions from the pay of a Participating Employee and related Employing Company Matching Allocations shall be suspended upon reassignment to Salaried Employee status. If such reassignment is permanent, the Inactive Participant may direct that his Account be transferred to an account established under the Frontier Communications Corporate Services Inc. Management 401(k) Plan or any successor plan (“Management Plan”) if he or she is eligible to participate in that plan, and shall be invested in the same manner as the Account was invested in this Plan. Thereafter, such account shall be governed entirely by the terms of the Management Plan. In the absence of such a direction, no transfer of the Account shall be made.

15.2	Assignment to Non-Salaried Status

Upon the reassignment, to the status of Non-Salaried Employee, of an individual who was a “Participating Employee” in the Management Plan, the Participating Employee may request that his Account be transferred to this Plan if the individual is an Eligible Employee by virtue of such reassignment, whether or not a “Plan Loan” (as defined in that plan) is outstanding at the time under the Management Plan. In such a case, the account shall initially be invested in the investment funds of this Plan which correspond to the investment funds in which the Account was previously invested in the transferor plan. In the absence of such a direction, no transfer of the Account shall be made.

15.3	Assignment to Bellcore

If a Participating Employee transfers to Bellcore and the Bellcore Savings Plan maintained by Bellcore does not recognize the employee’s service with the Employing Company, then, notwithstanding any other provisions of the Plan, the employee’s Accounts shall remain in the Plan during the twelve-month period beginning with the effective date of transfer, and at the end of such twelve-month period, distribution shall be made of all the Units in the employee’s Accounts. Such distribution shall involve no forfeiture by the Employee.

15.4	Asset Transfer to Bellcore Plan

Notwithstanding the provisions of Section 15.3 (“Assignment to Bellcore”), an Inactive Participant may elect, within six months of the effective date of transfer to Bellcore, to have the employee’s Account transferred to an account established under the Bellcore Savings Plan, but only if the terms of the Bellcore Savings Plan permit such a transfer. Thereafter, such account shall be governed entirely by the terms of the Bellcore Savings Plan. The value of the Units credited to such new account shall be determined in accordance with the provisions of Section 10 (“Distribution and Withdrawal”), treating the transfer as a distribution for purposes of that Section.

15.5	Former Participants in Bellcore Savings Plan

With respect to an Eligible Employee who was a participant in a Bellcore Savings Plan, if the Employee’s service with Bellcore is not recognized by the Plan, then the Employee may elect, under the provisions of such plan, and under this Plan, within 6 months of the effective date of transfer to an Employing Company from Bellcore, to have the value of the Employee’s account in the Bellcore Savings Plan transferred to the corresponding Accounts (including the corresponding Employee Contributions Accounts, and the non-ESOP Employing Company Matching Allocations Account) in the Plan for investment in any of the ways authorized in this Plan. In transferring the account balance to this Plan, the recordkeeper shall take account of the calendar year in which various account balances were initially contributed to the Bellcore Savings Plan.

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Change of Status; Reassignment to Bellcore; Rollovers; Plan to Plan Asset Transfers

15.6	Trust-to-Trust Transfers to this Plan

In addition to the transfers of account balances described elsewhere in this Section 15, the Retirement Investment & Administration Committee may, in its discretion, elect to instruct the Trustee to accept one or more direct trustee-to-trustee transfers of accounts (and associated assets) from an individual account plan maintained by a previous employer of one or more Participating Employees, where (1) each transferring Participating Employee is a “shared services employee” as defined in the Plan of Reorganization promulgated by the United States District Court for the District of Columbia, on December 16, 1982, (2) each such transferring Employee is an Eligible Employee who is then being reassigned pursuant to the terms of such Plan of Reorganization which are applicable to shared services employees, and (3) the other plan is a qualified plan under Code Section 401(a). In the case of any such direct trustee-to-trustee transfers of account, the transfer shall be administered in the manner described below, or, in the discretion of the Retirement Investment & Administration Committee, such transfer may be administered in some other appropriate manner as may be established by the Retirement Investment & Administration Committee. Such transferred accounts shall be credited to Participating Employee’s corresponding Accounts (including the corresponding After-Tax or Tax-Deferred Employee Contributions Accounts, and the non-ESOP Employing Company Matching Allocations Account) in the Plan. In transferring the account balance to this Plan, the recordkeeper shall take account of the calendar year in which various account balances were initially contributed to the transferor plan.

•	With respect to a transferor plan in which each of the types of investment funds available under this Plan, other than Company Shares, is the same as each of the types of investment available under such transferor plan (other than a fund consisting of the shares of the company which maintains such transferor plan, or shares of its parent corporation), then the account, after transfer to this Plan, shall continue to be invested in the same type of investment fund, except that the amount invested in the fund consisting of the shares of the company that maintains the transferor plan (or its parent corporation) shall be invested in the Company Shares Fund under the Plan.

•	With respect to a transferor plan with two or more investment funds which are dissimilar to the investment funds under the Plan, the chief investment officer of the Company, with the approval of the Plan Administrator, shall have the discretion to determine the procedures applicable to the investment of assets received from the transferor plan.

15.7	Asset Transfers from this Plan

The Retirement Investment & Administration Committee may, in its discretion, elect to instruct the Trustee to transmit one or more direct trustee-to-trustee transfers of Accounts (and associated assets) to a qualified plan maintained by another employer where each of the conditions described in Section 15.6 (“Trust-to-Trust Transfers to this Plan”) applies. If an Account is transferred to another plan, the Trustee shall transfer an amount equal to the value of the Account in cash to the trustee of such other plan as soon as practicable after such value has been determined.

15.8	Rollovers

A Non-Salaried Employee of an Employing Company (whether or not he or she is a Participating Employee) may, upon presenting documents indicating that the applicable conditions under the Code are satisfied, make a rollover contribution to the Plan. In addition, to the extent, and subject to such timing or other restrictions, as may be agreed between the Company or one or more Employing Companies and the collective bargaining agent representing a former Eligible Employee, the former Eligible Employee may roll over to the Plan, if he otherwise satisfies the conditions of this Section, an eligible rollover distribution that he receives from a defined benefit pension plan maintained by a Frontier Company. The rollover contribution must be in cash, in the form of a check or be transferred directly to the Plan from another qualified plan as a direct rollover within the meaning of Code Section 401(a)(31). The contributor must present documents which demonstrate that the amount presented is attributable to a distribution or a direct rollover: (1) which is from any other employer-sponsored employee benefit plan (or an IRA which holds only assets that were rolled over from an employer-sponsored employee benefit plan) that is tax qualified under Code Section 401(a), and (2) which is eligible for rollover under Code Sections 402(c) or 408(d)(3)(A)(ii). Such rollover contributions shall be credited to the Employing Company Matching Allocations Account of such Non-Salaried Employee and shall be treated (for purposes of Section 10.2

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Change of Status; Reassignment to Bellcore; Rollovers; Plan to Plan Asset Transfers

(“In-Service Withdrawals”)) in the same manner as Employing Company Matching Allocations attributable to Plan Years at least three years prior to the Plan Year in which the rollover contribution is made, except that rollover contributions shall be invested and reinvested, at the Eligible Employee’s direction, in accordance with the provisions of Section 8 (“Investment Directions”) applicable to Employee Contributions. An Employee shall always have a 100% vested interest in his rollover contributions and Income thereon.

15.9	Transfers to and From Verizon Companies which are Employing Companies under the Verizon Savings and Security Plan for New York and New England Associates (“Verizon North Company”)

15.9.1	Transfers to a Verizon North Company

The making of contributions from the Compensation of a Participating Employee and related Employing Company Contributions shall be suspended upon termination of employment with all Frontier Companies and employment by a Verizon North Company. Such a Participating Employee may direct that his Account be distributed and rolled over to an account established under the Verizon Savings and Security Plan for New York and New England Associates if he or she is eligible to participate in that plan, and shall be invested in the same manner as the Account was invested in this Plan. Thereafter, such account shall be governed entirely by the terms of the Verizon Savings and Security Plan for New York and New England Associates. In the absence of such a direction, no distribution and rollover of the Account shall be made.

15.9.2	Transfers from a Verizon North Company

Upon employment in the status of Eligible Employee hereunder of an individual who was a “Participating Employee” in the Verizon Savings and Security Plan for New York and New England Associates, the Eligible Employee may request that his account under such plan be distributed and rolled over to this Plan, whether or not a “Plan Loan” (as defined in that plan) is outstanding at the time under that plan. In such a case, the account shall initially be invested in the investment funds of this Plan which correspond to the investment funds in which the Account was previously invested in the Verizon Savings and Security Plan for New York and New England Associates. In the absence of such a direction, no distribution and rollover of the Account shall be made.

15.10	Other Trust-to-Trust Transfers to this Plan

The Retirement Investment & Administration Committee may, in its discretion, elect to instruct the Trustee to accept one or more direct trustee-to-trustee transfers (including elective transfers) from a qualified plan maintained by another employer provided that the conditions of Section 20.3 are satisfied with respect to such transfer. If assets are transferred from another plan, the Trustee shall accept an amount equal to the value of the transferred account from the trustee of such other plan as soon as practicable after such value has been determined. Amounts transferred to this Plan from other plans shall be credited to the account hereunder which the Retirement Investment & Administration Committee determines to be most similar to the account under the transferor plan. In the case of any such direct trustee-to-trustee transfer, the transfer shall be administered in an appropriate manner as may be established by the Retirement Investment & Administration Committee.

15.11	Treatment of Transferred Amounts

15.11.1	Protected Benefits

Notwithstanding any other provisions of this Plan, if another qualified plan is merged into the Plan or the assets of another qualified plan are transferred in a trust (or group annuity contract)-to-trust transfer to this Plan, the merged or transferred assets (and earnings thereon) shall remain subject to any protected forms of benefit distribution to which they were subject immediately prior to the merger or transfer to the extent required to comply with the requirements of section 411(d)(6) of the Code.

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Change of Status; Reassignment to Bellcore; Rollovers; Plan to Plan Asset Transfers

15.11.2	Distribution Restrictions

Any such merged or transferred amounts that are subject to the distribution limitations of Code section 401(k)(2)(B) may not be distributed or withdrawn earlier than as permitted under Code section 401(k)(2)(B). With respect to any such amounts transferred from a defined benefit or money purchase pension plan, (i) any optional form of benefit under the Plan that permits a distribution prior to a Participating Employee’s retirement, death, disability, or severance from employment and prior to Plan termination shall not be available with respect to such transferred assets (including earnings thereon), other than any portion of those assets that are separately accounted for and that are attributable to after-tax employee contributions or direct or indirect rollover contributions, and (ii) such amounts shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417, and any requirements imposed by Code sections 401(a)(11) and 417 shall continue to apply to such amounts (including earnings thereon).

15.11.3	Transferred Roth Contributions

This subsection is intended to implement applicable requirements with respect to any Roth contributions (including Roth catch-up contributions) and related earnings that qualify under Code section 402A and that are transferred to this Plan. This subsection does not permit and shall not be construed to permit elective contributions directly to the Plan on a Roth basis; such contributions shall be permitted only to the extent provided in Section 32. This subsection is intended as good faith compliance with the requirements of Code section 402A and related Treasury regulations under Code section 401(k) applicable to such contributions and is to be construed in accordance therewith. Except as specifically stated otherwise, Roth contributions will be treated as elective 401(k) contributions for all purposes under the Plan.

Transferred Roth contributions and the earnings thereon shall be allocated to a separate account maintained for such contributions. Additional transfers and withdrawals of Roth contributions will be credited and debited to the Roth contributions sub-account maintained for each Participating Employee within the Participating Employee’s Account. The Plan will maintain a record of the amount of Roth contributions in each such sub-account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participating Employee’s Roth contributions sub-account and the Participating Employee’s other sub-accounts within the Participating Employee’s Account under the Plan. No amounts other than Roth contributions and properly attributable earnings will be credited to a Participating Employee’s Roth contributions sub-account.

Notwithstanding anything to the contrary in Section 10.9, a direct rollover of a distribution from a Roth contributions sub-account under the Plan will only be made to another Roth contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c). Eligible rollover distributions from a Participating Employee’s Roth contributions sub-account are taken into account in determining whether the total amount of the Participating Employee’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

For purposes of Section 10.2.5, Roth contributions shall be withdrawn in accordance with Section 32.6.

15.11.4	Vesting

Notwithstanding anything herein to the contrary, the vesting percentage of any amounts transferred to the Plan shall not be reduced in connection with such transfer. Accordingly, amounts that were fully vested prior to such transfer shall remain fully vested thereafter. If a vesting schedule applicable to transferred amounts prior to the transfer is more favorable than the applicable vesting schedule under Section 7, the more favorable vesting schedule shall continue to apply after the transfer. Service credited under the plan from which assets are transferred shall be credited under this Plan to the extent required by Code section 414(a)(1).

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16.        SUSPENSION OF CONTRIBUTIONS

16.1	Suspension of Contributions

A Participating Employee may voluntarily suspend Employee Contributions to his Account and such suspension shall be effective as soon as administratively possible following receipt of the notice of suspension. Notice of any such suspension shall be given on an Approved Form of Timely Prior Notice.

16.2	Resumption of Contributions

A Participating Employee who has voluntarily suspended Employee Contributions may thereafter resume Employee Contributions by giving prior notice, on an Approved Form of Timely Prior Notice. Employee Contributions shall resume as soon as administratively possible following receipt of such notice.

16.3	Effects of Suspension

Whenever Contributions are suspended, related Employing Company Matching Allocations and ESOP Employing Company Matching Allocations shall also be suspended. There shall be no make-up of authorized Contributions from pay or of allocations by an Employing Company with respect to a period of suspension.

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17.        DESIGNATION OF BENEFICIARIES

17.1	Lump Sum Payable Upon Death

Subject to Section 17.2 (“Rights of Spouse On Date of Death”), upon the death of a Participating Employee or Inactive Participant, the vested balance of his or her Accounts shall be paid to the Beneficiary or Beneficiaries most recently designated by the deceased in a lump sum to the extent the participants’ Beneficiary designation is valid and enforceable under applicable law. Payment shall, at the election of the Beneficiary, be in Company Shares, Verizon Shares or cash, except that payment shall be made entirely in cash if the Beneficiary makes no election or in the case of any fraction of a Company Share or Verizon Share. If the spouse of the Participating Employee or Inactive Participant is designated as Beneficiary, the surviving spouse Beneficiary shall have the right to defer distribution until required under Code Section 401(a)(9) and the regulations promulgated thereunder. Such spouse Beneficiary also shall have the right to direct investments under Section 8.2 (“Change in Investment Direction”) and to elect a method of distribution under Section 10.3 (“Distribution on Termination of Employment Except Death or Transfer”) subject, however, to Code Section 401(a)(9). When there is any question regarding the legal right of any person to receive a distribution under the Plan, the amount in question may be paid to the participant’s estate, and the Trustee, the Company and the Employing Company shall have no liability to anyone with respect to the amount paid to the participant’s estate.

17.2	Rights of Spouse On Date of Death

In the case of a Participating Employee or Inactive Participant who is married at the time of death, the entire vested amount in the participant’s Accounts shall be paid to the participant’s surviving spouse in a lump sum, unless (1) at any time prior to such death, the surviving spouse consents in writing, on an Approved Form of Timely Prior Notice, to the participant’s designation of a specific alternate beneficiary and the spouse’s consent is witnessed by a notary public, or (2) it is established to the satisfaction of the appropriate Savings Plan Administrator that the spouse’s consent cannot be obtained because the spouse cannot be located or because of other circumstances that may be prescribed in regulations promulgated under Code Section 417(a)(2)(B).

17.3	No Beneficiary Designation on File

When a Participating Employee or Inactive Participant dies without a valid and enforceable beneficiary designation and without a surviving spouse, the vested amount in the participant’s Accounts shall be distributed to the participant’s estate.

17.4	Death of Beneficiary

In the event that the Beneficiary dies after the death of a Participating Employee or Inactive Participant but prior to the distributions of the vested Account balance, the balance shall be paid to the Beneficiary’s estate. If more than one person is designated as Beneficiary, and a designated Beneficiary predeceases the Participating Employee or Inactive Participant, the deceased Beneficiary’s share of the vested Account balance shall be divided equally among those Beneficiaries who survive the Participating Employee or Inactive Participant, unless otherwise directed by the Participating Employee or Inactive Participant on a beneficiary designation form.

17.5	Form of Beneficiary Designation

A Participating Employee’s or Inactive Participant’s designation of a beneficiary or beneficiaries to receive all or part of the vested amount in the participant’s Accounts on the participant’s death shall be made on a beneficiary designation form signed by the participant, approved by the Plan Administrator and delivered to the appropriate office before the participant’s death. Any notarized consent of a participant’s spouse, as described in Section 17.2 (“Rights of Spouse On Date of Death”), must be evidenced on the same beneficiary designation form used by the participant to designate a beneficiary or beneficiaries. A participant may at any time replace a beneficiary designation with a new beneficiary designation or revoke a beneficiary designation, subject to the requirement of spousal consent, if applicable.

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Designation of Beneficiaries

17.6	Disclaimer of Beneficiary Interest

A Beneficiary entitled to receive the Account of a deceased Participating Employee or Inactive Participant may elect to disclaim any interest in such Account in which event the Account will be paid to the person or entity who would have received the Account if the disclaiming Beneficiary had predeceased the Participating Employee or Inactive Participant. A Beneficiary’s disclaimer hereunder will not be effective unless accompanied by an opinion of counsel to the effect that the disclaimer election satisfies the requirements of both applicable state law and Code Section 2518.

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18.        BENEFITS NOT ASSIGNABLE

Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participating Employee or Inactive Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan, except as required under (a) a “qualified domestic relations order” (as defined in Code Section 414(p)(1)(A)) or (b) a Federal tax levy made pursuant to Code Section 6331 or (c) subject to the provisions of Code Section 401(a)(13), a judgment, order, decree or settlement agreement between the Participating Employee or Inactive Participant and the Secretary of Labor relating to a violation (or an alleged violation) of Part 4 of Subtitle I of ERISA. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to benefits hereunder. Subject to the terms of the qualified domestic relations order, any alternate payee entitled to a portion of the Account of a Participating Employee or Inactive Participant shall have the right to direct the investment of such portion of the Account under Section 8.2 (“Change in Investment Direction”) and to elect a method of distribution under Section 10.3 (“Distribution on Termination of Employment Except Death or Transfer”).

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19.        EXPENSES

19.1	Securities Transaction Costs

Investment management fees, brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities for the Plan by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be.

19.2	Certain Plan and Trust Administration Expenses

Expenses in connection with the administration of the Plan or Trust which are described in this paragraph shall be paid in the manner described in this paragraph and in Section 11 of the Trust Agreement. To the extent permitted by ERISA, Plan and Trust expenses for: (i) trustee and recordkeeping services; (ii) investment management, advisory and consulting services; (iii) audit and accounting services; and (iv) other professional, financial or administrative services provided by third parties (including, third-party expenses attributable to Plan communications and printing expenses), shall be chargeable to the Trust. Investment management fees, brokerage fees, transfer taxes and other expenses incident to any investment fund shall be deemed to be part of the cost of such investment fund, or shall be deducted from the earnings or proceeds therefrom, to the extent such expenses are attributed to such investment fund in Plan expense records and subject to such limitations as may be agreed upon between the Trustee and the Company.

19.3	Expenses Chargeable to ESOP Unallocated Shares Account

Notwithstanding any other provision of this Section 19, any expenses of the Plan and Trust which may lawfully be paid out of Trust assets, other than any expenses chargeable to the Trust under the terms of Section 19.2 (“Certain Plan and Trust Administration Expenses”), shall be chargeable to the ESOP Unallocated Shares Account, to the extent directed by the chief financial officer of the Company, but in no event in an amount which exceeds the balance of interest earnings then held in such Account which were earned either (i) on the proceeds of any Acquisition Loan, or (ii) on any dividends on Company Shares held in the ESOP Unallocated Shares Account.

19.4	Company Direction

Any expenses to be charged to the Plan and the Trust under the terms of Section 19.2 (“Certain Plan and Trust Administration Expenses”) and Section 19.3 (“Expenses Chargeable to ESOP Unallocated Shares Account”) hereof shall be charged and allocated to and among the investment funds, or to the ESOP Unallocated Shares Account (whichever is applicable), as directed by the chief financial officer of the Company. Each direction to the Trustee pursuant to this Section 19 shall constitute a representation by the chief financial officer of the Company that such direction is in accordance with applicable law and the terms of the Plan and the Trust Agreement, and the Trustee shall have no duty either to make any independent inquiry or investigation with the Company or any third party as to the foregoing before acting upon such direction, or to see to the application of any moneys paid over.

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20.        AMENDMENT AND MERGER OF PLAN

20.1	Authority to Amend

The Board or the Retirement Plan Committee may amend the Plan to make such changes as may be required to obtain continued approval of the Plan as a qualified plan by the Internal Revenue Service or to comply with changes in applicable laws or regulations. In addition, the Plan will be amended automatically to incorporate any amendments that result from an agreement between the Company and a collective bargaining agent representing Eligible Employees or that are required by the Internal Revenue Service as a condition to issuance of a favorable determination letter on the qualified status of the Plan. Furthermore, the Board or the Retirement Plan Committee may otherwise modify and amend the Plan; provided, however, that, except with respect to a change that is mandated by law as described in the first sentence of this paragraph, no part of the corpus or income attributable to any funds received by the Trustee for the purposes of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participating Employees, Inactive Participants or their Beneficiaries. The Board has delegated authority to the Retirement Investment & Administration Committee to make amendments to the Plan; provided, however, that amendments that materially increase or decrease benefits under the Plan or materially alter the structure of the Plan (other than such amendments required or made appropriate by applicable law or resulting from collective bargaining) shall be made only by the Board of Directors or the Retirement Plan Committee. Any modification shall be effective at such date as the Board, the Retirement Plan Committee, or the Retirement Investment & Administration Committee may determine, except that no material modification, other than one of a minor nature, may apply to any period prior to the announcement of the modification by the Board, the Retirement Plan Committee, or the Retirement Investment & Administration Committee unless, in the opinion of the Board, the Retirement Plan Committee, or the Retirement Investment & Administration Committee, such modification is necessary or advisable in order to comply with the provisions of the Code (including any regulations or rulings thereunder) relating to the qualification of similar plans or relating to the exemption of a trust established pursuant thereto, or would not adversely affect the rights of Participating Employees in respect of the Plan. Notice of any material modification of the Plan shall be given promptly to the Trustee and to all Employing Companies and, except for changes of a minor nature which did not adversely affect their interests, shall also be given to all Participating Employees. A modification may affect employees then participating in the Plan as well as future participants. Notwithstanding the preceding sentence, and without the necessity of a delegation of authority from the Board or the Retirement Plan Committee, the Company’s Vice President – Benefits, Compensation and Risk Management may adopt at any time amendments to the Plan that reflect changes required by legal, regulatory, or contractual obligations; clarifying amendments that facilitate Plan operation; and discretionary amendments that update the Plan for changes in law and have a negligible impact on Plan expenses.

20.2	Amendments to the Vesting Schedule

If the vesting schedule under this Plan is amended, each Participating Employee who has completed at least three years of service prior to the end of the election period described below may elect, during such election period, to have the vested percentage of his Account determined without regard to such amendment.

For the purposes of this section, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

•	the date occurring 60 days after the Plan amendment is adopted; or

•	the date which is 60 days after the day on which the Plan amendment becomes effective; or

•	the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Retirement Investment & Administration Committee; or

•	such later date as may be specified by the Retirement Investment & Administration Committee.

The election shall be made in writing and shall be irrevocable when made.

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Amendment and Merger of Plan

20.3	Merger of Plan

There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan unless each Participating Employee, Inactive Participant and Beneficiary of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participating Employee, Inactive Participant or Beneficiary would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

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21.        TERMINATION OF ALLOCATIONS UNDER PLAN; LIQUIDATION OF PLAN

21.1	Authority to Terminate

The Company, by or pursuant to resolutions of the Board or the Retirement Plan Committee, may at any time terminate the Plan or terminate the making of Employee Contributions from pay of all Participating Employees and of contributions by all Employing Companies. The Company, at the request of any Employing Company, shall terminate the making of Employee Contributions from pay of Participating Employees of such Employing Company and of contributions by such Employing Company, by or pursuant to resolution of the Board of Directors.

21.2	Earnings and Profits

If at any time the current profits and accumulated earned surplus of the Company and all Frontier Companies which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Management Plan (or any successor plan) since the preceding January 1, the making of Contributions from pay of all Participating Employees and of contributions by all Employing Companies shall be terminated. If (i) an Employing Company ceases to be a Frontier Company, or (ii) at any time the current profits and accumulated earned surplus of an Employing Company which could not be joined with the Company in a consolidated federal income tax return shall be less than twice the combined contributions of such Employing Company under the Plan and the Management Plan (or any successor plan) since the preceding January 1, the making of Contributions from the pay of Participating Employees of such Employing Company and of contributions by such Employing Company shall be terminated.

21.3	No Diversion of Account Balances

No termination shall have the effect of diverting the amounts held by the Trustee to purposes other than as provided in the Plan.

21.4	Termination Procedures

Prior to a termination of the making of Contributions from pay and of contributions by all Employing Companies or by an Employing Company, each Participating Employee of any such Employing Company shall be given at least thirty days’ notice thereof in writing, which notice shall advise the employee that from the date of the notice, except as provided below, the employee will no longer have the withdrawal and distribution rights specified in Section 10 (“Distribution and Withdrawal”), and that the employee may, by giving notice in an Approved Form of Timely Prior Notice, elect either (1) to leave all Units credited to the employee’s Accounts in the trust held by the Trustee until termination of employment, subject only to the distribution rights specified in Section 10.2 (“In-Service Withdrawals”) to have all the Units distributed in a single distribution, as soon as practicable after the last date of making such an election, or (3) to receive payment with respect to the Units over a period of up to five years in annual installments, consisting of approximately equal numbers of Units each year, payable as soon as practicable after the last date of making such an election and annually thereafter until payment of all such installments is made. Such an election shall be made on an Approved Form of Timely Prior Notice. If an employee elects the alternative described in clause (3) above, payment of each installment shall be made in the manner and on the basis of valuation provided for in Section 10.1 (“Method of Payment”). If such an employee dies, all Units remaining in the Accounts at death shall be distributed as soon as practicable pursuant to Section 17 (“Designation of Beneficiaries”). If the employment of such an employee should be terminated for any reason other than death, all the Units remaining in the Accounts shall be distributed in a single distribution as soon as practicable after such termination of employment, in accordance with Section 10.3 (“Distribution on Termination of Employment Except Death or Transfer”).

21.5	Frozen Plan

Upon a termination of the making of Employee Contributions from pay and of contributions by all Employing Companies or by any Employing Company, the Plan shall nevertheless remain in effect as to any such Employing Company in other respects, except that (i) no employee of such an Employing

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Termination of Allocations under Plan; Liquidation of Plan

Company shall thereafter forfeit any amounts in the Accounts and (ii) instead of the withdrawal and distribution rights specified in Section 10 (“Distribution and Withdrawal”), each employee of such an Employing Company shall thereafter have only the withdrawal and distribution rights specified in Section 21.4 (“Termination Procedures”), whichever the employee elected.

21.6	Liquidation of Trust Assets

Notwithstanding the foregoing, following such a termination of the making of Employee Contributions and of contributions by an Employing Company, such Employing Company may, at any time after such termination, determine that the Plan and related trust shall be terminated and liquidated as to such Employing Company, in which event distribution shall be made to each of its Participating Employees (or the person or persons entitled thereto) of all Units.

21.7	Partial Termination

As soon as practicable after the partial termination of the Plan and subject to Section 21.9 (“Effect of Termination on Tax-Deferred Accounts”), each employee affected by such partial termination shall have the right to receive a distribution of all the Units in the employee’s Accounts. Such distribution will involve no forfeiture to the employee. This paragraph will not apply if the occurrence of an event which constitutes a partial termination of the Plan is subject to other provisions of the Plan.

21.8	Effect of Termination Upon ESOP

Notwithstanding anything in the Plan to the contrary, upon a complete termination of the Plan, or of the leveraged employee stock ownership portion of the Plan, any unallocated Leveraged Shares shall be sold to the Company or on the open market. The proceeds of such sale shall be used to satisfy any outstanding Acquisition Loan and the balance of any funds remaining shall be allocated to each Participating Employee’s ESOP Employing Company Matching Allocations Account based on the proportion that each such Participating Employee’s ESOP Employing Company Matching Allocations Account balance bears to the total of all ESOP Employing Company Matching Allocations Account balances.

21.9	Effect of Termination on Tax-Deferred Accounts

The foregoing notwithstanding, in no event shall distributions of Tax-Deferred Contributions be made under this Section 21 to the extent the distribution of such Contributions would cause the Plan to be in violation of Code Section 401(k).

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22.        NOTICES, REPORTS, ETC.

Notices, reports and statements to be given, made or delivered to a Participating Employee or Inactive Participant, shall be deemed duly given, made or delivered, when addressed to the participant, and delivered by ordinary mail, or by Employing Company mail, to the participant’s last known business or home address.

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23.        ADMINISTRATION AND INTERPRETATION OF PLAN

23.1	Sponsor; Plan Administrator

The Company shall be the sponsor of the Plan and the Retirement Investment & Administration Committee shall be the Plan Administrator as those terms are defined in ERISA.

23.2	The Plan Administrator

The Plan Administrator shall have such powers as may be necessary to enable it to administer the Plan, except for powers reserved to the Company, the chief financial officer of the Company, the Treasurer of the Company, the Retirement Investment & Administration Committee, or the Trustee, or delegated to the Benefit Claims Committee, the Benefit Administrator, or to investment managers or other designated fiduciaries or service providers to the trust of the Plan. The Plan Administrator shall have the authority and full discretion to adopt such rules for the administration of the Plan as it may find appropriate; provided, however, that such rules shall be consistent with the terms of the Plan and applicable law.

23.3	Delegation

The Board, the Retirement Plan Committee, the Company and the Retirement Investment & Administration Committee may delegate authority to administer specified aspects of the Plan to officers or employees of the Company, to one or more Employing Companies, to committees composed of such individuals or to third-party administrators. The Plan Administrator shall have the authority to appoint or provide for the appointment of one or more persons or committees that shall have authority as the Benefit Claims Committee to grant or deny claims for benefits under the Plan. Except as provides in the trust agreement, the Retirement Plan Committee may delegate to the chief financial officer of the Company the authority and responsibility to make the necessary determinations to execute the investment policies and guidelines Funding Policy established by the Retirement Plan Committee pursuant to Section 8. The Company, the Plan Administrator, the Retirement Plan Committee, the Retirement Investment & Administration Committee, and the Benefit Claims Committee, may each delegate any of their respective responsibilities for the operation and administration of the Plan consistent with the terms of the Plan, including without limitation, the delegation by any of such committees of certain responsibilities to third-party administrators. The Company and other named fiduciaries may employ persons to advise or assist them in the performance of any of their respective responsibilities. The Retirement Plan Committee may delegate certain of its responsibilities and duties under this Plan to the chief financial officer.

23.4	Claims and Appeals

Under the Plan, the Benefit Claims Committee is a fiduciary to whom the Retirement Investment & Administration Committee hereby grants full discretion, with the advice of counsel, to do the following: to make findings of fact; to interpret the Plan and resolve ambiguities therein; to make factual determinations; to determine whether a claimant is eligible for benefits; to decide the amount, form, and timing of benefits; and to resolve any other matter under the Plan which is raised by the claimant or identified by the Benefit Claims Committee. The Benefit Claims Committee has exclusive authority to decide all claims under the Plan, and the Retirement Investment & Administration Committee has exclusive authority to review and resolve any appeal of a denied claim. In the case of an appeal, the decision of the Retirement Investment & Administration Committee shall be final and binding upon all parties to the full extent permitted under applicable law, unless and to the extent that the claimant subsequently proves that a decision of the Retirement Investment & Administration Committee was an abuse of discretion.

23.5	Claims Procedures

Claims will be processed in accordance with ERISA and regulations thereunder, and shall include but not be limited to the following procedures:

•	Any application or request for benefits, and any question or notice concerning benefits, under the Plan by a Participating Employee, Inactive Participant, or Beneficiary shall initially be directed to the Benefit Administrator, in a form or manner, whether by written, telephonic or other means approved by and acceptable to the Benefit Administrator.

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Administration and Interpretation of Plan

•	Any disagreement or dispute regarding a Participating Employee’s, Inactive Participant’s or Beneficiary’s benefit under the Plan (referred to herein as a “Claim”) must be submitted in writing by the Participating Employee, Inactive Participant, or Beneficiary to the Benefit Claims Committee for decision. Adequate notice shall be provided in writing to any person whose Claim has been denied by the Benefit Claims Committee, setting forth the specific reasons for such denial.

•	Any person whose Claim for benefits has been denied by the Benefit Claims Committee may, within 60 days after receipt of notice of denial, submit a written request to the Retirement Investment & Administration Committee for review of the decision denying the Claim. The Retirement Investment & Administration Committee shall notify the claimant in writing of its decision, specifying the reasons for such decision.

•	A claimant who appeals the decision of the Benefit Claims Committee may review all pertinent documents that are to be submitted to the Retirement Investment & Administration Committee for review and decision, and may submit comments and further evidence and testimony in writing.

No Participating Employee, Inactive Participant, or Beneficiary, and no attorney or other representative of any such person, shall have a right to a hearing in person before the Benefit Administrator, Benefit Claims Committee or Retirement Investment & Administration Committee, and all decisions by the Benefit Administrator, Benefit Claims Committee and Retirement Investment & Administration Committee shall be based on the written record prepared for the respective administrator’s review, with the assistance of the respective administrator’s staff and legal advice of counsel to the administrator and the Plan.

23.6	Named Fiduciaries

The Company, the chief financial officer of the Company, the Trustee, the Retirement Investment & Administration Committee, the Benefit Claims Committee and the Plan Administrator and the , are each named fiduciaries as that term is used in ERISA, with respect to the particular duties and responsibilities which are assigned to each of them under this Plan, with respect to which they exercise discretion. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. The named fiduciaries of the Plan may delegate to other persons the duties and responsibilities assigned to them hereunder.

23.7	Notices; Communications

Communications to the Benefit Claims Committee shall be addressed to: Savings Plan Benefit Claims Committee, at the address set forth in the summary plan description for the Plan. The Savings Plan Benefit Claims Committee, at the address stated in the previous sentence, is hereby designated as agent for service of legal process with respect to any claims arising under the Plan, with a mandatory requirement that a copy of any such notice be served on the Company, c/o Legal Department, Employee Benefits, at the address set forth in the summary plan description for the Plan.

23.8	Governing Law

The validity, construction and operation of the Plan shall be governed by applicable federal law including, but not limited to, ERISA. To the extent not superseded by ERISA or any other applicable federal law, questions regarding the adoption or amendment of the Plan shall be governed by the laws of the State of Delaware and questions pertaining to any other matter shall be governed by the laws of the State of New York.

23.9	Contingent Nature of Contributions

All Tax-Deferred Contributions and Employing Company and ESOP Employing Company Matching Allocations contributed pursuant to the provisions of Section 4 (“Contributions From Pay”) and Section 5 (“Employing Company Matching Allocations”) are hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contributions are made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in Code Section 404.

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Administration and Interpretation of Plan

23.10	Exclusive Benefit; Refund of Contributions

All contributions made to the Plan are made for the exclusive benefit of the participants and their beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the participants and their beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employing Companies under the following circumstances and subject to the following limitations:

23.10.1	Disallowance of Deduction

To the extent that a federal income tax deduction is disallowed for any contribution made by an Employing Company, the Trustee shall refund to the Employing Company the amount so disallowed within one (1) year of the date of such disallowance.

23.10.2	Mistake of Fact

In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of the Employing Company contribution as is attributable to the mistake of fact shall be returnable to the Employing Company upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

In the event that any refund is paid to the Employing Company hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto.

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24.        PROVISIONS FOR EMPLOYEES WHO ELECT TO PARTICIPATE IN A UNION-SPONSORED TRUST FOR SAVINGS

24.1	Union Sponsored Trust

Instead of authorizing Employee Contributions from pay under the Plan, an Eligible Employee may elect to contribute, through payroll deductions, After-Tax Contributions to a trust for savings which (i) is sponsored by a board of trustees (the “UST Board”), that includes representation from the Participating Employee’s collective bargaining representative and complies with applicable provisions of the Taft-Hartley Act, (ii) constitutes a qualified trust under Code Section 401(a), and (iii) to which the Employing Company has agreed to remit amounts it is directed to withhold from pay. Where it is directed to do so, the Participating Employee’s Employing Company shall remit such After-Tax Contributions on behalf of such Participating Employee to the custodian designated by the UST Board, to the same extent and in the same manner as if such Employee had authorized After-Tax Contributions from pay under the Plan. An election to participate in a union sponsored trust shall be in accordance with the procedures in Section 3 (“Participation”). A Participating Employee who elects to participate in a union sponsored trust shall be subject to the following provisions:

•	The amount of payroll deductions to a union-sponsored trust shall be in accordance with the provisions of Section 4 (“Contributions From Pay”) and shall be deemed to be After-Tax Contributions from pay under that Section. No Tax-Deferred Contributions may be made to a union-sponsored trust.

•	Changes in the amount of payroll deductions to a union-sponsored trust shall be treated as a change of allotment amount for purposes of Section 4 (“Contributions From Pay”).

•	Each Employing Company shall, in accordance with the provisions of Section 5 (“Employing Company Matching Allocations”) of the Plan, cause Employing Company Matching Allocations to be allocated to the Participating Employee’s Employing Company Matching Allocations Account or ESOP Employing Company Matching Allocations Account, as the case may be, with respect to the Participating Employee’s payroll deductions to a union-sponsored trust to the extent such payroll deductions are deemed to be Basic After-Tax Contributions from pay. Such Employing Company Matching Allocations shall not be made with respect to employee payroll deductions to a union-sponsored trust under conditions when Employee Contributions from pay would have been suspended under the terms of the Plan.

Employing Company Matching Allocations shall be invested as provided in Section 8 (“Investment Directions”):

•	A Participating Employee may change either (i) from payroll deductions to a union-sponsored trust to Employee Contributions from pay under the Plan, or (ii) from Employee Contributions from pay under the Plan to payroll deductions to a union-sponsored trust, and any such change shall be deemed a change of investment direction for the purposes of Section 8 (“Investment Directions”) and shall be subject to the same limitations as are imposed on changes of investment direction.

•	Up to four times in any Plan Year, but not more frequently than once in any period of three consecutive months, a Participating Employee may direct either (i) that the entire amount accumulated in a union-sponsored trust (which exceeds the amount required to be retained under the terms of that trust) be transferred to the Company Shares Fund, or (ii) that all of the Units derived from the Participating Employee’s After-Tax Contributions invested in the Company Shares Fund be transferred to a union-sponsored trust, and either such change shall be deemed a change of investment direction for the purposes of Section 8 (“Investment Directions”).

•	A Participating Employee participating in a union-sponsored trust who thereafter becomes ineligible to continue making payroll deductions may continue participation in the Plan by changing to Employee Contributions from pay under the Plan no later than twenty days prior to the end of the third month following the month in which the loss of eligibility occurred, and such change will be in addition to any other change of investment direction permitted in this paragraph.

Withdrawal of amounts accumulated in a union-sponsored trust shall have the same effect as a comparable withdrawal under Section 10 (“Distribution and Withdrawal”):

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Provisions for Employees Who Elect to Participate in a Union-Sponsored Trust for Savings

•	To the extent not prohibited under any provision of a union-sponsored trust, a Participating Employee may elect to make an in-service withdrawal in the manner described in Section 10.2 (“In-Service Withdrawals”).

•	Section 10.3 (“Distribution on Termination of Employment Except Death or Transfer”) shall apply in accordance with its terms to all Units in a Participating Employee’s Accounts under the Plan without regard to distributions which may occur under the terms of the union-sponsored trust.

•	The restoral of forfeited amounts provided for in Section 10.7 (“Restoral of Forfeited Amounts”) shall be available to Participating Employees who make lump-sum cash payments to the union-sponsored trust to the same extent such a restoral would have been made if such lump-sum payment had been made to the Trustee hereunder, provided that such lump-sum payment is submitted to the Employing Company for transmittal to the union-sponsored trust.

An election by a Participating Employee who is participating in a union-sponsored trust which results in a cessation of payroll deductions shall be deemed to be a suspension of Contributions from pay for the purposes of Section 16 (“Suspension of Contributions”) and shall result in a suspension of Employing Company Matching Allocations for the period of such cessation.

Any period during which an Employing Company is relieved of an obligation to make an allocation of Employing Company Matching Allocations by reason of a Participating Employee’s election to withdraw amounts from a union sponsored trust shall be deemed a period of suspension of Employee Contributions from pay within the meaning of Section 16 (“Suspension of Contributions”) even though such Participating Employee in fact made payroll deductions to the union-sponsored trust during such period.

Notwithstanding any provision in this Plan to the contrary, in the event a Participating Employee who participates in a union-sponsored trust is no longer eligible to participate in such trust as a result of his becoming a Salaried Employee, his Units in the Plan may be transferred, if he so elects, to the Management Plan or any successor plan in the same investment directions. Amounts under the union-sponsored trust to which the employee has an entitlement under this Section 24 (“Provisions for Employees Who Elect to Participate in a Union-Sponsored Trust for Savings”) may be transferred to the Management Plan or any successor plan and (1) shall be invested entirely in the Company Shares Fund maintained by such plan, and (2) shall be subject to the terms and conditions of such plan.

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25.        TOP-HEAVY PROVISIONS

The purpose of this Section 25 is to comply with the requirements of Code Section 416. The provisions of this Section 25 shall be effective for each Plan Year in which the Plan is a “top-heavy plan” within the meaning of Code Section 416(g).

25.1	Top-Heavy Plan

In general, the Plan will be a top-heavy plan for any Plan Year if, as of the “determination date” (that is the last day of the preceding Plan Year), the sum of the amounts in (1), (2), and (3) below for key employees (as defined generally below and in Code Section 416(i)(1)) exceeds 60 percent of the sum of such amount for all Employees who are or have been covered by this Plan or by a defined contribution plan or defined benefit plan which is aggregated with this Plan in accordance with Section 25.3 (“Aggregated Plans”) below:

(1)	the aggregate Account balances of such individuals under this Plan;

(2)	the aggregate Account balances of such individuals under any other defined contribution plan included in Section 25.3 (“Aggregated Plans”) below; and

(3)	the present value of the cumulative accrued benefits of such individuals calculated under any defined benefit plan included in Section 25.3 (“Aggregated Plans”) below. For this purpose the accrued benefit shall be determined under a uniform accrual method which applies to all defined benefit plans maintained by the Frontier Companies or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Code Section 411(b)(1)(C).

In making the foregoing determination, (i) an individual’s account balances or cumulative accrued benefits shall be increased by the aggregate distributions, if any, made with respect to the individual during the 1-year period ending on the determination date, including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in the aggregation group under Code section 416(g)(2)(A)(i), (ii) the account balances or cumulative accrued benefits of an individual who was previously a key employee, but who is no longer a key employee, shall be disregarded, (iii) the account balances or cumulative accrued benefits of a beneficiary of an individual shall be considered accounts or accrued benefits of the individual, (iv) the account balances or cumulative accrued benefits of an individual who has not performed any services for a Frontier Company at any time during the 1-year period ending on the determination date shall be disregarded and (v) any rollover contribution (or similar transfer) initiated by a Participant from a plan maintained by an employer other than a Frontier Company to this Plan or a plan which is aggregated with this Plan in accordance with Section 25.3 (“Aggregated Plans”) below shall not be taken into account as part of the aggregate account balances for the purposes of this Section 25. In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five year period” for “1-year period”.

25.2	Key Employee

In general, a “key employee” is an Employee (or a former or deceased Employee) who, at any time during the one-year period ending on the determination date, is or was:

•	an officer of a Frontier Company receiving annual compensation from such Frontier Company greater than $130,000 (as adjusted under Section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002);

•	a five percent owner of a Frontier Company; or

•	a one percent owner of a Frontier Company receiving annual compensation from the Frontier Company of more than $150,000.

For this purpose, “annual compensation” means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. For purposes of determining any individual’s ownership interest in a Frontier Company, ownership shall include constructive or deemed ownership within the meaning of Code Section 318 (but shall be determined without reference to Code Sections 414(b), (c) and (m)).

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Top-Heavy Provisions

25.3	Aggregated Plans

Each other defined contribution plan and defined benefit plan maintained by a Frontier Company which covers a “key employee” as a participant or which is maintained by a Frontier Company in order for a plan covering a key employee to satisfy Code Section 401(a)(4) or 410 (relating to minimum, nondiscriminatory coverage of employees) shall be aggregated with this Plan in determining whether this Plan is top-heavy. In addition, any other defined contribution or defined benefit plan of a Frontier Company may be included if all such plans which are included, when aggregated, will not discriminate in favor of officers, shareholders or highly compensated employees and will satisfy all of the applicable requirements of Code Sections 401(a)(4) and 410.

25.4	Minimum Employing Company Contribution

Subject to the following provisions of this Section and Section 25.5 (“Coordination of Benefits”), for any Plan Year in which this Plan is a top-heavy plan with respect to the Frontier Companies, the Employing Company contributions credited to each Participant who is not a key employee and who was employed by a Frontier Company in a Plan Year in which this Plan was a top-heavy plan, shall not be less than three percent of such Participant’s total Compensation for that year. In no event, however, shall the Employing Company contributions credited in any year to a Participant who is not a key employee (expressed as a percentage of such Participant’s Compensation from the Frontier Companies) exceed the maximum employer contribution credited in that year to a key employee (expressed as a percentage of such key employee’s Compensation from the Frontier Companies). ESOP Employing Company Matching Allocations and any other Employing Company matching contributions (“matching contributions”) shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. Tax-Deferred Contributions shall not be considered Employing Company contributions for purposes of this Section except as otherwise provided by regulations. The minimum benefit requirement shall be satisfied under this Plan for any Participating Employee who participates in this Plan and another plan maintained by a Frontier Company or otherwise required to be aggregated with the Plan for purposes of satisfying such requirement; provided that the amount of minimum Employing Company contributions otherwise required to be allocated to any Participant for any Plan Year under this section shall be reduced by the amount of Employing Company contributions allocated to him (and the amount of any forfeitures reallocated to him) for a plan year ending with or within that Plan Year under any other tax-qualified defined contribution plan maintained by any Frontier Company with respect to which this Plan is a top-heavy plan.

25.5	Coordination of Benefits

For any Plan Year in which the Plan is top-heavy, in the case of a Participant who is a non-key employee and who is a Participant in a top-heavy tax-qualified defined benefit plan which is maintained by a Frontier Company and which is subject to Code Section 416, Section 25.4 (“Minimum Employing Company Contribution”) above shall not apply, and the minimum benefit to be provided to each such Participant in accordance with this Section 25 and Code Section 416(c) shall be the minimum annual retirement benefit to which he is entitled under such defined benefit plan in accordance with said Section 416(c), reduced by the amount of annual retirement benefit purchasable with his Plan Accounts (or portions thereof) attributable to employer contributions (and the amount of forfeitures allocated to him) under this Plan and any other tax-qualified defined contribution plan maintained by a Frontier Company.

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26.        TRANSFER OF ACCOUNTS FROM BELL ATLANTIC EMPLOYEE STOCK OWNERSHIP PLAN

Effective January 1, 1998, the account balance of any participant under the Bell Atlantic Employee Stock Ownership Plan (“PAYSOP”) who is or was an Eligible Employee under the Verizon Communications Plan was transferred to the Verizon Communications Plan. All amounts transferred from the PAYSOP to the Verizon Communications Plan and then to the Plan in accordance with Appendix II shall be (i) initially invested in the Verizon Shares Fund or the Company Shares Fund, as applicable, subject to the Participating Employee’s election in accordance with Section 8.2 (“Change in Investment Direction”), (ii) fully vested, and (iii) subject to the distribution and withdrawal options of Section 10 (“Distribution and Withdrawal”) as though such amounts originated from ESOP Employing Company Matching Allocations.

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27.        PENSION ACCOUNTS FOR CCR EMPLOYEES

27.1	Purpose

Notwithstanding any provision in the Plan to the contrary, the provisions of this Section 27 shall govern with regard to any “Pension Contribution Accounts,” if any, transferred to the Plan from the Verizon Communications Plan.

27.2	Definitions

The following terms shall have the following meanings:

•	“CCR Employee” shall mean an IBEW Employee whose terms and conditions of employment are determined in accordance with a collective bargaining agreement with Local 1944 of the International Brotherhood of Electrical Workers and whose job title is either Carrier Call Representative or any other title which may subsequently be considered within the definition of “Group 3 Employees”, as defined in the Verizon Memorandum of Understanding dated May 21, 1995, as it may be amended from time to time.

•	“Eligible CCR Employee” shall mean a CCR Employee who has completed one or more “years of eligibility service” within the meaning of Section 3 (“Participation”), as of December 31 of the Plan Year for which a “Pension Contribution” is made, and who was either actively employed by a Frontier Company (or a predecessor Verizon company) as of such December 31 (whether or not as a CCR Employee) or who died, retired (as defined in Section 7.4 (“Vesting Upon Termination or Retirement; Miscellaneous Vesting Provisions”)), or became disabled (after accruing a Period of Service of five full years) during such Plan Year.

•	“Pension Contribution Account” shall mean the account maintained for an Eligible CCR Employee or Inactive Participant to record the Pension Contributions made to the Verizon Communications Plan on such person’s behalf and transferred to the Plan, including all adjustments thereto.

•	“Pension Contributions” shall mean the contributions described in Section of the Verizon Communications Plan that were transferred to the Plan.

27.3	Vesting

The Pension Contribution Account of an Eligible CCR Employee shall vest and become nonforfeitable in accordance with the following schedule:

Period of Service	Vested Percentages
less than 2 years	0%
2 years but less than 3 years	25%
3 years but less than 4 years	50%
4 years but less than 5 years	75%
five years or more	100%

Vesting will be accelerated upon the occurrence of an event specified in Section 7.4 (“Vesting Upon Termination or Retirement; Miscellaneous Vesting Provisions”). In addition, all persons who were Eligible CCR Employees on December 31, 2001 under the Verizon Communications Plan shall be fully vested in their Pension Contribution Account without regard to their Period of Service.

27.4	Forfeitures

Forfeitures of the nonvested portion of a Pension Contribution Account shall be determined in accordance with Section 10.3.4 (“Forfeitures”). Any forfeited amounts shall be applied to reduce future Pension Contributions and other Employing Company contributions to the Plan.

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Pension Accounts for CCR Employees

27.5	Investment Directives

Investment of the Pension Contribution Account shall be governed by Section 8 (“Investment Directions”). The Pension Contribution Account shall be combined with other Accounts for purposes of applying the limitations of Section 8 (“Investment Directions”).

27.6	In-Service Withdrawals and Loan

No portion of the Pension Contribution Account shall be withdrawn pursuant to Section 10.2 (“In-Service Withdrawals”) or borrowed pursuant to Section 11 (“Loans to Employees”). The Pension Contribution Account shall not be taken into account in determining the maximum amount of loans available under Section 11 (“Loans to Employees”).

27.7	Distributions

Except as provided in Section 27.6 (“In-Service Withdrawals and Loan”) above, the forms of distribution specified in Section 10 shall apply with respect to the Pension Contribution Account.

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28.        PROVISIONS RELATING TO THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

The special interim provisions relating to the Economic Growth and Tax Relief Reconciliation Act of 2001 have been incorporated into the appropriate provisions of the Plan as set forth herein.

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29.        ADDITIONAL MINIMUM DISTRIBUTION REQUIREMENTS

29.1	General Rules

The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

29.1.1	Effective Date

This Section 29 applies for purposes of determining required minimum distributions for distribution calendar years beginning with the calendar year containing the Effective Date.

29.1.2	Preservation of TEFRA Designations

Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

29.2	Time and Manner of Distribution

29.2.1	General Rule

The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

29.2.2	Death Before Distributions Begin

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

29.2.2(a)	Spouse is Sole Designated Beneficiary

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in Sections 29.2.4 and 29.2.5 below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

29.2.2(b)	Non-Spouse Designated Beneficiary

If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in Sections 29.2.4 and 29.2.5 below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

29.2.2(c)	No Designated Beneficiary

If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

29.2.2(d)	Death of Surviving Spouse Before Distributions Commence

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 29.2.2, other than Section 29.2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 29.2.2 and Section 29.4, unless Section 29.2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 29.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 29.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s

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Additional Minimum Distribution Requirements

required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 29.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

29.2.3	Distribution Amount under Life Expectancy Rule

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 29.3 and 29.4 of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

29.2.4	5-Year Rule

If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 29.2.2, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

29.2.5	Election of Life Expectancy or 5-Year Rule

A Participant or beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 29.2.2, 29.2.4, and 29.4.2 applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 29.2.2, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

29.3	Required Minimum Distributions During Participant’s Lifetime

29.3.1	Lifetime Distribution Amounts

During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

•	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

•	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

29.3.2	Period for Applying Lifetime Distribution Rule

Required minimum distributions will be determined under this Section 29.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

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Additional Minimum Distribution Requirements

29.4	Required Minimum Distributions After Participant’s Death

29.4.1	Death on or after Date Distributions Begin

29.4.1(a)	Designated Beneficiary

If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

•	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

•	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

•	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

29.4.1(b)	No Designated Beneficiary

If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

29.4.2	Death Before Date Distributions Begin

29.4.2(a)	Designated Beneficiary

Except as provided in Sections 29.2.4 and 29.2.5, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 29.4.1.

29.4.2(b)	No Designated Beneficiary

If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

29.4.2(c)	Spouse is Sole Designated Beneficiary

If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 29.2.2(a), this Section 29.4.2 will apply as if the surviving spouse were the Participant.

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Additional Minimum Distribution Requirements

29.5	Definitions

29.5.1	Designated Beneficiary

The individual who is designated as the beneficiary under Section 17 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

29.5.2	Distribution Calendar Year

A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 29.2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

29.5.3	Life Expectancy

Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

29.5.4	Participant

A Participating Employee or Inactive Participant.

29.5.5	Participant’s Account Balance

The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

29.5.6	Required Beginning Date

The applicable date specified in Section 10.6 of the Plan.

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30.        PROVISIONS RELATING TO THE

FINAL 401(K) AND 401(M) REGULATIONS

30.1	Introduction

This Section is intended to implement applicable requirements of final regulations under Code sections 401(k) and 401(m), as revised by Treasury Decision 9169 (as amended, the “Final 401(k) Regulations”). This Section is intended as good faith compliance with the requirements of the Final 401(k) Regulations and shall be construed in accordance with such regulations, the mandatory provisions of which are incorporated herein.

The provisions of this Section will take precedence over any inconsistent provisions of the Plan.

30.2	Vesting

Section 7.1 provides that Tax-Deferred Contributions are always fully vested and nonforfeitable. The Plan shall disregard Tax-Deferred Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code section 411(a)(2). However, the Plan shall otherwise take a Participating Employee’s or Inactive Participant’s Tax-Deferred Contributions into account in determining the Participating Employee’s or Inactive Participant’s vested benefits under the Plan, including for purposes of

•	determining whether a Participating Employee or Inactive Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures;

•	applying provisions requiring the repayment of distributions to have forfeited amounts restored; and

•	to the extent applicable, applying the provisions of Code sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) (“the rule of parity”).

30.3	Distributions

In addition to the reasons described in Section 10.2.5, a distribution under the Plan is deemed to be on account of an immediate and heavy financial need of a Participating Employee or Inactive Participant if the distribution is for one of the following reasons:

•	Expenses for the repair of damage to the Employee’s or Inactive Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of Sections 28.14 and 10.3.1, a Participating Employee or Inactive Participant is considered to have a severance from employment when the Participating Employee or Inactive Participant ceases to be an Employee. An Employee does not have a severance from employment if, in connection with a change of employment, the individual’s new employer maintains the Plan (or a portion thereof) with respect to the individual.

The Plan will not transfer the portion of a Participating Employee’s or Inactive Participant’s Account attributable to Tax-Deferred Contributions to another plan unless the Administrator reasonably determines that the other plan satisfies Code section 401(k)(2)(B) with respect to the transferred amounts or unless the transfer is a direct rollover or is an elective transfer of otherwise distributable amounts.

30.4	Actual Deferral Percentage (ADP) Test

The Plan does not provide for qualified nonelective contributions and therefore is not subject to any limitations with respect to such contributions. The actual deferral ratio, as defined in Treasury Regulation section 1.401(k)-2(a)(3) of any Participating Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Tax-Deferred Contributions allocated to such Participating Employee’s accounts under two or more cash or deferred arrangements described in Code section 401(k) that are maintained by any Frontier Company shall be determined as if such Tax-Deferred Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more

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Final 401(k) and 401(m) Regulations

cash or deferred arrangements of any Frontier Company that have different plan years, then all Tax-Deferred Contributions made during the plan year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Section, if the plans have different plan years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated for purposes of Code section 401(k).

30.5	Adjustment to ADP Test

Distributions of Excess 401(k) Contributions must be adjusted for income (gain or loss). The Benefit Administrator has the discretion to determine and allocate income using any of the methods set forth below:

•	The Benefit Administrator may use any reasonable method for computing the income allocable to Excess 401(k) Contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Participating Employees and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participating Employee’s accounts. The Plan will not fail to use a reasonable method for computing the income allocable to Excess 401(k) Contributions merely because such income is determined on a date that is no more than seven days before the distribution.

•	The Benefit Administrator may allocate income to Excess 401(k) Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess 401(k) Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the: (1) Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and (2) Any additional amount of such contributions made for the Plan Year.

30.1	Actual Contribution Percentage (ACP) Test

The Plan is a collectively bargained plan that is considered to automatically satisfy the ACP test pursuant to Treasury regulation section 1.401(m)-1(b)(2).

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31.        PROVISIONS RELATING TO THE FINAL 415 REGULATIONS

31.1	Introduction

This Section is intended to implement applicable requirements of final regulations under Code section 415, as revised by Treasury Decision 9319 published on April 5, 2007 (as amended and including any successor regulations, the “Final 415 Regulations”). The provisions of this Section are intended as good faith compliance with the requirements of the Final 415 Regulations and shall be construed and applied in accordance with such regulations. This Section shall not be construed in a manner that would impose limitations that are more stringent than those required by Code section 415.

The provisions of this Section shall take precedence over any inconsistent provisions of the Plan. Subject to any specific optional elections made in this Section 31, the mandatory provisions of Code section 415 are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.

31.2	Limits on Contributions.

(a) Except to the extent permitted by subsection (b) below and Plan provisions implemented in accordance with Code section 414(v) and notwithstanding any other provision to the contrary in the Plan, the annual addition with respect to a Participating Employee’s Account under the Plan in any Limitation Year shall not exceed the lesser of:

(1) $40,000 or such other dollar amount as is set forth in section 415(c)(1)(A) of the Code (as adjusted by the Secretary of the Treasury or his delegate for increases in the cost-of–living under section 415(d) of the Code); or

(2) 100% (or such other percentage as is set forth in section 415(c)(1)(B) of the Code) of the Participating Employee’s Compensation for the Limitation Year.

(b) If no more than one-third of the ESOP Debt Service Contributions for a Limitation Year that are deductible under Code section 404(a)(9) are allocated to Participating Employees who are Highly Compensated Employees, the limitation imposed by subsection (a) above shall not apply to:

(1) forfeitures of Company Shares that were acquired with the proceeds of an Acquisition Loan as described in Code section 404(a)(9)(A), or

(2) ESOP Debt Service Contributions that are deductible under Code section 404(a)(9)(B) and that are charged against a Participating Employee’s Account.

31.3	Definitions.

The terms “annual addition,” “Compensation” and “Limitation Year” as used in this Section 31 shall have the meanings given to them below:

(a) The term “annual addition” means the sum of Employer contributions, excluding employee elective deferrals, allocated to a participant’s account; Employee contributions, including elective deferrals; and forfeitures allocated to a Participating Employee’s Account, but reduced by any amount permitted by the Final 415 Regulations. The term annual addition shall also include any amount allocated to an individual medical account as described in Code section 415(l), and any amount allocated to a key employee’s post-retirement medical benefit account, as described in Code section 419A(d); provided, however, that any amount described in this sentence shall not be subject to the percentage-of-compensation limit in subsection 31.2(a)(2) above. Except as provided in Section 31.2(b), the term “annual addition” also includes any Company-Matching Contributions of principal and interest used to repay an Exempt Loan for the Limitation Year. For purposes of the immediately preceding sentence, the amount of the annual addition shall be determined by reference to the lesser of (i) the amount of the ESOP Debt Service Contribution used to repay an Acquisition Loan and (ii) the value of the Company Shares released from a Suspense Account and allocated to a Participating Employee’s ESOP Allocation Contributions Account for the Limitation Year. The term “annual addition” shall not include any dividend paid with respect to Company Shares that are held in a Suspense Account or allocated to a Participating Employee’s ESOP

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Allocation Contributions Account. The term “annual addition” also shall not include the value of any Company Shares that are allocated to a Participating Employee’s ESOP Allocation Contribution Account to replace any dividends that are used to make payments on an Acquisition Loan.

(b) “Compensation” for the purposes of this Section 31 shall have the meaning given to it under subsection (1) below, subject to the timing rules of subsection (2):

(1) “Compensation” shall mean all of an Employee’s “compensation” as reported in Box 1 of IRS Form W-2 and as defined in Treasury Regulation Section 1.415(c)-2(d)(4) for the taxable year that coincides with the Limitation Year (or, where the context so provides, during an applicable portion of a Limitation Year) plus any amount contributed by an Employing Company pursuant to a salary reduction agreement that complies with Code Section 125, 132(f)(4), 402(e)(3), 402(h), or 403(b). A Participating Employee’s Compensation for any Limitation Year shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for the Plan Year (as adjusted pursuant to Code section 401(a)(17)(B)).

(2) Timing Rules. For these purposes, Compensation generally includes only compensation paid before severance from employment, as defined in Treasury regulation section 1.415(a)-1(f)(5) of the Final 415 Regulations, except that Compensation for these purposes shall also include the following:

(A) Regular Pay. Compensation shall include amounts paid by the later of 2 1⁄2 months after a Participating Employee’s severance from employment with the Employer or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts (1) constitute regular compensation for services during regular working hours or for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (2) would have been paid to the Participating Employee prior to the severance from employment if the Participating Employee had continued in the Employer’s or Affiliate’s employment.

(B) Leave Cash-Outs. Compensation includes amounts paid by the later of 2 1⁄2 months after a Participating Employee’s severance from employment with the Employer or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts represent payment for unused, accrued bona fide sick, vacation, or other leave that the Participating Employee would have been entitled to use if employment had continued.

(C) Disability Pay. Total Compensation includes amounts paid to a Participating Employee who is permanently and totally disabled (as defined in Code section 22(e)(3)) to the extent contributions may be made from such amounts pursuant to Section 14.3.

(D) Military Service. Compensation also includes payments to an individual who does not currently perform services for the Employer or Affiliate by reason of qualified military service, as defined in section 414(u)(1) of the Code, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Employer’s or Affiliate’s employment instead of entering qualified military service.

(c) “Limitation Year” shall mean the Plan Year.

31.4	Corrections

Notwithstanding any provision of the Plan to the contrary, the Plan may correct an annual addition in excess of the limitation under this Section 31 in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any superseding guidance (“EPCRS”). In accordance with the provisions of Section 6.06(2) of EPCRS, the annual addition to the Participating Employee’s Account for a Limitation Year shall be reduced in the order and manner described in Section 6.06(2) of EPCRS to the extent necessary to reduce such annual addition to an amount that does not exceed the limitations imposed by this Section 31.

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Final 415 Regulations

If a Participating Employee is covered by any other plan aggregated pursuant to Section 31.5, and if the annual addition for the Limitation Year would otherwise exceed the amount that may be applied for the Participating Employee’s benefit under the limitation contained in this Section 31, such excess shall be allocated first to the plan in which the participant last participated during the Limitation Year and, if the total contributions to such plan are less than the excess, then to the preceding plan, and so on until the entire excess is allocated among the plans aggregated for purposes of this Section 31. Within each plan, the excess allocated to the plan shall be reduced in the order of correction described in Section 6.06(2) of EPCRS. If a Participating Employee participated in more than one such plan at the same time, the excess shall be allocated among such plans in the same ratio as the annual additions allocated to such plans.

To the extent permitted by Code Section 415, the Final 415 Regulations, and as described in EPCRS, amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account shall be used to offset and reduce any subsequent employer contributions of whatever nature other than elective deferrals, before any further employer contributions may be made to the Plan on behalf of Participating Employees.

31.5	Aggregation of Plans.

For purposes of this Section 31, all defined contribution plans (whether or not terminated and including any plans under which annual additions are allocated) of the Frontier Companies shall be treated as one defined contribution plan; provided that for the purpose of defining “Frontier Company” and applying Code sections 1563(a), 414(b), and 414(c) to this Section, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent.”

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32.        ROTH CONTRIBUTIONS

32.1	General Application

32.1.1	Qualified Roth Contribution Program

This Section is intended to implement applicable requirements with respect to the establishment of a qualified Roth contribution program under the Plan in accordance with Code section 402A. This amendment is intended as good faith compliance with the requirements of Code section 402A and related Treasury regulations under Code section 401(k) and is to be construed in accordance therewith.

32.1.2	Provisions take Precedence

The provisions of this Section will take precedence over any inconsistent provisions of the Plan.

32.1.3	Roth Elective Contribution

A Roth Elective Contribution is an elective deferral (including a catch-up contribution) that is:

•	designated irrevocably by the Participating Employee at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the Tax Deferred Contributions (that is, Basic Tax Deferred Contributions and Supplementary Tax Deferred Contributions otherwise collectively referred to in this Section 32 as “Elective Contributions”) and/or pre-tax catch-up contributions the Participating Employee is otherwise eligible to make under the Plan; and

•	treated by the Employing Company as includible in the Participating Employee’s income at the time the Participating Employee would have received that amount in cash if the Participating Employee had not made a cash or deferred election.

32.1.4	Roth Catch-up Contributions

Except as specifically provided otherwise, references in this Section to Elective Contributions shall include catch-up contributions, and references to Roth Elective Contributions shall include Roth catch-up contributions.

32.2	Roth Elective Contributions

32.2.1	Irrevocable Election

An Eligible Employee shall be permitted to irrevocably designate in his or her cash or deferral election, including an election to make catch-up contributions, that a portion or all of the Elective Contributions the Eligible Employee is otherwise eligible to make under the Plan shall be treated as Roth Elective Contributions.

32.2.2	Separate Account

The Plan will accept Roth Elective Contributions made on behalf of eligible Participating Employees. A Participating Employee’s Roth Elective Contributions will be allocated to a separate account maintained for such contributions.

32.2.3	Presumptive Treatment

Unless specifically stated otherwise, Roth Elective Contributions will be treated as Elective Contributions and Roth catch-up contributions will be treated as catch-up contributions for all purposes under the Plan.

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Roth Contributions

32.3	Separate Accounting

32.3.1	Roth Contributions Sub-account

Contributions and withdrawals of Roth Elective Contributions will be credited and debited to the Roth Elective Contributions sub-account maintained for each Participating Employee within the Participating Employee’s Account.

32.3.2	Maintain Record of Roth Elective Contributions

The Plan will maintain a record of the amount of Roth Elective Contributions in each such sub-account.

32.3.3	Gains, Losses and Other Credits or Charges

Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participating Employee’s Roth Elective Contributions sub-account and the Participating Employee’s other sub-accounts within the Participating Employee’s Account under the Plan.

32.3.4	No Commingling

No contributions other than Roth Elective Contributions (including properly rolled over Roth Elective Contributions) and properly attributable earnings will be credited to each Participating Employee’s Roth Elective Contributions sub-account.

32.4	Rollovers

32.4.1	Direct Rollovers of Roth Contributions Sub-account

Notwithstanding anything to the contrary in Section 10.9, a direct rollover of a distribution from a Roth Elective Contributions sub-account under the Plan will only be made to another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c).

32.4.2	Roth Direct Rollovers to the Plan

An Eligible Employee or Participating Employee otherwise eligible to make a rollover contribution to the Plan shall be permitted to make Roth direct rollover contributions to the Plan. Notwithstanding anything to the contrary in Section 15.8, the Plan will accept a rollover contribution to a Roth Elective Contributions sub-account if it is a direct rollover from another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

32.4.3	Rollover of Otherwise Taxable Portion of Distribution

An Eligible Employee or Participating Employee otherwise eligible to make a rollover contribution to the Plan shall be permitted to roll over the otherwise taxable portion of a distribution from a designated Roth account under an applicable retirement plan described in Code section 402A(e)(1) to the extent such rollover is permitted under Code sections 402(c) and 402A.

32.4.4	Eligible Rollover Distributions Considered for $1,000 Threshold

Eligible rollover distributions from a Participating Employee’s Roth Elective Contributions sub-account are taken into account in determining whether the total amount of the Participating Employee’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

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Roth Contributions

32.5	Correction of Excess Contributions

In the case of a distribution of excess contributions to a Highly Compensated Employee, such excess contributions shall be deemed to be pre-tax Elective Contributions to the extent such Highly Compensated Employee made pre-tax Elective Contributions for the year, and any remainder shall be deemed to be Roth Elective Contributions.

32.6	Distribution and Withdrawal of Roth Elective Contributions

For purposes of Section 10.2.5, a Participating Employee may elect whether to withdraw Roth Elective Contributions before or after Tax Deferred Contributions (in each case, Basic Tax Deferred Contributions shall be withdrawn after Supplemental Tax Deferred Contributions). If a Participating Employee requests a withdrawal but does not specify the order of withdrawal, Roth Supplementary Elective Contributions (including Roth catch-up contributions) shall be withdrawn after Basic Tax Deferred Contributions, and Roth Basic Elective Contributions shall be withdrawn after Roth Supplementary Elective Contributions.

32.7	Transferred Roth Contributions

See Section 15.11.3 for provisions concerning Roth contributions (including Roth catch-up contributions) and related earnings that qualify under Code section 402A and that are transferred to the Plan.

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33.        APPENDIX I

EMPLOYING COMPANIES

Company Name	Payroll Code	Previously Named	Participation Effective Date
New Communications Holdings Inc., its successors and assigns			Effective Date
Frontier Communications Corporate Services Inc.			Effective Date

*	Indicates “non-reg” Employing Company. All other Employing Companies are “CORE” Employing Companies.

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34.        APPENDIX II

34.1	Introduction

This Appendix II shall apply solely to Participating Employees and Beneficiaries who were “participating employees” or “beneficiaries” in the Verizon Communications Plan immediately prior to the Effective Date and who are considered “Spinco Employees” under the Employee Matters Agreement, dated as of May 13, 2009, by and between Verizon Communications Inc., New Communications Holdings Inc.. and Frontier Communications Corporation (collectively, the “Verizon Communications Plan Participants,” and individually, a “Verizon Communications Plan Participant”).

Except as specifically provided in this Appendix II, the rights of Verizon Communications Plan Participants shall be governed by the terms of the Plan as set forth herein.

34.2	Transfer from the Verizon Communications Plan

On the Effective Date, or as soon as practicable thereafter, the Plan shall accept the direct trustee-to-trustee spinoff and transfer of each Verizon Communications Plan Participant’s accounts from the Verizon Communications Plan and the assets related thereto, provided the transfer is effected in accordance with Section 15.10 (“Other Trust-to-Trust Transfers to this Plan”).

34.3	Carryover of Elections, Designations, and Notices

34.3.1	Contribution Elections

Effective as of the Effective Date, Employee Contributions (including catch-up contributions) shall be made to the Plan on behalf of a Verizon Communications Plan Participant who is an Eligible Employee in accordance with the Participating Employee’s elections with respect to such contributions that were in effect immediately before the Effective Date under the Verizon Communications Plan (taking into account any suspension for hardship withdrawals and subject to the limitations under Sections 4 and 6 and any subsequent contribution election in accordance with Section 4.5).

34.3.2	Investment Elections for Future Contributions

Employee Contributions (including catch-up contributions), rollover contributions, and non-Restricted Account ESOP Employing Company Matching Allocations that are made to the Plan on behalf of a Verizon Communications Plan Participant after the Effective Date shall be invested in accordance with his investment election for future contributions in effect immediately before the Effective Date with respect to his similar contributions to the Verizon Communications Plan; provided that contribution investment elections for the Verizon Shares Fund shall be changed to the default fund or Funds designated by the Committee. Such investment elections shall remain in effect until the Verizon Communications Plan Participant directs otherwise in accordance with Section 8.2.

34.3.3	Investment of Transferred Amounts

The balance of a Verizon Communications Plan Participant’s accounts under the Verizon Communications Plan that are transferred to the Plan as of the Effective Date shall be invested, as of or as soon as administratively practicable after such date, in one or more Funds available under the Plan in accordance with the manner in which such accounts were invested immediately before the Effective Date in the similar or predecessor funds available under the Verizon Communications Plan or in such other manner as is determined by the Plan Administrator.

34.3.4	Beneficiary Designations

A Verizon Communications Plan Participant’s Beneficiary designation in effect under the Verizon Communications Plan immediately before the Effective Date shall apply under the Plan until changed or revoked in accordance with Section 17.

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Appendix I

34.3.5	Other Elections and Designations

Other elections, designations, and notices of a Verizon Communications Plan Participant under the Verizon Communications Plan as of the Effective Date shall apply under the Plan to the extent provided in guidelines established by the Plan Administrator.

34.4	Additional Forms of Benefit and Other Features

34.4.1	Optional Benefit Forms

Any optional forms of benefit (within the meaning of Code Section 411(d)(6)) that were available under the Verizon Communications Plan immediately prior to the Effective Date shall continue to be available under the Plan for a Verizon Communications Plan Participant, but only with respect to the portion of such participant’s Accounts transferred to the Plan from the Verizon Communications Plan. Except as provided in the preceding sentence, a Verizon Communications Plan Participant shall receive his entire benefit under the Plan in accordance with the provisions of Section 10 hereof.

34.4.2	Other Features

To the extent provided in guidelines established by the Plan Administrator and communicated to the Trustee, specified features of the Verizon Communications Plan shall be preserved for specified Verizon Communications Plan Participants. Except as specifically provided in such guidelines, Verizon Communications Plan Participants shall be subject to all of the applicable terms of this Plan.

34.5	Vesting

34.5.1	Vesting of Transferred Amounts

A Verizon Communications Plan Participant’s vested interest in amounts transferred to the Plan from the Verizon Communications Plan shall be determined in accordance with the terms of the Verizon Communications Plan as in effect as of the Effective Date, the provisions of which are incorporated herein by this reference. The vested interest of a Verizon Communications Plan Participant in amounts transferred to the Plan from the Verizon Communications Plan shall in no event be less than his vested interest in such amounts under the Verizon Communications Plan immediately before such transfer.

34.5.2	Prior Service under the Verizon Communications Plan

The Period of Service of a Verizon Communications Plan Participant shall include such individual’s period of service under the Verizon Communications Plan as of the Effective Date, without duplication for any service already required to be credited under the other terms of the Plan.

34.6	Accounts

The Plan Administrator shall allocate the balance from a Verizon Communications Plan Participant’s account in the Verizon Communications Plan to and among the participant’s Accounts under the Plan to the extent such Accounts most closely correspond to the account from the Verizon Communications Plan from which such amounts originated.

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